Exhibit 10.1

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

ASSET PURCHASE AGREEMENT

between

SANOFI US SERVICES INC.

and

ICAGEN-T, INC.

dated June 27, 2016

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Table of Contents

Article 1	DEFINITIONS	1
1.1	Defined terms	1
1.2	Other Definitional Provisions; Construction and Interpretation	7
1.3	Captions	8
1.4	Exhibits and Schedules; Incorporation by Reference	8

Article 2	Transferred Assets and Assumed Liabilities	9
2.1	Transferred Assets	9
2.2	Assumed Liabilities	10

Article 3	PURCHASE PRICE	12
3.1	Purchase Price	12

Article 4	Closing	12
4.1	Closing	12
4.2	Deliveries by the Seller	12
4.3	Deliveries by the Purchaser	13

Article 5	Conditions Precedent to Closing	14
5.1	Mutual Conditions Precedent to Closing	14
5.2	Additional Conditions Precedent of the Purchaser	14
5.3	Additional Conditions Precedent of the Seller	15

Article 6	Covenants of the Parties prior to Closing	16
6.1	Operation of the Transferred Assets Pending the Closing	16
6.2	Efforts to fulfil conditions precedent	17
6.3	Litigation	17
6.4	Disclosure Supplement	18
6.5	Offer of Employment to Eligible Employees	18
6.6	Termination of Intra-Group Agreements	18

Article 7	Post-Closing Covenants	19
7.1	Transfer of Books and Records	19
7.2	Consents pertaining to Transferred Contracts; Shared Contracts	19
7.3	Wrongfully transferred or retained assets and liabilities	20
7.4	Payments under Transferred Contracts	20
7.5	Transferred Employees	21
7.6	Non-Solicitation of Employees	23
7.7	Insurance	23
7.8	Further Actions	23

Article 8	Representations and Warranties of the Seller	24
8.1	Corporate Organization	24
8.2	Authority; Binding Effect	24
8.3	No Violations; Consents and Approvals	25
8.4	Title to Transferred Assets	25
8.5	Transferred Contracts	25
8.6	Movable Assets	26

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

8.7	Owned Real Property	26
8.8	Environmental Matters	26
8.9	Employees and Employee Benefit Plans	27
8.10	Labor Relations	27
8.11	Information and Consultation of Employee Representatives	27
8.12	Litigation	27
8.13	Compliance with Laws	28
8.14	Brokers and Finders	28
8.15	No Other Representation and/or Warranty	28

Article 9	Representations and Warranties of the Purchaser	29
9.1	Corporate Organization	29
9.2	Authority; Binding Effect	29
9.3	No Violations; Consents and Approvals	30
9.4	Financial Capability	30
9.5	Brokers and Finders	31
9.6	Environmental Due Diligence	31
9.7	Waiver and Release for Environmental Matters	31
9.8	No Other Representation and/or Warranty	31
9.9	Independent Assessment	32

Article 10	Indemnification	32
10.1	Indemnification	32
10.2	Indemnification Process for Direct Claims	33
10.3	Indemnification Process for Third Party Claims	33
10.4	General Limitations on Indemnity Payments	35
10.5	Survival of Representations, Warranties and Covenants	36
10.6	Other Limitations	36

Article 11	Termination	38
11.1	Conditions of Termination	38
11.2	Consequences of Termination	39

Article 12	General Provisions	39
12.1	Confidentiality	39
12.2	Public Announcements	41
12.3	Notices	41
12.4	Expenses and Taxes	42
12.5	Amendments; Waiver	43
12.6	Entire Agreement	43
12.7	Severability	44
12.8	Binding Effect; No Assignment	44
12.9	Specific Performance	44
12.10	Counterparts	45
12.11	Governing Law; Dispute Resolution	45
12.12	Title Insurance	45

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

LIST OF SCHEDULES AND EXHIBITS

Schedule 2.1.1(b)	Machinery and Equipment

Schedule 2.1.1(c)	Transferred Contracts

Schedule 5.1(b)	Material Consents; Governmental Approvals

Schedule 8.7.1	The Facility and Owned Land

Schedule 8.9.1	Eligible Employees

Schedule 10.4.2	Data Room Index

Exhibit A	Master Services Agreement

Exhibit B	Deed of Sale

Exhibit C	Deed of Trust

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made on June 27, 2016, by and between SANOFI US SERVICES INC. (formerly known as sanofi-aventis U.S. Inc.), a Delaware corporation with its principal place of business located at 55 Corporate Drive, Bridgewater, New Jersey 08807 (the “Seller”), and ICAGEN-T, INC., a Delaware corporation with its principal place of business immediately after the Closing located at 2090 E. Innovation Park Drive, Oro Valley, Arizona 85755 (the “Purchaser”). The Seller and the Purchaser are each individually referred to as a “Party” and collectively as the “Parties.” Unless otherwise indicated, capitalized terms used herein shall have the meaning set forth in Article 1.

Recitals

WHEREAS, the Seller owns in fee simple the land and buildings known as the Sanofi Tucson Research Center located in the Town of Oro Valley, Pima County, Arizona (the “Facility”).

WHEREAS, the Seller engages in compound testing for the Sanofi Group at the Facility (the “Activity”).

WHEREAS, the Seller desires to sell, transfer and assign, or (as the case may be) cause its Affiliates to sell, transfer and assign, to the Purchaser, and the Purchaser desires to purchase and assume from the Seller and its Affiliates, all of the Transferred Assets and the Assumed Liabilities, as more specifically provided herein.

WHEREAS, following the consummation of the transfer and assignment of assets and liabilities pursuant to this Agreement, (i) the Purchaser will begin providing compound testing services for the Sanofi Group pursuant to a Master Services Agreement between the Parties and, to facilitate the provision of compound testing services, the Seller or its Affiliate will grant to Purchaser the right and license to use two chemical libraries owned by the Seller located at the Facility pursuant to two separate Hit Discovery Services Agreements between the Parties and (ii) the Seller and/or its Affiliates will provide transitional services to the Purchaser pursuant to a Transition Services Agreement between the Parties.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the Parties hereto agree as follows:

Article 1	Definitions

1.1	Defined terms

As used in this Agreement, the following terms shall have the meanings set forth below:

“Activity” shall have the meaning given in the Recitals.

“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purpose of this definition, “control”, “controlled by” or “under common control with” means the possession of the power to direct or cause the direction of management and policies of such Person, whether through direct or indirect ownership of voting securities or otherwise.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Agreement” shall mean this Asset Purchase Agreement, as the same may be amended or supplemented from time to time in accordance with the terms of this Agreement, including the Exhibits and Schedules hereto.

“Ancillary Agreements” shall mean the Transition Services Agreement, the Deed of Sale, the Master Services Agreement, the Hit Discovery Services Agreements, the Deed of Trust and all other agreements, documents, assignments, certificates and other instruments required to consummate the transactions contemplated hereby.

“Assumed Liabilities” shall have the meaning given in Section 2.2.1.

“Authorized Person” of any Person shall mean any officer or employee of such Person duly authorized to take the subject action.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York are obligated by Law or executive order to close.

“Cap” shall have the meaning given in Section 10.6.2.

“Closing” shall mean, subject to the satisfaction or waiver in accordance with this Agreement of all other conditions precedent set forth in Article 4, the closing of the transactions contemplated by this Agreement.

“Closing Date” shall have the meaning given in Section 4.1.

“Confidential Information” shall have the meaning given in Section 12.1.1(a).

“Consent” shall mean any of the consents, approvals, authorizations and waivers of any Third Party that are necessary for the transfer of the Transferred Assets, other than Governmental Approvals.

“Data Room” means the data room comprising the documents and other information relating to the Transferred Assets and the Assumed Liabilities made available by the Seller as listed on the data room index set forth in Schedule 10.4.2.

“Deductible” shall have the meaning given in Section 10.6.2(b).

“Deed of Sale” shall mean the special warranty deed with reverter transferring to the Purchaser title to the Owned Land and the Facility to be executed by the Seller before a public notary, subject only to the Permitted Encumbrances identified on Schedule B (or similar schedule) of the Title Policy.

“Deed of Trust” shall have the meaning given in Section 4.3(e).

“Direct Claim” shall have the meaning given in Section 10.2.

“Disclosing Party” shall have the meaning given in Section 12.1.4.

“Disclosure Supplement” shall have the meaning given in Section 6.4.1.

“Eligible Employees” shall mean the employees of the Seller or its Affiliates who work mainly or wholly in relation to and operation of the Facility and the Transferred Assets and the conduct of the Activity.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Encumbrance” shall mean any mortgage, lien, pledge, easements or other encumbrance in respect of a particular property or asset.

“Environment” shall mean any land, soil, groundwater, surface water, sediment, facilities or systems thereof, drinking water, air, or other environmental media.

“Environmental Laws” shall mean all Laws applicable to the Facility and the Owned Land in effect on the date of this Agreement relating to the protection of the Environment, including Laws relating to Environmental Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Environmental Matters” shall mean all matters applicable to the Facility and the Owned Land and giving rise to or resulting in: (a) pollution or contamination of the Environment or the presence, existence, disposal or Environmental Release of Hazardous Materials, including Liability to perform Remedial Action; (b) any personal injury to any Person, including illness and disease, resulting from the exposure to any Hazardous Materials; (c) the creation or existence of any noise, vibration, odour, radiation, legal nuisance or any other adverse impact on the Environment resulting in harm or damage to, or restriction of use of property to the extent giving rise to Liability under Environmental Laws, including Liability to perform Remedial Action; and/or (d) a violation of or requirement to come into compliance with Environmental Laws or Environmental Permits.

“Environmental Release” shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, escape or migration from the Facility into the Environment.

“Excluded Assets” shall have the meaning given in Section 2.1.2.

“Excluded Liabilities” shall have the meaning given in Section 2.2.2.

“Facility” shall have the meaning given in the Recitals and is described further in Schedule 8.7.1.

“Governmental Approvals” shall mean any notices, reports or other filings to be made, or any consents, registrations, permits or authorizations to be obtained from any Governmental Authority.

“Governmental Authority” shall mean any supranational, national, federal, state, provincial, regional or local judicial, legislative, executive or regulatory authority.

“Hazardous Materials” shall mean any material, substance, chemical, waste, hazardous waste, pollutant, contaminant or hazardous or toxic substance which is listed or regulated as “hazardous waste”, “hazardous substance”, “toxic waste” or “toxic substance” pursuant to any Environmental Law, including, but not limited to, asbestos, formaldehyde, polychlorinated biphenyls, lead based paint, radioactive materials, waste oil and other petroleum products.

"Hit Discovery Services Agreements" shall have the meaning given in Section 4.2(d).

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Improvements” shall mean all buildings, fixtures, sidings, parking lots, roadways, structures, erections, fixed machinery, fixed equipment and appurtenances situated on, in, under, over or forming part of, the Facility.

“Indemnifiable Party” shall have the meaning given in Section 10.1.3.

“Indemnifying Party” shall have the meaning given in Section 10.1.3.

“Independent Accountant” shall have the meaning given in Section 7.4.4.

“Intellectual Property” shall mean means patents, trademarks, service marks, logos, trade names, internet domain names, copyright (including rights in computer software) and moral rights, database rights, semi-conductor topography rights, utility models, rights in designs, rights in get-up, rights in inventions, rights in know-how and other intellectual property rights, in each case whether registered or unregistered, and all rights or forms of protection having equivalent or similar effect anywhere in the world and “registered” includes registration and applications for registration.

“Just Cause” [*****]

“Knowledge of the Purchaser” shall mean the actual knowledge of Richard Cunningham and the knowledge that would or should have come to the attention of Richard Cunningham.

“Knowledge of the Seller” shall mean (i) for purposes of Sections 8.3.2 and 8.12, Susan A. Manardo, (ii) for purposes of Section 8.8, Michael Bogdan, (iii) for purposes of Section 8.5.2, Simon Baeriswyl and Olivier Finance and (iv) for purposes of Sections 8.9.1 and 8.9.2, Britt Byers and, with respect to each such Person, the knowledge that would or should have come to the attention of such Person.

“Law” shall mean, as applicable, all national, federal, territorial, foreign, state, provincial, regional, municipal and local statutes, codes, rules, regulations, ordinances, policies, practices, orders, permits and directives of, or issued by, all Governmental Authorities.

“Legal Proceeding” shall mean any claim, assertion, notice of a claim, summons, notice of violation, proceeding, formal investigation, inquiry, demand, action, suit, arbitration, mediation or alternative dispute resolution proceeding.

“Liability” shall mean all debts, liabilities, guarantees, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including whether arising out of any contract or tort) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto.

“Losses” shall have the meaning given in Section 10.1.1.

"Master Services Agreement" shall have the meaning given in Section 4.2(a).

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Material Adverse Effect” shall mean an effect or change that is reasonably expected to be materially adverse to the transaction or the Transferred Assets, taken as a whole, or on the ability of the Seller or its Affiliates, as the case may be, to perform their respective obligations under, or consummate, the transactions contemplated by this Agreement; provided, however no effect arising from or relating to the following will be deemed to constitute a Material Adverse Effect, or will be taken into account in determining whether a Material Adverse Effect has occurred: (a) any change in economic, social, political or legal conditions or financial markets generally, (b) any change or condition generally affecting the pharmaceutical industry, (c) changes in Laws or accounting standards, including interpretations thereof by courts or any other Governmental Authority other than as related specifically to the Transferred Assets, (d) the outbreak of war or acts of terrorism, or (e) the announcement of, or the taking of any action required by or with the consent of the Purchaser pursuant to, this Agreement and/or the Ancillary Agreements.

“Material Consents” shall mean the Consents set forth in Schedule 5.1(b) with respect to Material Transferred Contracts or otherwise identified therein as a material Consent.

“Material Transferred Contracts” shall mean the written contracts set forth on Schedule 2.1.1(c) and identified therein as material.

“Minimum Claim Threshold” shall have the meaning given in Section 10.6.2(a).

“Notice” shall have the meaning given in Section 12.3.1.

“Order” shall mean any award, judgment, decision, injunction, stipulation, order, ruling, subpoena, writ, determination, decree, consent decree, or verdict entered, issued, made or rendered by any arbitrator, mediator or Governmental Authority.

“Owned Land” shall mean the land of the Facility described in Schedule 8.7.1, together with all appurtenant easements, rights-of-way and interests.

“Party” and “Parties” shall have the meanings given in the Preamble.

“Permitted Encumbrance” shall mean: (a) any security interest or title retention clause granted in the ordinary course of business pertaining to the machinery and equipment set forth on Schedule 2.1.1(b); (b) liens on the Transferred Assets for Taxes and municipal utility charges not yet due and payable; (c) matters that affect title to the Facility or the Owned Land and are approved by Purchaser or deemed to be Permitted Encumbrances pursuant to Section 12.12 below; (d) non-exclusive licenses of Intellectual Property granted in the ordinary course of business; (e) zoning, entitlement, municipal building restrictions and other land use and environmental regulations by any Governmental Authority (provided, however, that such regulations or agreements have not been violated); (f) other covenants, easements and restrictions which do not materially and adversely affect the use of the Facility or the Owned Land as permitted by zoning and related ordinances and laws on the date hereof, as well as grants to utility and/or power companies, the rights of the public in sidewalks and abutting public rights-of-way, and easements given to the public for water course maintenance, slope rights or sight rights; (g) standard exceptions set forth in the Title Commitment (as such term is defined in Section 12.12 below); (h) the Encumbrance in favor of the Seller under the Deed of Trust; and/or (i) the Seller’s reversion rights under the Deed of Sale.

“Person” shall mean any individual, corporation, partnership (whether general, limited or limited liability), association, joint venture, limited liability company, joint stock company, unincorporated organization, trust or other legal entity or organization, having legal personality, or the right to sue in its own name.

“Purchase Price” shall have the meaning given in Section 3.1.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Purchaser” shall have the meaning given in the Preamble.

“Purchaser Indemnified Parties” shall have the meaning given in Section 10.1.1.

“Relevant Information” shall have the meaning given in Section 7.1.3.

“Remedial Action” shall mean the investigation, remediation, cure, removal, containment, neutralization, monitoring or other applicable response action undertaken with respect to the presence or release of any Hazardous Materials, pollution or contamination on or originating from the Facility to the extent required under Environmental Laws and/or by final and binding demands from Governmental Authorities or other Persons, in each case up to the clean-up standards to be achieved by such Remedial Actions as are required for continued industrial use of the Facility.

“Representatives” shall have the meaning given in Section 12.1.1(b).

"Sanofi Group" shall mean the Seller and its Affiliates.

“Seller” shall have the meaning given in the Preamble.

“Seller Compensation and Benefit Plans” shall mean: (a) all bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option, incentive, severance or change-in-control plans or other similar plans, policies, arrangements or agreements; (b) all employment agreements (or samples of employment agreements for non-management employees); (c) all medical, dental, disability, health and life insurance plans; and (d) all other employee benefit and fringe benefit plans, policies, arrangements or agreements, in the case of each of (a) through (d), maintained or contributed to by the Seller or any of its Affiliates for the benefit of any of the Transferred Employees or their beneficiaries and in excess of mandatory provisions in the relevant country pursuant to applicable Laws or industry-wide collective bargaining agreements.

“Seller Indemnified Parties” shall have the meaning given in Section 10.1.2.

“Shared Contracts” shall mean the contracts of the Seller and/or its Affiliates which are applicable to the Facility but not exclusively applicable to the Facility.

“Subsequent Event” shall have the meaning given in Section 6.4.1.

“Tax Return” shall mean any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any amended return, extension request with respect thereto and any schedule or attachment thereto.

“Taxes” shall mean all taxes, charges, fees, duties (including customs duties), levies or other assessment, whether national, federal, regional, foreign, state, provincial, territorial, municipal or local, including taxes on profits, revenues, turnover, sales, purchases, consumption, gains and income taxes, arising on the sale, license, hire, gift or other disposal of any assets which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

“Termination Date” shall have the meaning given in Section 10.5.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“Third Party” shall mean any Person who is not a Party. “Third Party” shall not include any Affiliate of a Party, except where the context otherwise requires.

“Third Party Claim” shall have the meaning given in Section 10.3.1.

“Third Party Claim Notice” shall have the meaning given in Section 10.3.1.

“Transfer Taxes” shall mean any federal, state, provincial, county, local, foreign or other sales, use, transfer, conveyance, documentary transfer, recording or other similar Tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to Tax or interest with respect thereto, but such term will not include any Tax on, based upon or measured by, the net income, gains or profits from such sale, transfer or assignment of the property or any interest thereon.

“Transferred Assets” shall have the meaning given in Section 2.1.1.

“Transferred Books and Records” shall mean all current and historical books and records in the possession or control of the Seller or its Affiliates, in whatever form kept, including electronic form, including the books, records, files, research, documents and manuals used in, or held for use primarily in or related primarily to the Transferred Assets or the Facility; provided, however, that the Transferred Books and Records shall not include: (a) invoices; (b) books or records that are subject to restrictions on transfer pursuant to applicable Law regarding personally identifiable information or subject to privacy policies regarding personally identifiable information; (c) books or records to the extent that they embody any know-how or other Intellectual Property of the Seller or any of its Affiliates; (d) books and records relating to any chemical libraries, in whatever form kept, including electronic lab notebooks; (e) all organizational documents, minute books and other documents relating exclusively to the organization, governance, maintenance and existence of the Seller, as an entity, including tax payer and other identification numbers, Tax Returns, Tax information and Tax records, and books and records relating exclusively to the Excluded Liabilities; or (f) any records relating to the negotiation and consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements, including (i) communications with Third Parties and analyses relating to such transactions and (ii) communications with legal counsel representing the Seller and the right to assert the attorney-client privilege with respect thereto.

“Transferred Contracts” shall mean the written contracts set forth on Schedule 2.1.1(c).

“Transferred Employees” shall mean the Eligible Employees who have accepted the Purchaser’s offer of employment, made pursuant to Section 6.5, no later than the Closing Date.

“Transition Services Agreement” shall have the meaning given in Section 4.2(b).

1.2	Other Definitional Provisions; Construction and Interpretation

1.2.1	The words “hereof,” “herein,” “hereinafter,” “hereinabove” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. A reference to an Article, Section, Schedule or Exhibit is, except as otherwise expressly stated, a reference to an Article or Section of, or a Schedule or Exhibit to, this Agreement.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.2.2	Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. Whenever required by the context, any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms.

1.2.3	The words “include,” “includes” and “including” and words of similar import will be by way of example rather than by limitation.

1.2.4	Where there is any inconsistency between the definitions set out in Section 1.1 and the definitions set out in any other Section or Schedule then, for the purposes of construing such other Section or Schedule, the definitions set out in such other Section or Schedule shall prevail.

1.2.5	All references to dollar amounts in this Agreement shall be references to United States dollars unless otherwise provided.

1.2.6	The Parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any of the provisions of this Agreement.

1.2.7	In computing any time period provided for in this Agreement, the first day of the time period shall not be counted but the last day of the time period shall be counted. Any action required to be taken on a particular day must be taken before 5:00 p.m. (Eastern Time) on that day.

1.3	Captions

The captions appearing in this Agreement and the Ancillary Agreements are inserted only as a matter of convenience and as a reference and in no way define, limit or describe the scope or intent of such agreements or any of the provisions thereof.

1.4	Exhibits and Schedules; Incorporation by Reference

1.4.1	The Exhibits and Schedules attached to this Agreement each when executed and/or delivered, are incorporated by reference into and made a part of this Agreement.

1.4.2	There may be included in the Schedules items and information that are not “material,” and such inclusion will not be deemed to be an acknowledgment or agreement that any such item or information (or any non-disclosed item or information of comparable or greater significance) is “material,” or to affect the interpretation of such term for purposes of this Agreement. Matters reflected in the Schedules are not necessarily limited to matters required by this Agreement to be disclosed therein. The Schedules each set forth items of disclosure with specific reference to the particular Section or sub-Section of this Agreement to which the information in the applicable disclosure relates; provided, however, that any information set forth in one Section of the Schedules will be deemed to apply to each other Section or sub-Section thereof to which its relevance is reasonably apparent on its face.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Article 2	Transferred Assets and Assumed Liabilities

2.1	Transferred Assets

2.1.1	Upon the terms and subject to the conditions of this Agreement, including the conditions precedent set forth in Article 4, on the Closing Date, the Seller shall, and/or (as the case may be) shall cause its Affiliates to, sell, assign, transfer, convey and deliver to the Purchaser all of the Seller’s and/or its Affiliates’ right, title and interest to, in and under the Transferred Assets, free and clear of all Encumbrances, other than Permitted Encumbrances, and the Purchaser shall purchase, acquire and assume the Transferred Assets from the Seller and/or its Affiliates. For the purposes of this Agreement, “Transferred Assets” means the following:

(a)	all right, title and interest of the Seller and its Affiliates in the Facility and Owned Land, including all Improvements thereon;

(b)	all right, title and interest of the Seller and its Affiliates in the machinery and equipment (other than Improvements) physically located at the Facility set forth on Schedule 2.1.1(b);

(c)	subject to Section 7.2, all rights in the Transferred Contracts set forth on Schedule 2.1.1(c), including any cause of action, lawsuit, judgment, claim or demand with respect to such Transferred Contracts (other than in respect of the Excluded Liabilities); and

(d)	subject to Section 7.1, all Transferred Books and Records existing on the Closing Date.

2.1.2	Any assets, rights and business of the Seller and/or its Affiliates other than the Transferred Assets shall be retained and are not being sold, assigned, transferred, conveyed or delivered to the Purchaser (the “Excluded Assets”), including:

(a)	cash and cash equivalents (including investments and securities) and all bank or other deposit accounts of the Seller and any of its Affiliates;

(b)	any Intellectual Property;

(c)	any cause of action, lawsuit, judgment, claim or demand of the Seller or any of its Affiliates in respect of the Excluded Liabilities or the Excluded Assets;

(d)	any rights to insurance policies of the Seller or any of its Affiliates, any refunds paid or payable in connection with the cancellation or discontinuance of any such policies or practices and any claims made under such policies other than in respect of the Transferred Assets or the Assumed Liabilities;

(e)	any Seller Compensation and Benefit Plan, any assets in respect of any Seller Compensation and Benefit Plan and any other compensation and benefit plans sponsored by the Seller or any of its Affiliates in respect of Transferred Employees;

(f)	any rights of the Seller and its Affiliates under this Agreement and any Ancillary Agreements;

(g)	any chemical libraries currently maintained at the Facility;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(h)	any machinery, equipment and other movable assets other than the machinery and equipment referred to in Section 2.1.1(b);

(i)	any employees of the Seller or its Affiliates (including sales force), other than Transferred Employees; and

(j)	any other asset, property or right not included in the definition of Transferred Asset.

The Purchaser acknowledges and agrees that the Seller may file, upon prior notice to the Purchaser and after providing a copy of any such filing to the Purchaser, any and all financing statements and fixture filings in any appropriate filing office for the purpose of providing notice that Excluded Assets are maintained at the Facility.

2.2	Assumed Liabilities

2.2.1	In consideration of the sale by the Seller to the Purchaser of the Transferred Assets and the additional covenants and agreements of the Seller contained herein, upon the terms and subject to the conditions of this Agreement, including the conditions precedent set forth in Article 4, on the Closing Date, the Purchaser shall assume and become liable for the following Liabilities of the Seller and/or (as the case may be) its Affiliates, other than the Excluded Liabilities (the “Assumed Liabilities”):

(a)	any Liability or Tax arising from and after the Closing Date in respect of or relating to the Purchaser’s ownership or operation of any of the Transferred Assets or the Facility or performance or non-performance of any of the Transferred Contracts from and after the Closing Date; provided, however, that the Purchaser shall not assume or be responsible for any such Liabilities to the extent arising out of or relating to the performance or non-performance of the Transferred Contracts prior to the Closing Date or that arise from breaches by the Seller or its Affiliates of the Transferred Contracts or defaults by the Seller or its Affiliates occurring prior to the Closing Date, all of which Liabilities in this proviso shall constitute Excluded Liabilities;

(b)	any Transfer Taxes arising from or relating to the consummation of the transactions contemplated by this Agreement;

(c)	any Liability of the Purchaser under this Agreement or any Ancillary Agreement;

(d)	any Liability arising in respect of the employment or termination of employment of the Transferred Employees from and/or after the Closing Date; and

(e)	subject to indemnification rights as provided in and subject to Article 10 below, any Liability with respect to Environmental Matters. Purchaser acknowledges and agrees that upon the closing, Seller shall sell and convey to Purchaser and Purchaser shall accept the Facility on an "as-is, where is, with all faults" basis. Purchaser also acknowledges that the Purchase Price reflects and takes into account that the Facility and the Owned Land are being sold on an "AS-IS, WHERE IS, WITH ALL FAULTS" basis. From and after the Closing Date, Purchaser expressly assumes all Liability relating to any Environmental Matters resulting or arising from, or related in any way to the Facility or the Owned Land, or its or their ownership, use, condition, location, maintenance, repair, or operation, whether arising as a result of acts or circumstances occurring before, on, or after the Closing Date, without regard to disclosure or non-disclosure.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

2.2.2	Any Liability of the Seller and/or its Affiliates other than the Assumed Liabilities (the “Excluded Liabilities”) shall be retained and the Purchaser shall not hereunder assume or become liable for any Excluded Liability, including (to the extent related to the ownership or operation of any of the Transferred Assets or the Facility):

(a)	any Liability for accounts payable, accrued expenses and similar items to the extent that they arise or are incurred prior to the Closing (even if such Liabilities are invoiced after the Closing);

(b)	any Liability relating to any Legal Proceeding that:

(i)	on the Closing Date is pending against the Seller and/or its Affiliates, in connection with the Transferred Assets, the Facility, or any other business of the Seller or its Affiliates; or

(ii)	arises after the Closing Date, to the extent arising from or relating to acts or omissions of the Seller and/or its Affiliates prior to the Closing Date or its or their use or operation of the Transferred Assets prior to the Closing Date;

provided, however, that notwithstanding any provision to the contrary in this Agreement or the Ancillary Agreements, except for indemnification obligations as provided in and subject to Article 10 below, the Seller and its Affiliates shall not be liable for any Legal Proceeding which arises out of, or relates to, (i) Environmental Matters, or (ii) practices which existed prior to and after the Closing Date in connection with the Facility if the Purchaser has continued to implement such practices in a similar manner after the Closing Date;

(c)	any Liability with respect to paying fees or commissions to any broker, finder or agent retained by the Seller, its Affiliates or their Representatives with respect to the transactions contemplated by this Agreement;

(d)	subject always to Section 2.2.1(b), any Tax Liability of the Seller or any of its Affiliates;

(e)	any Liability arising from or in connection with the employment of any person employed by the Seller or its Affiliates (including any Transferred Employee) during the period prior to the Closing Date, except as required by Law, or arising from a Transferred Employee’s termination of employment by Purchaser, its successors and/or assigns, following the Closing; and

(f)	any Liability arising out of or related to any contract of the Seller or its Affiliates that is not (i) a Transferred Contract or (ii) a Shared Contract (to the extent that such Shared Contract is assigned to the Purchaser pursuant to Section 7.2.2).

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Article 3	PURCHASE PRICE

3.1	Purchase Price

Upon the terms and subject to the conditions of this Agreement, the Purchaser shall deliver or cause to be delivered to the Seller at Closing, in consideration of the aforesaid sale, transfer and assignment of the Transferred Assets and the assumption of the Assumed Liabilities, the total amount of $1.00 (the “Purchase Price”). The Purchase Price shall not be subject to any adjustment or revision whatsoever.

Article 4	Closing

4.1	Closing

The Closing shall take place at the offices of McCarter & English, LLP, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102, at 10:00 a.m. (local time) on the fifth ( 5th) Business Day following the date on which the last condition to Closing set forth in Article 5 shall have been satisfied (other than those conditions that by their nature or pursuant to the terms of this Agreement are to be satisfied at the Closing, but subject to the satisfaction or the waiver of those conditions), or at such other place and time and on such other day as shall be mutually agreed upon in writing by the Parties (the “Closing Date”).

4.2	Deliveries by the Seller

At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser the following:

(a)	a Master Services Agreement, substantially in the form attached hereto as Exhibit A (the “Master Services Agreement”), duly executed by the Seller and pertaining to the provision of compound testing services by the Purchaser to the Sanofi Group after Closing, which Master Services Agreement shall provide for both subsidy payments and service payments from the Seller to the Purchaser (to secure the Purchaser's obligations for the term of the Master Services Agreement, the Purchaser shall execute and deliver to the Seller a deed of trust encumbering the Owned Land and the Improvements);

(b)	a Transition Services Agreement, in the form to be mutually agreed to by the parties (the “Transition Services Agreement”), duly executed by the Seller, pertaining to the transitional services to be provided to the Purchaser after the Closing by the relevant Sanofi Affiliates;

(c)	the Deed of Sale, substantially in the form attached as Exhibit B, duly executed by the Seller;

(d)	A Non-Foreign Person Affidavit with respect to compliance with the Foreign Investment in Real Property Tax Act (Internal Revenue Code Sec. 1445, as amended, and the regulations issued thereunder) in form reasonably acceptable to Purchaser;

(e)	An Affidavit of Property Value in form required by applicable law;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(f)	the Hit Discovery Services Agreements, in the forms to be mutually agreed to by the parties (together, the “Hit Discovery Services Agreements”), duly executed by the Seller, pursuant to which the Purchaser shall have the right and license to use of two chemical libraries maintained at the Facility;

(g)	a certificate of the Secretary of the Seller, in form and substance reasonably acceptable to the Purchaser, certifying with respect to (i) the Seller’s certificate of incorporation and bylaws and (ii) incumbency;

(h)	the initial Subsidy Payment (as defined in the Master Services Agreement); and

(i)	such other bills of sale, assignments and instruments of conveyance in form and substance reasonably acceptable to the Purchaser, as shall be effective to vest in the Purchaser title to all the Transferred Assets in accordance with the provisions of this Agreement.

In addition, at the Closing, the Seller will reimburse the Purchaser for the insurance premium paid by the Purchaser for the pollution legal liability insurance policy referenced in Section 4.3(g), up to a maximum reimbursement of $120,000.

4.3	Deliveries by the Purchaser

At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller the following:

(a)	The payment of the Purchase Price;

(b)	the Master Services Agreement, duly executed by the Purchaser;

(c)	the Transition Services Agreement, duly executed by the Purchaser;

(d)	the Hit Discovery Services Agreements, duly executed by the Purchaser;

(e)	a deed of trust, substantially in the form attached hereto as Exhibit C (the “Deed of Trust”), duly executed by the Purchaser before a public notary, encumbering the Owned Land and the Improvements, up to a maximum amount of $5,000,000, to secure the Purchaser’s obligations under the Master Services Agreement;

(f)	a certificate of the Secretary of the Purchaser, in form and substance reasonably acceptable to the Seller, certifying with respect to (i) the authorization by the Purchaser’s board of directors or other governing body of this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, (ii) the Purchaser’s certificate of incorporation, bylaws or similar constituent documents and (iii) incumbency;

(g)	a pollution legal liability insurance policy acceptable to the Seller with a term expiring no later than ten years after the Closing Date insuring the Purchaser with respect to the Owned Land for an aggregate policy limit of $5,000,000 and evidence that the Seller is an additional insured under such policy; and

(h)	such other agreements and instruments in form and substance reasonably acceptable to the Seller, as shall be sufficient to effect the assumption by the Purchaser of the Assumed Liabilities.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Article 5	Conditions Precedent to Closing

5.1	Mutual Conditions Precedent to Closing

The obligations of each Party hereto to consummate the Closing shall be subject to the satisfaction, or waiver by each Party, at or prior to the Closing, of the following conditions:

(a)	no Legal Proceeding by any Government Authority or any other Person shall be pending, and no Law shall have been promulgated or come into effect or enforced by any court of competent jurisdiction or Governmental Authority, that restrains or prohibits any party from performing this Agreement, the Ancillary Agreements or any transaction contemplated hereby or thereby or that would reasonably be expected to result in substantial damage to such Party as a consequence thereof; and

(b)	the Material Consents and Governmental Approvals identified in Schedule 5.1(b) shall have been obtained by and for the benefit of the Purchaser.

5.2	Additional Conditions Precedent of the Purchaser

In addition to the fulfilment of the conditions set forth in Section 5.1, the obligation of the Purchaser to consummate the Closing is subject to the satisfaction or the Purchaser’s waiver at or prior to Closing of each of the following additional conditions:

(a)	since the date of this Agreement, no event or events shall have occurred which have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)	the representations and warranties of the Seller set forth in this Agreement shall be true and correct on the Closing Date, as though made on and as of the Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, and subject to any matters disclosed in a Disclosure Supplement), except where the failure to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(c)	the Seller shall have delivered the payments and executed, and shall have caused its Affiliates, as the case may be, to execute, the agreements and other documents required to be delivered pursuant to Section 4.2;

(d)	the Title Insurer (defined below) shall be obligated to issue to Purchaser the Title Policy (defined below), subject only to the Permitted Encumbrances applicable to the Owned Land and Facility, together with any endorsements required by Purchaser or agreed to be provided by Seller in order to cure any Defects (defined below) which Seller elected to cure pursuant to Section 12.12; and

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(e)	No disclosures being added to a Disclosure Supplement which, individually or in the aggregate, could reasonably be expected to be materially adverse to the operations of the Facility as currently operated.

5.3	Additional Conditions Precedent of the Seller

In addition to the fulfilment of the conditions set forth in Section 5.1, the obligation of the Seller to consummate the Closing is subject to the satisfaction or the Seller’s waiver at or prior to Closing of each of the following additional conditions:

(a)	the representations and warranties of the Purchaser set forth in this Agreement shall be true and correct on the Closing Date, as though made on and as of the Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date), except where the failure to be true and correct has not had and would not reasonably be expected to, individually or in the aggregate, result in a material delay in the Closing or materially adversely affect the Purchaser’s ability to perform its obligations under this Agreement and the Ancillary Agreements;

(b)	the Purchaser shall have delivered to the Seller a copy of (i) the certificate of incorporation of the Purchaser as filed with the Delaware Secretary of State, (ii) the bylaws of the Purchaser and (iii) the organizational resolutions of the sole shareholder and board of directors of the Purchaser, each in form and substance satisfactory to the Seller;

(c)	the Purchaser shall have delivered to the Seller evidence that the Purchaser has obtained a firm commitment for debt financing to the Purchaser in an aggregate principal amount of $1,100,000;

(d)	the Purchaser shall have delivered to the Seller the written acknowledgement of [*****] and its wholly-owned subsidiary [*****] (individually and collectively, [*****]) that any amounts paid by the Seller to the Purchaser pursuant to the Master Services Agreement or other Ancillary Agreement and any revenue generated by the Purchaser shall be excluded for purposes of calculating earnout payments owed by Icagen, Inc. to [*****] under that certain Asset Purchase and Collaboration Agreement dated June 26, 2015 between Icagen, Inc. and XRPro Sciences, Inc., which acknowledgement shall be in form and substance satisfactory to the Seller;

(e)	each of the Transferred Employees shall have executed and delivered to the Seller an Employee Confidentiality and Cooperation Agreement and each other Eligible Employee shall have executed and delivered to the Seller an agreement that contains terms substantively identical to those contained in an Employee Confidentiality and Cooperation Agreement;

(f)	the Purchaser shall have delivered to the Seller a business plan of the Purchaser that is acceptable to the Seller;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(g)	confirmation from the Purchaser’s payroll and benefit plan providers that the Transferred Employees shall begin to receive the compensation and benefit plan coverage required by Section 7.5 effective as of the Closing Date; and

(h)	the Purchaser shall have delivered the Purchase Price and executed the agreements and other document required to be delivered pursuant to Section 4.3.

Article 6	Covenants of the Parties prior to Closing

6.1	Operation of the Transferred Assets Pending the Closing

6.1.1	Except as otherwise contemplated by this Agreement or with the prior written consent of the Purchaser, during the period from the date of this Agreement until the Closing Date, the Seller covenants and agrees that the Seller shall, and shall (as the case may be) cause its Affiliates to operate the Transferred Assets in the ordinary course of business, consistent in all material respects with past practice and in compliance in all material respects with applicable Laws.

6.1.2	Without limiting the generality of the foregoing, and except always as otherwise contemplated by this Agreement or with the prior written consent of the Purchaser, during the period from the date of this Agreement until the Closing Date, the Seller covenants and agrees that, with respect to the Transferred Assets, the Seller shall not, and shall not permit its Affiliates to:

(a)	fail to maintain in the ordinary course of business consistent in all material respects with past practice their business relations with their Third Party vendors and regulators;

(b)	sell, pledge, dispose of, grant, transfer, lease, license, encumber or authorize the sale, pledge, disposition, grant, transfer, lease, license or encumbrance of any Transferred Assets, other than (i) in the ordinary course of business consistent in all material respects with past practice, or (ii) Permitted Encumbrances;

(c)	with respect to the assets of the Facility set forth on Schedule 2.1.1(b):

(i)	fail to maintain such assets in their current state of repair, order and condition, in the ordinary course of business in a manner consistent in all material respects with past practice, usual and ordinary wear and tear excepted; or

(ii)	fail to maintain the insurance coverage with respect thereto as in effect on the date of this Agreement;

(d)	enter into any new contract, agreement or commitment that would be a Transferred Contract; provided that, notwithstanding any provision to the contrary in this Agreement or the Ancillary Agreements:

(i)	the Seller and/or its Affiliates may after the date of this Agreement renew any contract, agreement or commitment pertaining to the Transferred Assets on terms that are generally consistent with their current terms, and enter into new ordinary course of business contracts;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(ii)	any such new or renewed agreements shall be deemed to be included on the Schedules to this Agreement; and

(iii)	the execution of such new or renewed agreement shall not constitute a breach of any representation, warranty or covenant of the Seller or its Affiliates;

(e)	except as may be required pursuant to applicable Law, or otherwise in the ordinary course of business consistent in all material respects with past practice, increase the compensation payable to any Transferred Employee (including wages, bonuses or salaries);

(f)	settle any litigation or claim or waive any claims or rights of value in a manner that would constitute an Assumed Liability or otherwise be materially adverse to the Transferred Assets, taken as a whole, from and after the Closing; or

(g)	agree, in writing or otherwise, to take any of the foregoing actions.

6.2	Efforts to fulfil conditions precedent

6.2.1	Upon the terms and subject to the conditions of this Agreement, each of the Parties shall use all commercially reasonable efforts to fulfil, or cause to be fulfilled, as promptly as reasonably practicable the conditions precedent set forth in Article 5 and fully cooperate with the other Party for such purpose and to cause its Affiliates to take all actions required under this Agreement.

6.2.2	Notwithstanding anything to the contrary in Section 6.2.1 above, at Closing:

(a)	the Seller shall deliver the payments and execute, and shall cause its Affiliates, as the case may be, to execute, the agreements and other documents required to be delivered pursuant to Section 4.2; and

(b)	the Purchaser shall deliver the Purchase Price and execute the agreements and other documents required to be delivered pursuant to Section 4.3.

6.2.3	Nothing in this Section 6.2 will under any circumstances purport to require either Party to do, or omit to do, any act which would, in its reasonable opinion, put it in breach of any applicable Laws or regulations relating to anti-bribery, including but not limited to, the US Foreign Corrupt Practices Act of 1977.

6.3	Litigation

Until the Closing Date, the Purchaser and the Seller shall promptly notify each other of any Legal Proceedings commenced or threatened in writing against the Purchaser or the Seller which relate to the Transferred Assets, this Agreement or the transactions contemplated hereby.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

6.4	Disclosure Supplement

6.4.1	Promptly after becoming aware of any Subsequent Event, and, in any event, no later than the fifth (5th) Business Day prior to Closing, in respect of the representations and warranties of the Seller set forth in Article 8, the Seller may supplement or amend in writing the Schedules to this Agreement (a “Disclosure Supplement”) with respect to any matter, event or fact which first arises after the date hereof and prior to Closing (a “Subsequent Event”), if such Subsequent Event, if existing or occurring prior to the date hereof, would have been required to be set forth or described in the Schedules.

6.4.2	The Purchaser shall not be entitled to any indemnification under Article 10 with respect to any Subsequent Events disclosed in the Disclosure Supplement.

6.4.3	If any Subsequent Event (whether individually or in the aggregate) causes the non-fulfilment of the condition precedent set forth in Section 5.2(a) or constitutes a Material Adverse Effect, the Purchaser shall have the right to refuse to consummate the transactions contemplated by this Agreement; provided that, to the extent the Purchaser shall elect to consummate the transactions contemplated by this Agreement, the Purchaser shall not be entitled to any indemnification under Article 10 with respect to such matters disclosed in the Disclosure Supplement and Purchaser acknowledges and agrees that, by consummating the transactions contemplated by this Agreement, the Purchaser shall be deemed to have waived any indemnification under Article 10 for such matters disclosed in the Disclosure Supplement.

6.5	Offer of Employment to Eligible Employees

Not less than two (2) Business Days after the date of this Agreement, the Purchaser shall confirm to Seller in writing the names of not less than forty-six (46) of the Eligible Employees the Purchaser wishes to employ. Not less than two (2) Business Days after the date of this Agreement, the Purchaser shall make an offer of employment, effective as of the Closing Date, to the Eligible Employees identified by the Purchaser pursuant to the preceding sentence who are employed by the Seller or one of its Affiliates as of the Closing Date. Each such offer of employment to an Eligible Employee shall be made so that, on the Closing Date, such Eligible Employee shall be employed by the Purchaser at the same location, with the same or substantially the same job duties and at the same base rate of pay as such Eligible Employee was entitled to prior to the Closing.

6.6	Termination of Intra-Group Agreements

Effective as of the Closing, the Seller shall terminate, and shall (as the case may be) cause its Affiliates to terminate, at its own cost and expenses, and only to the extent they relate exclusively to the Facility, the agreements among them pertaining to the Facility. The Seller shall indemnify and hold harmless the Purchaser and its Affiliates from any claim of any Affiliate of the Seller in connection with the termination of agreements referenced in this Section 6.6.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Article 7	Post-Closing Covenants

7.1	Transfer of Books and Records

7.1.1	As promptly as reasonably possible after the Closing Date, but no later than ten (10) Business Days thereafter, the Seller shall transmit, and/or (as the case may be) shall cause its Affiliates to transmit, to the Purchaser all Transferred Books and Records not then already in the possession or under the control of the Purchaser.

7.1.2	The Seller and/or its Affiliates shall have the right to retain any Transferred Books and Records for legal, regulatory, tax or accounting purposes, so long as the Seller or such Affiliates provide at least one copy of such Transferred Books and Records to the Purchaser.

7.1.3	The Seller shall give, and shall cause its Affiliates to give, the Purchaser access to its books and records that relate partially but not exclusively to the Transferred Assets (the “Relevant Information”), subject to the following conditions:

(a)	if it is reasonably practicable for the Relevant Information to be physically extracted from the corresponding books and records, or if it is reasonably practicable for a copy of the corresponding books and records to be transmitted to the Purchaser, redacting any information that is not Relevant Information, then the Seller shall, and shall cause its Affiliates to, transmit to the Purchaser such extract or such redacted copy;

(b)	if it is not reasonably practicable for the Relevant Information to be physically extracted or to be transmitted in a redacted form, then the Seller shall, and shall cause its Affiliates to, give access to such Relevant Information to the Purchaser according to the following conditions:

(i)	such Relevant Information must be reasonably useful to the Purchaser to satisfy the Purchaser’s Tax or financial reporting requirements;

(ii)	the access shall be given in the offices of the Seller or its Affiliates during normal business hours on a Business Day; and

(iii)	all information included in such books and records that is not Relevant Information shall constitute Confidential Information and shall be subject to the provisions of Section 12.1.

7.2	Consents pertaining to Transferred Contracts; Shared Contracts

7.2.1	Prior to the Closing Date, and thereafter to the extent reasonably necessary, the Seller shall use all commercially reasonable efforts to obtain the Material Consents. Prior to and until three (3) months after the Closing Date, if reasonably required by the Purchaser, the Seller shall use all commercially reasonable efforts to obtain any Consents other than a Material Consent. The Purchaser shall, and shall cause its Affiliates to, cooperate with the Seller to obtain the Material Consents and any other Consents. Neither the Seller nor any of its Affiliates shall be obligated to pay any consideration to any Third Party from whom Consent or approval is required in order to obtain such Consent or approval.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

7.2.2	Notwithstanding the foregoing, the Shared Contracts shall be either partially assigned on or after Closing to the Purchaser or its Affiliates solely with respect to the Facility or the Transferred Assets, or terminated on the Closing Date with respect to the Transferred Assets, whichever is permitted according to the terms of such Shared Contracts.

7.2.3	In each instance in which a Consent cannot be obtained, or if an attempted transfer or assignment would be ineffective or would adversely affect the ability of the Seller and/or (as the case may be) its Affiliate to convey the interest in question to the Purchaser, the Seller shall use, and/or shall cause the corresponding Affiliate to use, all commercially reasonable efforts to enter into any such alternative arrangement and agreement with the Purchaser as may be appropriate in order to allow the Purchaser to realize, receive and enjoy substantially similar rights and benefits at no incremental cost to the Seller and its Affiliates.

7.2.4	For the avoidance of doubt, no provision of this Agreement shall be interpreted or construed:

(a)	as an attempt to transfer or assign any Transferred Contract that is by its terms non-transferable or assignable without the required Consent, or

(b)	as far as any such Consent which pertains to a Transferred Contract and which is not a Material Consent, as creating a condition precedent to the Purchaser’s obligation to close under this Agreement.

7.3	Wrongfully transferred or retained assets and liabilities

In the event any of the Parties discovers after the Closing that it, or its Affiliates, is the owner of, receives or otherwise comes to possess any asset (including the receipt of payments made pursuant to Transferred Contracts) or is liable for any Liability that is allocated to any Person other than in accordance with this Agreement or any Ancillary Agreement (except as the Parties may otherwise agree), such Party shall, or shall cause its Affiliates to, use all commercially reasonable efforts to convey such asset or liability, at no cost, to the Party so entitled thereto in accordance with this Agreement (and the relevant Party will cause such entitled Party to accept such asset or assume such liability).

7.4	Payments under Transferred Contracts

7.4.1	If and to the extent that the Seller (or any of its Affiliates) has, prior to the Closing Date, received any deposit or payment in advance in respect of obligations to be satisfied after the Closing under any Transferred Contracts, the Seller (or its Affiliate) shall reimburse to the Purchaser, within twenty (20) Business Days from the Closing Date, an amount corresponding to the amount of such deposit or payment in advance.

7.4.2	If and to the extent that the Seller (or any of its Affiliates) has, prior to the Closing Date, made any deposit or payment in respect of supplies of goods or services not received prior to Closing under any Transferred Contracts, the Seller shall, in its sole discretion, within twenty (20) Business Days from the Closing Date either (a) set-off against Subsidy Payments otherwise payable to the Purchaser under the Master Services Agreement the amount of such prepayment or (ii) invoice the Purchaser for the amount of such prepayment, such amount not to exceed in aggregate $1,000,000.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

7.4.3	If and to the extent that the Seller (or any Affiliate thereof) has, prior to the Closing Date, received any good or service prior to the Closing under any Transferred Contract, the payment for which becomes due and payable and is paid by the Purchaser after the Closing Date, upon request and the presentation of reasonable supporting documentation of such payment by the Purchaser, the Seller shall reimburse the Purchaser for the amount of such payment within twenty (20) Business Days from the date of such request.

7.4.4	In the event of a disagreement between the Parties as to the determination of amounts due pursuant to this Section 7.4, such disagreement shall be submitted for final and binding adjudication to an internationally reputed independent accounting firm (other than the auditors of the Seller or the Purchaser) (the “Independent Accountant”) as the Seller and the Purchaser may agree. In the event that the Parties are unable to agree upon such accounting firm, either Party may request the designation of such accounting firm by the American Arbitration Association, New York, New York, with each Party having the right to be heard. The American Arbitration Association shall not, however, administer the dispute resolution procedure. The request to the American Arbitration Association shall include a copy of this Agreement. The Independent Accountant shall, acting as experts and not as arbitrators, make a final determination as to the matters in dispute with respect to amounts due pursuant to this Section 7.4, which determination shall be conclusive and binding on the Purchaser and the Seller in the absence of manifest error. The cost of retaining the Independent Accountant shall be borne by the Party whose proposal with respect to the amount due pursuant to this Section 7.4 deviates greatest from the amount due finally determined by the Independent Accountant. The Purchaser and the Seller agree to cooperate with each other in order to resolve any and all matters in dispute as soon as possible and all commercially reasonable efforts to cause the Independent Accountant to determine disputed matters within twenty (20) Business Days following its appointment.

7.5	Transferred Employees

7.5.1	Effective as of the Closing Date, the Purchaser shall continue to employ all of the Transferred Employees on terms and conditions which are no less favorable in the aggregate in terms of title, compensation, benefits, hours of work and location, and with duties that are similar to the duties now being performed by such Transferred Employees to those under which such Transferred Employees are currently employed by the Seller or its Affiliates. All Transferred Employees shall receive the benefits offered under the current Icagen, Inc. benefit plans.

7.5.2	For a period ending not earlier than two (2) years following the Closing Date, except as otherwise required by applicable Law, the Purchaser shall provide each Transferred Employee with:

(a)	a salary or wage level and bonus opportunity during employment at least equal to the salary or wage level and bonus opportunity to which he or she was entitled immediately prior to the Closing Date;

(b)	benefits, perquisites and other terms and conditions of employment that are at least equivalent to the benefits, perquisites and other terms and conditions that he or she was entitled to receive as an employee of the Sanofi Group immediately prior to the Closing Date; and

(c)	in the event of the termination of employment of a Transferred Employee by the Purchaser without Just Cause, severance benefits that are at least equivalent to the severance benefits such Transferred Employee was entitled to receive as an employee of the Sanofi Group immediately prior to the Closing Date.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

7.5.3	The Purchaser shall be responsible for all liabilities:

(a)	for salary, wages, bonuses, commissions, vacations, vacation pay and other compensation relating to employment of all Transferred Employees accruing on and after the Closing Date; and

(b)	arising as a result of or in respect of the termination of employment of any Transferred Employees following the Closing Date (including by way of constructive dismissals, deemed termination or equivalent concepts under applicable Laws).

7.5.4	The Purchaser shall recognize the past service of Transferred Employees with the Seller or its Affiliates for purposes of a Transferred Employee’s eligibility for leave under the Family Medical Leave Act. The Purchaser shall recognize the past service of Transferred Employees with the Seller or its Affiliates for such purposes and for any required notice of termination, termination or severance pay (contractual or under the applicable Law).

7.5.5	From and after the Closing Date, Transferred Employees shall be entitled to use and obtain their unused vacation benefits and vacation pay under the Seller or its Affiliates’ vacation arrangements to the extent earned by Transferred Employees in 2016 and accrued up to, and including, the Closing Date, determined as of the Closing Date and the Purchaser shall assume and have all liability therefor; not in limitation of the foregoing, the Purchaser acknowledges and agrees that, after the Closing Date, the Transferred Employees shall be permitted to utilize all of their unused vacation benefits and vacation pay which had been earned in 2016 and accrued up to, and including, the Closing Date. The Seller shall retain liability to Transferred Employees for (a) any bonus accrued or any discretionary bonus consistent with past practice with respect to periods prior to the Closing Date and (b) any unused vacation benefits and vacation pay earned by Transferred Employees prior to January 1, 2016; the amounts and timing of such payments shall be in accordance with the Seller or its Affiliates’ bonus plans and, in particular, amounts will be paid as determined by the Seller or its Affiliates.

7.5.6	The Purchaser shall indemnify, defend and hold harmless the Seller Indemnified Parties from all Losses arising from, with respect to or in connection with all Liabilities under or relating to any Laws regarding collective or mass termination of employment, including but not limited to the federal Workers Adjustment and Retraining Notification Act ("WARN") or under any severance plan maintained by the Seller or any of its Affiliates that may result from the Purchaser's failure to continue to employ each of the Transferred Employees in accordance with the provisions of applicable Laws.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

7.6	Non-Solicitation of Employees

7.6.1	For a period of eighteen (18) months following the Closing Date, the Seller shall not, directly or indirectly, and shall cause its Affiliates not to, directly or indirectly, solicit or otherwise attempt to induce any of the Transferred Employees to terminate their employment relationship with the Purchaser (or its Affiliates); provided, however, that the foregoing shall not restrict the Seller or any of its Affiliates from:

(a)	advertising for employment in a newspaper, trade publications or other media not targeted specifically at the Transferred Employees; or

(b)	hiring employees who apply for employment with the Seller or any of its Affiliates to the extent neither the Seller nor any of its Affiliates solicited such employees in violation of this Section 7.6.1.

7.6.2	For a period of eighteen (18) months following the Closing Date, the Purchaser shall not, directly or indirectly, and shall cause its Affiliates not to, directly or indirectly, hire or enter into any arrangement for the services of any employees employed by the Seller (or its Affiliates) with any amount of responsibility relating to the Facility or the Activity who is not a Transferred Employee, unless the individual’s employment has been previously terminated by the Seller (or its Affiliates).

7.7	Insurance

From the Closing Date, the Purchaser shall be responsible for all insurance coverage of the Transferred Assets and the Purchaser acknowledges that, as of such Closing Date, the Facility and all other Transferred Assets shall cease to be covered by insurance policies of the Seller or of any of its Affiliates (other than in relation to insured events taking place before the Closing) and neither the Purchaser nor any of its Affiliates shall make any claim under any such policies in relation to insured events arising after the Closing. The Seller shall be entitled to make arrangements with its insurers to reflect this Section 7.7.

7.8	Further Actions

7.8.1	Each of the Parties shall execute, deliver and file such instruments of transfer or assignment, files, books and records and shall take such other actions as may be required or reasonably requested by the other Party to carry out the intent of this Agreement and to consummate the transactions contemplated hereby, at the requesting Party’s cost and expense.

7.8.2	After the Closing, upon reasonable advance written notice, the Purchaser and the Seller shall furnish or cause to be furnished to each other, as promptly as reasonably practicable, such information and assistance (to the extent within the reasonable control of such Party) relating to the Transferred Assets (including access to books and records) as is reasonably requested for the filing of all Tax Returns or the satisfaction of contractual or legal obligations to Third Parties, subject to Section 7.1, in each case at the requesting Party’s cost and expense.

7.8.3	Neither Party shall be required by this Section 7.8 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Article 8	Representations and Warranties of the Seller

The Seller hereby represents and warrants to the Purchaser as of the date of this Agreement and the Closing Date as follows (and notwithstanding any provision to the contrary in the Deed of Sale, the following representations shall be the sole and exclusive representations and warranties given to the Purchaser with respect to the Transferred Assets, and shall equally apply to any Transferred Asset which is subject to the Deed of Sale):

8.1	Corporate Organization

The Seller (and any of its Affiliates which is a party to any of the Ancillary Agreements) is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, license and operate the Transferred Assets as and in the places where currently owned, licensed or operated by such Person. The Seller (and any of its Affiliates which is a party to any of the Ancillary Agreements) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which such qualification or licensing is necessary under applicable Law, except where the failure to be so qualified or licensed and to be in good standing would not reasonably be expected, individually or in the aggregate, to be materially adverse to the Transferred Assets, taken as a whole.

8.2	Authority; Binding Effect

8.2.1	The Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and the Seller (and any of its Affiliates which is a party to any of the Ancillary Agreements) has full corporate power and authority to execute, deliver and perform its obligations under the Ancillary Agreements to which it is a party and each other agreement, document, instrument or certificate contemplated by this Agreement and the Ancillary Agreements to be executed by the Seller (and/or any such Affiliates, as the case may be) in connection with the consummation of the transactions contemplated hereby and thereby.

8.2.2	The execution, delivery and performance by the Seller of this Agreement, and the execution, delivery and performance by the Seller (and/or by any of its Affiliates which is a party to any of the Ancillary Agreements) of the Ancillary Agreements have been duly authorized or, with respect to the Ancillary Agreements, shall have been duly authorized at the Closing Date, by all necessary corporate action on the part of the Seller (and/or any such Affiliates, as the case may be), and no additional authorization on the part of the Seller or any such Affiliates is necessary in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements.

8.2.3	This Agreement constitutes, and on the Closing Date, will constitute, and each of the Ancillary Agreements when duly executed and delivered on the Closing Date will constitute, legal, valid and binding obligations of the Seller and its Affiliates that are parties thereto, enforceable against them in accordance with their respective terms.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

8.3	No Violations; Consents and Approvals

8.3.1	Subject to receipt of the Consents and Governmental Approvals set forth in Schedule 5.1(b), the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller (and/or any of its Affiliates which is a party to any of the Ancillary Agreements), and the consummation of the transactions contemplated hereby and thereby, do not and will not:

(a)	conflict with, violate, result in the breach of, or constitute a default under, any provision of the certificate of incorporation or bylaws or similar governing documents of the Seller or any such Affiliates;

(b)	conflict with, violate, result in the breach of, or constitute a default under, the Transferred Contracts or any other commitment of the Seller or any such Affiliates; or

(c)	conflict with, violate, result in the breach of, or constitute a default under, any Law applicable to the Seller and/or any such Affiliates;

except in the case of Section 8.3.1(a) or 8.3.1(b) as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Transferred Assets, taken as a whole.

8.3.2	There is no pending Legal Proceeding involving the Seller or, to the Knowledge of the Seller, threatened against the Seller, which questions or challenges the validity of this Agreement or seeks to prevent, enjoin, alter or delay any other transactions contemplated hereby or any action to be taken pursuant to this Agreement or affects the Transferred Assets or Purchaser’s rights to the Transferred Assets.

8.4	Title to Transferred Assets

The Seller and/or its Affiliates have good title to, or in the case of leased property, a valid leasehold interest in, the Transferred Assets, free and clear of all Encumbrances except Permitted Encumbrances and Purchaser will acquire the Transferred Assets free and clear of all Encumbrances except Permitted Encumbrances. The Seller and/or such Affiliates:

(a)	have not granted, or agreed to grant, (i) any ownership interest or right in, or with respect to, any Transferred Asset or (ii) any right to acquire or receive any Transferred Asset or any interest or right therein or with respect thereto; and

(b)	are not a party to or bound by any contract, other than this Agreement, affecting or relating to the transfer of any Transferred Asset or any interest or right therein or with respect thereto.

8.5	Transferred Contracts

8.5.1	The Seller has made available to the Purchaser or its Representatives a true and correct copy of each Transferred Contract, together with all amendments, modifications or supplements thereto.

8.5.2	Each Material Transferred Contract is a valid and binding agreement of the Seller and/or its Affiliates that are parties thereto, and to the Knowledge of the Seller, the counterparties thereto, and is in full force and effect in all material respects.

8.5.3	The Seller and/or its Affiliates that are parties thereto have performed in all material respects all of the obligations required to be performed by the Seller and/or such Affiliates under the Material Transferred Contracts, and none of them is in material breach thereunder. To the Knowledge of the Seller, no Third Party to any of the Material Transferred Contracts is in material breach thereunder.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

8.5.4	Neither the Seller nor any of its Affiliates which are parties thereto has received from any Third Party to any of the Material Transferred Contracts:

(a)	any written notice that any such Third Party intends to terminate any such Material Transferred Contract; or

(b)	any claim of material breach from any such Third Party with respect to the performance of obligations by the Seller or such Affiliates pursuant to any such Material Transferred Contract.

8.6	Movable Assets

The moveable assets that are included in the Transferred Assets are in normal working order, ordinary wear and tear excepted and having regard to their respective age and use.

8.7	Owned Real Property

8.7.1	Schedule 8.7.1 sets out the municipal address of the Facility and a legal description of all of the Owned Land. The Facility and Owned Land are free and clear of all Encumbrances except Permitted Encumbrances. There are no sublicenses, leases or other occupancy rights with respect to the Owned Land or the Facility. The Owned Land and the Facility and all present uses thereof comply in all material respects with all applicable Laws. Purchaser will obtain peaceful, undisturbed, exclusive possession of the Facility and the Owned Land at the Closing.

8.7.2	The Improvements on the Owned Land are in good operating condition and repair, and are suitable and adequate for the purposes for which they have been designed, ordinary wear and tear excepted and having regard to their respective age and use.

8.7.3	All Taxes with respect to the Facility that are due have been paid in full, and there are no local improvement charges or special levies outstanding in respect of the Facility nor has the Seller received any notice of proposed local improvement charges or special levies.

8.7.4	The Facility has full and free legally enforceable access to and from public roadways.

8.7.5	The Owned Land is zoned so as to permit its current uses of the Facility.

8.7.6	Neither Seller, the Owned Land nor the Facility are in material violation of any conditions, covenants and restrictions or easement agreements that burden or benefit the Owned Land or the Facility.

8.8	Environmental Matters

The Seller has not received any written notice regarding any actual or alleged violation in any respect of, or any potentially material Liability (contingent or otherwise) or mandatory investigatory, corrective or remedial obligation under, any Environmental Law with respect to the Facility and is not subject to any pending claim, any pending investigation, or to the Knowledge of Seller, threatened claim or investigation related to any Environmental Matter. Seller is in compliance in all material respects with all Environmental Laws and has all approvals and permits required to use the Transferred Assets as presently being used. To the Knowledge of the Seller, no Environmental Release of Hazardous Materials has occurred in connection with the Facility or the Owned Land.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

8.9	Employees and Employee Benefit Plans

8.9.1	Schedule 8.9.1, which will be delivered by the Seller to the Purchaser on the date of this Agreement, shall contain a list of the names of the Eligible Employees, together with a description of such Eligible Employees’ respective job title or function, seniority, location, gross annual compensation (including salaries, hourly wages, bonuses or incentive compensation), date of hire and status (disability, temporary, part-time, full-time, etc.). To the Knowledge of the Seller, no Eligible Employee has the right to demand employment from the Purchaser or its Affiliates as a result of the purchase of the Transferred Assets by the Purchaser.

8.9.2	To the Knowledge of the Seller, the Seller and its Affiliates have complied in all material respects with all obligations owed to the Transferred Employees including any obligations arising under applicable Laws, collective bargaining agreements, terms and conditions of employment, as appropriate.

8.9.3	None of the Transferred Employees has received any notice terminating his employment or will be entitled to receive any termination indemnity as a result of the sale of the Transferred Assets to the Purchaser.

8.10	Labor Relations

8.10.1	Since January 1, 2013, neither the Seller nor any of its Affiliates which are employers thereof has been or is a party to or was or is bound by any collective bargaining agreement covering the Transferred Employees and, to the Knowledge of the Seller, there are no labor unions or other organizations representing the Transferred Employees.

8.10.2	Since January 1, 2016, there has not occurred or, to the Knowledge of the Seller, been threatened any material strike, slowdown, picketing or work stoppage with respect to any Transferred Employees.

8.10.3	There are no labor disputes currently subject to any Legal Proceeding with respect to any Transferred Employee.

8.11	Information and Consultation of Employee Representatives

All formalities regarding the information and/or consultation of employee representatives to be complied with by the Seller and/or its Affiliates which are employers of any Transferred Employees in connection with the transactions contemplated hereby have been complied with in accordance with applicable Laws.

8.12	Litigation

There are no material Legal Proceedings pending against the Seller or any of its Affiliates or, to the Knowledge of the Seller, threatened, that relate to the Transferred Assets, the Owned Land or the Facility including, without limitation, condemnation proceedings.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

8.13	Compliance with Laws

8.13.1	The Seller and/or its Affiliates hold all material Governmental Approvals necessary for the Facility or the Transferred Assets. No event has occurred which, with the giving or notice or the passage of time, or both, would be a violation of any applicable Law or any Governmental Approval.

8.13.2	Neither the Seller nor any of its Affiliates which owns any of the Transferred Assets has received any written notice that the Seller or any such Affiliate is not in compliance in any material respect with any applicable Law with respect to the Facility or the Transferred Assets.

8.14	Brokers and Finders

Except for the Seller’s engagement of Results International and the fees payable to Results International, which fees shall be paid by the Seller, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Seller or any of its Affiliates who might be entitled to any fee or commission from the Purchaser or any of its Affiliates in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.

8.15	No Other Representation and/or Warranty

8.15.1	The representations and/or warranties provided in this Article 8 are the only representations and/or warranties given by the Seller in connection with the Transferred Assets, the Facility and the transactions herein contemplated. The representations and warranties made in this Agreement with respect to the Transferred Assets, the Facility and the transactions herein contemplated are in lieu of all other representations and warranties the Seller or any of its Affiliates might have given the Purchaser, including implied warranties of merchantability and implied warranties of fitness for a particular purpose.

8.15.2	None of the Seller, its Affiliates nor any other Person acting on their behalf shall be deemed to have made any representation or warranty as to the accuracy or completeness of any information, documents, projections, estimates, budgets, forecasts, forward-looking statements, pro-forma business plans or other material such as confidential information memoranda, data rooms or management interviews and presentations prepared and made available to the Purchaser in order to assist the Purchaser in making its own evaluation of the transactions contemplated herein. The Purchaser acknowledges that such information relies on assumptions and that it has conducted its own investigation and analysis of such information and data and assumes any responsibility in connection with the relevance of the use of such information for its own analyses.

8.15.3	The Purchaser acknowledges that:

(a)	all representations and warranties other than those provided in this Article 8 that the Seller, its Affiliates or anyone purporting to represent the Seller or its Affiliates gave or might have given, or which might be provided or implied by applicable Law or commercial practice with respect to the Transferred Assets, the Facility and the transactions herein are hereby expressly excluded; and

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(b)	Except as expressly set forth in Article 10, none of the Seller, its Affiliates nor any other Person acting on their behalf shall have or be subject to any Liability or indemnification obligation to the Purchaser, its Affiliates or any other Person acting on their behalf resulting from any written or oral communication to the Purchaser, or use by the Purchaser of, any information, documents, pro-forma business plan, budgets, estimates, projections, forecasts, forward-looking statements or other material made available to the Purchaser, confidential information memoranda, data rooms or management interviews and presentations in respect of the transactions contemplated herein.

Article 9	Representations and Warranties of the Purchaser

The Purchaser hereby represents and warrants to the Seller that the following are true and correct on the date of this Agreement and shall be true and correct on the Closing Date:

9.1	Corporate Organization

The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and the Purchaser has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. The Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which such qualification or licensing is necessary under applicable Law, except where the failure to be so qualified or licensed and to be in good standing would not reasonably be expected, individually or in the aggregate, to materially delay the Closing or prevent the Purchaser from complying with its obligations under this Agreement and the Ancillary Agreements. The Purchaser has not engaged in any business activities prior to the date of this Agreement and shall not engage in any business activities prior to the Closing.

9.2	Authority; Binding Effect

9.2.1	The Purchaser has full corporate power and authority to execute and deliver and to perform its obligations under this Agreement and the Ancillary Agreements, and each other agreement, document, instrument or certificate contemplated by this Agreement and the Ancillary Agreements to be executed by the Purchaser in connection with the consummation of the transactions contemplated hereby and thereby.

9.2.2	The execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements have been duly authorized or, with respect to the Ancillary Agreements, shall have been duly authorized at the Closing Date, by all necessary corporate action on the part of the Purchaser, and no additional authorization on the part of the Purchaser is necessary in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements.

9.2.3	This Agreement constitutes, and on the Closing Date, will constitute, and each of the Ancillary Agreements when duly executed and delivered on the Closing Date will constitute, legal, valid and binding obligations of the Purchaser enforceable against it in accordance with their respective terms.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

9.3	No Violations; Consents and Approvals

9.3.1	The execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby do not and will not:

(a)	conflict with, violate, result in the breach of, or constitute a default under, any provision of the certificate of incorporation or bylaws or similar governing documents of the Purchaser;

(b)	conflict with, violate, result in the breach of, constitute a default under, any contract pursuant to which the Purchaser is bound; or

(c)	conflict with, violate, result in the breach of, or constitute a default under, any Law applicable to the Purchaser.

9.3.2	No consents or approvals are required on the part of the Purchaser in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements.

9.3.3	Without prejudice to the generality of Section 9.3.2 above, no approvals are required or advisable to be obtained by the Purchaser under any applicable antitrust or competition Laws in connection with the consummation of transactions contemplated by this Agreement or any of the Ancillary Agreements.

9.3.4	There is no pending Legal Proceeding involving the Purchaser or, to the Knowledge of the Purchaser, threatened against the Purchaser, which questions or challenges the validity of this Agreement or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby or any action to be taken pursuant to this Agreement.

9.4	Financial Capability

9.4.1	The Purchaser will have on hand available funds sufficient to enable the Purchaser to pay in full all amounts to be paid in a timely manner and to satisfy all other obligations hereunder by the Purchaser in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, without recourse to any borrowing or other financing (whether or not committed). Giving effect thereto, following the Closing, the Purchaser will have capital resources sufficient to satisfy all Assumed Liabilities as they become due and the Purchaser’s covenants, agreements and obligations relating to the Transferred Assets and the Transferred Employees.

9.4.2	The original source of monies being used by the Purchaser to pay all amounts contemplated to be paid and to satisfy all other obligations hereunder by the Purchaser in connection with this Agreement and the transactions contemplated hereby is derived from legitimate activities. Such monies do not originate from any country or territory that is identified as the subject of country-wide or territory-wide sanctions (economic or otherwise), or from a Person that is described or designated on any prohibited parties’ lists maintained by any country or international organization (such as the Specially Designated Nationals and Blocked Persons (SDN) list maintained by the U.S. Office of Foreign Assets Control (OFAC) and the United Nations Security Council 1267 Committee’s List of Terrorists and Supporters of Terrorism).

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

9.5	Brokers and Finders

There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser or any of its Affiliates who might be entitled to any fee or commission from the Seller or any of its Affiliates in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.

9.6	Environmental Due Diligence

Purchaser acknowledges that, with respect to the environmental condition of the Facility and the Owned Land and any Environmental Matters, Seller does not make or provide any representations, warranties, covenants, or guarantees regarding Environmental Matters, Hazardous Materials, or the presence or disposal of any Hazardous Materials or any other hazardous or toxic substances in, on, emanating from, or resulting from activities at the Facility and/or the Owned Land, except as set forth in Section 8.8. Purchaser acknowledges that Purchaser will have had a full opportunity and ample time to make independent investigations to assess the environmental conditions of the Facility and the Owned Land and the existence or non-existence of any Environmental Matters, any violation of Environmental Laws, or any curative action to be taken with respect to any Environmental Matters, and will rely solely upon the same and the express representations contained herein. Purchaser acknowledges and agrees that it will have conducted its own tests, inspections, investigations, environmental audits, inquiries of third parties, and other reviews as Purchaser deems necessary or appropriate, and that Purchaser will solely rely on its own such tests, inspections, investigations, environmental audits, inquiries of third parties and other reviews in having determined the advisability of acquiring the Facility and the Owned Land on the terms set forth herein.

9.7	Waiver and Release for Environmental Matters

Except as provided in and subject to Article 10, below, Purchaser acknowledges that, upon the closing, Purchaser shall be deemed to have waived, relinquished and released the Seller and each of its parents or Affiliates from and against any and all claims, demands, causes of action (including causes of action in contract, strict liability or tort), losses, damages, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, which Purchaser might have asserted or alleged against Seller or any of its parents or Affiliates at any time by reason of or arising out of an Environmental Matter. Purchaser acknowledges and agrees that the waivers, releases and other provisions contained in this Agreement were a material factor in Seller's acceptance of the Purchase Price and that Seller would have been unwilling to sell the Facility and the Owned Land to Purchaser unless Seller and each of its parents and Affiliates is released as expressly set forth above. Purchaser, with Purchaser's counsel, has fully reviewed the disclaimers and waivers set forth in this Agreement, and understands the significance and effect thereof.

9.8	No Other Representation and/or Warranty

The representations and/or warranties provided in this Article 9 are the only representations and/or warranties given by the Purchaser in connection with the transactions herein contemplated.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

9.9	Independent Assessment

The Purchaser acknowledges that it and its Representatives have been permitted satisfactory access to the records, contracts, and other properties and assets of the Seller and its Affiliates relating to the Facility and the Transferred Assets, and have had a satisfactory opportunity to meet with the officers and employees of the Seller to discuss the contemplated purchase of the Transferred Assets and the transactions contemplated by this Agreement and the Ancillary Agreements. The Purchaser acknowledges that it has made its own and independent assessment of the present condition and the future prospects of the Facility and its operations and is sufficiently experienced to make an informed judgment with respect thereto. The Purchaser has not relied on any representation and warranty of the Seller, except those expressly included herein.

Article 10	Indemnification

10.1	Indemnification

10.1.1	From and after the Closing, and subject to this Article 10, the Seller hereby agrees to indemnify the Purchaser, its Affiliates and their respective Representatives (collectively, the “Purchaser Indemnified Parties”) for any and all losses, Liabilities, claims, demands, judgments, demands, fines, suits, actions, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) incurred by the Purchaser Indemnified Parties arising out of, or related to:

(a)	any inaccuracy or breach of any representation or warranty on the part of the Seller contained in this Agreement, or on the part of the Seller and/or any of its Affiliates, as the case may be, contained in any of the Ancillary Agreements;

(b)	any failure to perform, breach or violation by the Seller of any of its covenants or agreements contained in this Agreement, or by the Seller and/or any of its Affiliates, as the case may be, of any of their respective covenants or agreements contained in any of the Ancillary Agreements; and

(c)	any Excluded Liabilities.

10.1.2	From and after the Closing, and subject to this Article 10, the Purchaser hereby agrees to indemnify the Seller, its Affiliates and their respective Representatives (collectively, the “Seller Indemnified Parties”) for any and all Losses incurred by the Seller Indemnified Parties arising out of, or related to:

(a)	any inaccuracy or breach of any representation or warranty on the part of the Purchaser contained in this Agreement or any of the Ancillary Agreements;

(b)	any failure to perform, breach or violation by the Purchaser of any of its covenants or agreements contained in this Agreement or any of the Ancillary Agreements;

(c)	subject to indemnification rights provided in Section 10.1.1(a), any Liability with respect to Environmental Matters; and

(d)	any of the Assumed Liabilities.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

10.1.3	All claims made by any Party (the “Indemnifiable Party”) against the other Party (the “Indemnifying Party”) under this Article 10 shall only be validly asserted as provided by Sections 10.2 and 10.3 below.

10.2	Indemnification Process for Direct Claims

In the event of a claim (other than a Third Party Claim, as defined in Section 10.3) made by one Party against another Party under Section 10.1 (a “Direct Claim”), the Indemnifiable Party shall promptly (and in any event within ten (10) Business Days of becoming aware of it) give written notice to the Indemnifying Party of such Direct Claim, specifying the nature and grounds of such Direct Claim and the amount or estimated amount thereof (which estimate is for informational purposes only and shall not be considered a conclusive determination of the final amount of such Direct Claim); provided, however, that the failure to give such notice promptly shall not relieve the applicable Indemnifying Party of its indemnification obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced by any delay in receiving such notice.

10.3	Indemnification Process for Third Party Claims

10.3.1	In the event that any Legal Proceeding is asserted or instituted by any Third Party in respect of which an Indemnifying Party may be obligated to provide indemnification hereunder (such Legal Proceeding being hereinafter referred to as a “Third Party Claim”), the Indemnifiable Party shall promptly (and in any event within ten (10) Business Days of becoming aware of it) give written notice to the Indemnifying Party of such Third Party Claim, specifying the nature and grounds of such Third Party Claim and the amount or estimated amount thereof (which estimate shall not be considered a conclusive determination of the final amount of such Third Party Claim) (a “Third Party Claim Notice”); provided, however, that the failure to give such notice promptly shall not relieve the applicable Indemnifying Party of its indemnification obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced by any delay in receiving such notice.

10.3.2	In the event of a Third Party Claim:

(a)	the Indemnifying Party shall have the right, if it so elects, to assume the defense of the Third Party Claim and take such action to avoid, defend, dispute, resist, appeal or compromise such Third Party Claim and for such purpose may retain counsel of its choice to represent the Indemnifiable Party and any others that the Indemnifying Party may reasonably designate in connection with such Third Party Claim and shall pay the fees and disbursements of such counsel with regard thereto;

(b)	the Indemnifiable Party shall have the right, if it so notifies the Indemnifying Party, to be consulted in such defense of the Third Party Claim and to participate at its own expense and with counsel of its choice. In such event, the Indemnifying Party shall afford the Indemnifiable Party and its counsel the opportunity to comment (which comments shall be taken into account to the extent reasonable) with respect to the conduct of the defense of such Third Party Claim;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(c)	if requested by the Indemnifying Party, the Indemnifiable Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party defends or, if (i) appropriate and related to the Third Party Claim in question and (ii) reasonable in the judgment of the Indemnifying Party, in making any counterclaim against the Person asserting the Third Party Claim, or any cross complaint against any Person. The Indemnifying Party shall consult the Indemnifiable Party with respect to the prosecution of such counterclaim, demand or cross complaint. In such case and to the extent the counterclaim or cross complaint is related to the circumstances or facts giving rise to the Loss, the amount obtained as a result thereof shall be deducted from the amount of the indemnification to be paid by the Indemnifying Party to the Indemnifiable Party.

10.3.3	In the event the Indemnifying Party does not assume the defense in respect of the Third Party Claim, the Indemnifying Party shall have the right, if it so notifies the Indemnifiable Party, to be consulted in such defense of the Third Party Claim and to participate at its own expense and with counsel of its choice. In such event, the Indemnifiable Party shall afford the Indemnifying Party and its counsel the opportunity to comment (which comments shall be taken into account to the extent reasonable) with respect to the conduct of the defense of such Third Party Claim.

10.3.4	From and after the delivery of a Third Party Claim Notice hereunder, at the reasonable request of the Indemnifying Party, the Indemnifiable Party shall promptly provide the Indemnifying Party with copies of any document received or sent in connection with the Third Party Claim and shall grant the Indemnifying Party and its Representatives all reasonable access to the books, records and properties of the Indemnifiable Party to the extent reasonably related to the matters to which the Third Party Claim Notice relates. The Indemnifying Party shall not, and shall require that its Representatives shall not, use (except in connection with such Third Party Claim) or disclose to any Third Party other than the Indemnifying Party’s Representatives (except as may be required by applicable Law) any information obtained pursuant to this Section 10.3.4 which is designated confidential by the Indemnifiable Party. All such access shall be granted during normal business hours on a Business Day and shall be granted under conditions which will not unreasonably interfere with the business and operations of the Indemnifiable Party.

10.3.5	Any compromise or settlement made or caused to be made by the Indemnifying Party or the Indemnifiable Party, as the case may be, in connection with any Third Party Claim shall be binding upon, and be for the benefit of, the Indemnifying Party and the Indemnifiable Party, as the case may be, in the same manner as if a final Order had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that no settlement or compromise shall be entered into by either the Indemnifying Party or the Indemnifiable Party without the express written consent of the other Party (which consent shall not be unreasonably withheld or delayed). In the event the Indemnifiable Party refuses to consent to a settlement providing for a monetary payment that does not impose any other restrictions on the Indemnifiable Party, the Indemnifying Party shall not be liable to indemnify the Indemnifiable Party for any amount in excess of the amount of such settlement proposal.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

10.4	General Limitations on Indemnity Payments

10.4.1	From and after the Closing, indemnification under this Article 10 shall constitute the sole and exclusive remedy of any Party with respect to any and all claims relating to this Agreement and the Ancillary Agreements. Each Party waives, and shall cause its Affiliates to waive, any other right against the other Party and its Affiliates for indemnification pursuant to any breach of representations or warranties, other than as provided in this Agreement or any Ancillary Agreement. The Purchaser is purchasing the Transferred Assets and assuming the Assumed Liabilities based solely on the results of its inspections and investigations and on the representations and warranties of the Seller set forth in Article 8 (as modified by any Schedule or Disclosure Supplement) and the Ancillary Agreements. In light of these inspections and investigations and the representations and warranties made to the Purchaser by the Seller in Article 8 or in the Ancillary Agreements, the Purchaser is waiving any right to any claim based on any representation and warranty, other than those as provided in this Agreement or any Ancillary Agreement.

10.4.2	No claim for indemnification made by a Purchaser Indemnified Party pursuant to Section 10.1.1(a) will be indemnifiable if and to the extent that the fact, matter, event or circumstance giving rise to such claim is disclosed by this Agreement, the Schedules to this Agreement (as they may be supplemented pursuant to Section 6.4), any other Ancillary Agreement or any document disclosed in the Data Room.

10.4.3	The Indemnifiable Party shall take all commercially reasonable steps to avoid or mitigate any Losses in respect of which it might be entitled to indemnification pursuant to this Article 10.

10.4.4	No indemnification shall be available to the Purchaser Indemnified Parties hereunder in respect of any Loss which is directly attributable to:

(a)	the conduct by the Purchaser or its Affiliates after the Closing Date; or

(b)	the conduct by the Seller or its Affiliates before the Closing Date at the direction or request of the Purchaser or its Affiliates.

10.4.5	The amount of any Loss for which indemnification is provided under this Article 10 shall be net of any amounts actually recovered by the Indemnifiable Party under insurance policies, including without limitation the pollution legal liability insurance policy obtained by the Purchaser in accordance with Section 4.3(g), or from Third Parties (other than amounts recovered from another Indemnifiable Party) with respect to such Loss. If any Loss related to a claim by an Indemnifiable Party is covered by one or more third-party insurance policies held by the Indemnifiable Party, the Indemnifiable Party shall use all commercially reasonable efforts to pursue claims against the applicable insurers for coverage of such Loss under such policies. If the Indemnifiable Party actually receives a full or partial recovery under such insurance policies or from a Third Party (other than from another Indemnifiable Party) following payment of indemnification by the Indemnifying Party in respect of such Loss, the Indemnifiable Party shall forward such insurance or other such amounts recovered to the Indemnifying Party less any costs, fees and expenses, duly evidenced, incurred by the Indemnifiable Party in connection with the recovery of such amount (not to exceed the amount of indemnification paid by the Indemnifying Party).

10.4.6	The amount of any Loss for which indemnification is provided under this Article 10 shall be reduced to take account of the actual amount by which the Taxes of the Indemnifiable Party or its Affiliates shall be reduced by such Loss.

10.4.7	In no event shall any Indemnified Party be entitled to indemnification hereunder for any Loss arising out of or in connection with a change or development in Law after the date hereof including any change or development in the enforcement thereof or any change in the rates of taxation in force at the date of this Agreement.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

10.4.8	In no event shall any Indemnifiable Party be entitled to double recovery under this Agreement or any Ancillary Agreement. In particular, in the event any circumstances giving rise to a Loss constitute a breach of more than one representation and warranty, obligation or covenant on the part of the Indemnifying Party, the Indemnifiable Party shall only be entitled to be indemnified once in respect of such Loss.

10.4.9	If any claim for indemnification is based upon a liability which is contingent, the Indemnifying Party shall not be liable to make any indemnification payment to the Indemnifiable Party unless and until such contingent liability becomes due and payable, other than payments made to the Indemnifiable Party to cover the costs and expenses of investigating or defending such contingent liability, including reasonable attorneys’ fees incurred by the Indemnifiable Party; provided, however, that any claim for indemnification that is made with respect to a contingent liability prior to the termination of the survival period defined in Section 10.5 shall not be denied, and no Indemnifying Party’s liability hereunder shall be extinguished solely because such liability remains contingent at the end of such survival period.

10.4.10	For the purposes of this Article 10, all amounts which are denominated in a currency other than the U.S. dollar shall be converted into U.S. dollars at the rate published in the Wall Street Journal on the date of the notice of claim by the Indemnifiable Party.

10.5	Survival of Representations, Warranties and Covenants

Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any statute of limitations that might otherwise apply, the obligation of any Indemnifying Party to indemnify any Indemnifiable Party from and against any Loss arising from the breach of a representation or warranty set forth in this Agreement or the breach of a covenant in Article 6 will terminate twelve (12) months after the Closing Date (the “Termination Date”), except that claims in respect of breaches thereof pending on, or asserted prior to, the Termination Date will continue to survive until such claims have been resolved.

10.6	Other Limitations

10.6.1	To the extent that any Losses incurred by a Purchaser Indemnified Party arise out of (a) a breach of the Seller’s representations in any of Section 8.3, Section 8.4 or Section 8.6, or (b) a breach of the Seller’s covenants to convey a Transferred Asset, and is capable of mitigation through the conveyance to the Purchaser or the applicable Purchaser Indemnified Party of any non-conveyed asset giving rise to such Loss (or another non-conveyed asset that would cure such Loss), the Purchaser and the Seller shall cooperate (at the Seller’s expense) to effect any arrangement reasonably proposed by the Purchaser for the conveyance to the Purchaser or the applicable Purchaser Indemnified Party of such asset. To the extent that any Losses incurred by a Purchaser Indemnified Party arise out of a breach of the Seller’s covenants in Section 7.2 which is capable of mitigation through making available to the Purchaser or the applicable Purchaser Indemnified Party any Shared Contract giving rise to such Loss (or another asset that would cure such Loss), the Purchaser and the Seller shall cooperate (at the Seller’s expense) to effect any arrangement reasonably proposed by the Purchaser to mitigate such Loss. In such event, if the Seller is unable to effect such arrangement, the Purchaser shall be entitled to obtain a reasonably equivalent replacement or substitute for such asset on a commercially reasonable basis, and the reasonable cost of such reasonably equivalent replacement or substitute will be an indemnifiable Loss hereunder.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

10.6.2	Notwithstanding the foregoing, and subject to Section 10.6.3 below, no claim for indemnification made pursuant to Section 10.1.1(a) will be indemnifiable:

(a)	unless the Losses with respect to each individual item or group of related items underlying such claim exceed One Hundred Thousand U.S. dollars ($100,000) (the “Minimum Claim Threshold”), provided that if the Losses with respect to such item or group of related items exceed the Minimum Claim Threshold, the full amount of the Claim (and not just the excess above the Minimum Claim Threshold) will be indemnifiable, subject to the other limitations herein; and

(b)	until the indemnifiable Losses pursuant to Section 10.1.1(a) exceed Two Hundred Fifty Thousand U.S. dollars ($250,000) in the aggregate (the “Deductible”), in which event the Seller will reimburse the Purchaser Indemnified Party only for the amount of the indemnifiable Losses in excess of the Deductible, provided that notwithstanding any other provision of this Agreement, the maximum amount for which the Seller may be liable with respect to claims made pursuant to Section 10.1.1 will not exceed One Million U.S. dollars ($1,000,000) (the “Cap”).

10.6.3	[Reserved.]

10.6.4	The Indemnifying Party shall be liable only for Losses that are direct damages incurred by the Indemnifiable Party. The Indemnifying Party shall not be liable for any consequential, incidental, indirect, special or punitive damages, including loss of income, revenue, goodwill or profits or diminution in value, whether actual or prospective.

10.6.5	Notwithstanding any other provision to the contrary, in relation to Environmental Matters, the Purchaser Indemnified Parties shall not be entitled to indemnification under Section 10.1.1 for that portion of any Losses attributable to the commencement of any Remedial Action, or the increase, exacerbation, or aggravation of any Remedial Action, resulting from an Environmental Matter existing prior to the Closing Date, when such Remedial Action, or such increase, exacerbation or aggravation, results from:

(a)	any conduct or failure to act of any Purchaser Indemnified Party if the Purchaser knew or should have known (exercising reasonable care) of such existing Environmental Matter and that their conduct or failure to act would increase, exacerbate or aggravate such Environmental Matter causing the Loss and failed to take reasonable corrective action in connection therewith as a result of such knowledge or imputed knowledge;

(b)	any site closure at the Facility resulting in the application of a clean-up standard for Remedial Action stricter than the standard which would have applied for a use comparable to the last industrial operation of the Facility on the Closing Date; or

(c)	any substantial change in the nature of the activities and services performed at the Facility or any substantial change at the Facility resulting in the application of a clean-up standard for Remedial Action stricter than the standard which would have applied for a use comparable to the industrial operation of the Facility on the Closing Date.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

10.6.6	The Purchaser shall not voluntarily approach any Governmental Authorities for the purpose of instigating Remedial Action for pollution which is reasonably likely to require indemnification by the Seller pursuant to Section 10.1.1 unless the Purchaser has first consulted with the Seller as to the appropriateness and contents of such approach; provided, however, that the Purchaser shall not be obligated to first consult with the Seller if such consultation would be impracticable under the circumstances, including, without limitation, if an approach to the Governmental Authorities is reasonably necessary to avert an imminent danger of harm or serious pollution of the Environment (in which circumstances, the Purchaser shall promptly notify the Seller after such approach). If the Purchaser goes forward with an approach to Governmental Authorities after conferring with the Seller, the Purchaser shall take into account reasonable comments from the Seller and shall keep the Seller reasonably informed of any material developments in such matter. If permitted by the Governmental Authorities, the Purchaser shall provide the Seller with the opportunity to attend scheduled meetings with the Governmental Authorities with respect to such matter.

Article 11	Termination

11.1	Conditions of Termination

This Agreement may be only terminated, by notice in writing, and the transactions contemplated hereby may be only abandoned prior to the Closing:

(a)	by the mutual written agreement of each of the Purchaser and the Seller;

(b)	by either Party if the Closing shall not have occurred on or before July 31, 2016; provided, however, that the right to terminate pursuant to this Section 11.1(b) is not available to any Party whose breach of any provision of this Agreement results in or causes the failure of the Closing to be consummated by such time;

(c)	by either Party if any Law is enacted that makes the consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited, or if consummation of the transactions contemplated by this Agreement would violate any non-appealable final Order of any Governmental Authority; or

(d)	by the Purchaser if the condition precedent set forth in Section 5.2(b) is not fulfilled, or by the Seller if the condition precedent set forth in Section 5.3(a) is not fulfilled, in each case as a result of a breach, failure or misrepresentation which has not been cured within twenty (20) Business Days of receiving written notice thereof from the terminating Party indicating that unless such breach, failure or misrepresentation is cured in accordance with this Section 11.1(d), the terminating Party intends to terminate this Agreement (it being understood that such twenty (20) Business Day cure period will, to the extent necessary, extend the date set forth in Section 11.1(b)).

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

11.2	Consequences of Termination

In the event of termination of this Agreement in accordance with Section 11.1, this Agreement shall thereafter become void and have no effect, and no Party hereto shall have any liability or obligations to the other Party or their respective Affiliates, except for:

(a)	the obligations contained in this Section 11.2 and Sections 12.1, 12.2, 12.3, 12.4 and 12.11; and

(b)	the obligations resulting from a wilful breach of any obligations under this Agreement, provided that such breach occurred prior to the termination of this Agreement.

Article 12	General Provisions

12.1	Confidentiality

12.1.1	For the purposes of this Section 12.1:

(a)	subject to Section 12.1.2 below, “Confidential Information” shall mean:

(i)	(in relation to the obligations of the Purchaser) any and all information related to the Seller and/or its Affiliates or, prior to Closing, the Transferred Assets, received or held by the Purchaser or its Representatives, whether oral or written;

(ii)	(in relation to the obligations of the Seller) any and all information related to the Purchaser and/or its Affiliates or, following Closing, the Transferred Assets, received or held by the Seller or its Representatives, whether oral or written; and

(iii)	any of the terms, conditions or content of the discussions between the Parties with respect to, and the existence and the terms of, this Agreement and the other Ancillary Agreements; and

(b)	“Representatives” in respect of a Party shall mean any Affiliates and/or any directors, officers, managers, employees, agents and/or advisors (including, without limitation, financial advisors, counsels and accountants) of such Party or any of its Affiliates.

12.1.2	Confidential Information shall however not include any information that:

(a)	is or becomes generally available to the public other than as a result of a disclosure by that Party or any of its Representatives in violation of this Section 12.1;

(b)	was lawfully in the possession of that Party or any of its Representatives prior to such information being received from the other Party or its Representatives free of any restriction as to its use and disclosure (as can be demonstrated by that Party’s or its Representative’s written records);

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(c)	becomes available to that Party or any of its Representatives thereafter, provided that at the time of its receipt such information is not, to the best of that Party’s and its Representative’s knowledge, subject to any confidentiality or restricted-use obligation for the benefit of the other Party; and/or

(d)	is independently developed by that Party or any of its Representatives without reference to the other Party’s Confidential Information (as can be demonstrated by that Party’s or its Representative’s written records).

12.1.3	Subject to the provisions of this Section 12.1, or unless otherwise agreed to in writing by the other Party, each of the Seller and the Purchaser hereby agrees not to (and to cause its Representatives not to):

(a)	disclose any Confidential Information to any Person other than its Representatives who need to know the Confidential Information for the purpose of the consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements; and

(b)	use any Confidential Information for any purpose other than in connection with the consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

12.1.4	If a Party (the “Disclosing Party”) (or its Representative) is, as per its legal counsel’s written opinion, required by applicable Law, by applicable stock exchange regulation or other regulation, by legal process, or for the purposes of enforcement of its rights under this Agreement, to disclose all or any portion of the Confidential Information, the Disclosing Party (or its Representative) may so disclose such Confidential Information, provided that the Disclosing Party shall, to the extent permitted by Law:

(a)	provide the other Party with a written notice of such requirement so that the other Party may seek a protective order or other appropriate remedy;

(b)	exercise commercially reasonable efforts to narrow the scope of any such requirement and consult with the other Party to that effect; and

(c)	if such protective order or other remedy is not obtained, furnish only that portion of the Confidential Information which the Disclosing Party (or its Representative) is compelled to disclose and exercise commercially reasonable efforts to obtain assurance that confidential treatment will be accorded to such Confidential Information.

The Parties acknowledge that the Purchaser may be required to file a redacted copy of this Agreement with the Securities and Exchange Commission and the Parties will cooperate (at no additional cost or expense to Seller) to prepare the filing and seek confidential treatment of mutually agreed to portions of this Agreement.

12.1.5	In the event of termination of this Agreement in accordance with Section 11.1, the Purchaser shall (and shall ensure that its Representatives shall) promptly, upon the Seller’s written request, and in any event within ten (10) Business Days of such request return all copies of Confidential Information in its possession or in the possession of any of its Representatives and destroy all information or other documents derived from such Confidential Information. Notwithstanding the foregoing, the Purchaser (and its Representatives) shall be permitted, subject to their continued compliance with the obligations specified in this Section 12.1, to retain copies of any computer records and files containing such Confidential Information which have been created pursuant to its automatic electronic archiving and back up procedures. If so requested by the Seller, the Purchaser shall confirm in writing that its undertakings relating to the return or destruction of any such Confidential Information have been complied with.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

12.2	Public Announcements

Without limitation to Section 12.1 above (and subject always to Section 12.1.4 above), the Purchaser and the Seller shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the other Party’s name or the transactions contemplated hereby and neither the Purchaser nor the Seller shall issue any such press release or make any such public statement without having first submitted a draft thereof to the other Party. The issuance thereof shall not be made without the prior written approval of the other Party (such approval not to be unreasonably withheld or delayed).

12.3	Notices

12.3.1	Any notice or other communication provided for herein (the “Notice”) or given hereunder to a Party must be in writing, and delivered in person or sent by a reputable express courier, addressed as follows:

(a)	if to the Purchaser or any of its Affiliates:

Icagen-T, Inc.

2090 E. Innovation Park Drive

Oro Valley, Arizona 85755

Attention: Richard Cunningham, President & CEO

with a copy to:

Leslie Marlow, Esq.

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

(b)	if to the Seller or any of its Affiliates:

Sanofi US Services Inc.

c/o Sanofi

54 rue La Boétie
75008 Paris
France
Attention: General Counsel

with a copy to:

Carol Stern, Esq.

McCarter & English, LLP

100 Mulberry Street

Newark, New Jersey 07102

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

12.3.2	All such Notices shall be deemed given:

(a)	if delivered in person, upon actual receipt by the Person to receive delivery; and

(b)	if sent by overnight courier, be deemed given two (2) Business Days following the day sent by express courier,

provided that any such Notice delivered after 5:00 p.m. (local time) in the place of receipt or on a day that is not a Business Day will not be deemed given or received until 9:00 a.m. (local time) on the next succeeding Business Day.

12.3.3	Any Party from time to time may change its address or other information for the purpose of Notices to that Party by giving Notice specifying such change to the other Parties.

12.3.4	Except as otherwise expressly provided in this Agreement, all Notices shall be in English or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

12.4	Expenses and Taxes

12.4.1	Except as expressly set forth otherwise in this Agreement and to the extent legally feasible, any and all payments to be made by one Party and/or its Affiliates to the other Party and/or its Affiliates as a result of or in connection with this Agreement shall be made solely by the Seller to the Purchaser or by the Purchaser to the Seller, as the case may be, it being understood that each Party will be then responsible for allocating the amounts thus received from the other Party to its Affiliates.

12.4.2	Each Party shall pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that the Parties agree that the Purchaser shall pay all Transfer Taxes with respect to the transactions contemplated hereby and the Purchaser shall indemnify and hold harmless the Seller and its Affiliates with respect to such Transfer Taxes. Each Party will cooperate and consult with each other prior to filing Tax Returns in respect of Transfer Taxes and will cooperate and otherwise take all commercially reasonable efforts to obtain any exemptions for or refunds of Transfer Taxes.

12.4.3	The Seller shall be responsible for the timely filing (taking into account any extensions received form the relevant Governmental Authorities) of all Tax Returns required by Law to be filed with respect to the Transferred Assets for periods ending on or prior to the Closing Date. All Taxes, other than Transfer Taxes with respect to the transactions contemplated hereby, indicated as due and payable on such Tax Returns shall be paid by the Seller when required by Law, except for such Taxes as may be contested by the Seller in good faith and pursuant to appropriate Legal Proceedings.

12.4.4	The Purchaser shall be responsible for the timely filing (taking into account any extensions received from the relevant Government Authorities) of all Tax Returns required by Law to be filed with respect to the Transferred Assets for the periods ending after the Closing Date. All Taxes indicated as due and payable on such Tax Returns shall be paid by the Purchaser when required by Law, except for such Taxes as maybe contested by the Purchaser in good faith and pursuant to appropriate Legal Proceedings.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

12.4.5	Seller will pay (a) with respect to the Title Policy, the premium allocable to a standard ALTA owner’s policy of title insurance and the premium only for those endorsements the Seller has agreed to provide to cure Defects as provided in Section 12.12 below, (b) one-half of any escrow fee, (c) all of the costs for recording reconveyances of existing monetary or other liens or encumbrances on the Transferred Assets, and (d) all unpaid special assessments that are due and payable on or prior to Closing.

12.4.6	Purchaser will pay (a) one-half of any escrow fee, (b) recording fees with respect to the Deed of Sale, the Deed of Trust and the Affidavit of Property Value, (c) with respect to the Title Policy, any additional premium allocable to an ALTA extended coverage title policy and the costs of all endorsements to the Title Policy (other than those to be provided by Seller to cure Defects), and (d) the cost of any survey (or survey revisions) required by the Purchaser.

12.4.7	Real property taxes and all general assessments shall be prorated as of the Closing Date made on the basis of the fiscal year for which assessed. If the Closing Date shall occur before the real property tax rate is fixed, the apportionment of taxes shall be made on the basis on the tax rate for the preceding year applied to the latest assessed valuation; within thirty (30) days after both Parties have received notice that the final rates have been fixed by the applicable Government Authority (such notice being delivered by the other Party or by the applicable Governmental Authority), the real property tax and assessment proration made on the Closing Date shall be recalculated and apportioned and an appropriate payment shall be made by the Seller to the Purchaser or by the Purchaser to the Seller, as the case may be. Any matters whose proration is not specifically covered in this Section 12.4.7 shall be prorated in accordance with customary procedure in the county where the Owned Land is located.

12.5	Amendments; Waiver

This Agreement and the Ancillary Agreements may only be amended, supplemented or modified and any provision of this Agreement may only be waived, pursuant to a written instrument making specific reference to this Agreement and executed by duly Authorized Persons of the Parties.

12.6	Entire Agreement

12.6.1	This Agreement and the Ancillary Agreements constitute the entire understanding and agreement between the Parties with respect to the matters herein and supersede any previous agreements, understandings, or statement of intent in each case, written or oral, of every nature between the Parties with respect to those matters.

12.6.2	To the extent any provision of any Ancillary Agreement is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall prevail.

12.6.3	Without prejudice to the generality of Section 12.6.2 above, the provisions of Article 10 on indemnification for breach of representations and warranties shall collectively and exclusively apply to the breach of any and all of the representations and warranties contained in any Ancillary Agreement.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

12.7	Severability

The invalidity or unenforceability of any provision of this Agreement or the Ancillary Agreements shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect and the invalidity and unenforceability of this Agreement or the Ancillary Agreements shall not affect the validity or enforceability in any jurisdiction in which such determination had not been made except to the extent such invalidity or unenforceability causes such agreements to no longer contain all of the material provisions reasonably expected by the Parties to be contained. The Parties, however, agree to substitute any invalid or unenforceable provision by a valid and enforceable provision which maintains, to the fullest extent possible, the respective interests of the Parties as established by the present terms and conditions of the Agreement.

12.8	Binding Effect; No Assignment

12.8.1	This Agreement and the Ancillary Agreements shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

12.8.2	Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not Party to this Agreement other than, as the context requires, any Affiliate of the Seller which, according to the provisions of this Agreement, is intended to be a signatory to any of the Ancillary Agreements, or on behalf of which a right is created or a commitment is taken by the Seller pursuant to this Agreement.

12.8.3	No assignment of this Agreement or of any rights or obligations hereunder may be made by either Party without the prior written consent of the other Party, and any attempted assignment without such required consent shall be null and void; except that the Seller may assign its rights under this Agreement to an Affiliate (provided that such assignee undertakes at the time of the assignment that if such assignee ceases to be an Affiliate such right will, immediately prior to the assignee ceasing to be an Affiliate, be re-assigned to the Seller or another of its Affiliates) and no such assignment will relieve the Seller of liability.

12.9	Specific Performance

The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, that monetary damages may be inadequate and that a Party may have no adequate remedy at Law. The Parties accordingly agree that, without the necessity of posting bond or other undertaking, the Parties hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Agreement, this being in addition to any other remedy to which such Party is entitled at Law or in equity. In the event that any action is brought in equity to enforce the provisions of this Agreement, no Party will allege, and each Party hereby waives the defense or counterclaim that, there is an adequate remedy at Law.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

12.10	Counterparts

This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

12.11	Governing Law; Dispute Resolution

12.11.1	This Agreement shall be governed in all respects by the Laws of the State of Delaware, without regard to the principles of conflicts of Laws that might otherwise be applicable.

12.11.2	In the event that any dispute or any part thereof arising out of or in connection with this Agreement and/or the Ancillary Agreements is not satisfactorily resolved by amicable negotiation between the Parties within twenty (20) Business Days of a Notice of claim sent by either Party, all such disputes or any unresolved part thereof shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) as in effect as of the date of commencement of the arbitration proceedings by three arbitrators appointed in accordance with such Rules of Arbitration, as modified by this Section 12.11.2. The arbitration proceedings shall take place in New York, New York and shall be conducted in the English language. The arbitral tribunal shall be obliged to render a final award on the merits no longer than six (6) months following the constitution of the arbitral tribunal. The arbitral award shall be binding upon the Parties and judgment upon any award rendered may be entered in any court having jurisdiction. However, any Party may bring an action or proceeding in any court of competent jurisdiction seeking specific performance or other equitable relief (or its equivalent), including without limitation pursuant to Section 12.9, or to preserve the status quo until any arbitration is concluded. Except in a proceeding to enforce the results of the arbitration or as otherwise required by Law, no Party nor any arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written agreement of both Parties. The arbitrators may award the prevailing party such reasonable attorneys’ fees, costs and necessary disbursements in addition to any other Losses to which such arbitrators determine such party may be entitled.

12.12	Title Insurance

12.12.1	Within five (5) Business Days after the date of this Agreement, Seller shall cause a national title insurance company (the “Title Insurer”) to provide Purchaser with a current title commitment (the “Title Commitment”) committing to the issuance of a 2006 ALTA extended owner’s title insurance policy insuring Purchaser’s fee simple ownership of the Owned Land and Facility in the amount of $17,000,000 (the “Title Policy”), together with legible copies of all title exception documents identified therein.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

12.12.2	If the Title Commitment reflects objections to title (other than the Permitted Encumbrances) not acceptable to Purchaser, in Purchaser’s sole and absolute discretion (collectively, “Defects”), and Purchaser shall notify Seller of same in writing (“Purchaser’s Title Notice”) within five (5) Business Days (the “Title Review Period”) after the later of (i) the date of this Agreement and (ii) the date Purchaser receives the Title Commitment and such documents, then within five (5) Business Days after Seller's receipt of Purchaser's Title Notice, Seller shall notify Purchaser which Defects Seller will cure prior to Closing and which Defects Seller will not cure prior to Closing. If Seller's notice specifies Defects which will not be cured by Seller prior to Closing, then Purchaser may, within two (2) Business Days after the expiration of the second five-Business Day period referenced above, accept such Defects (in which event such Defects shall be deemed to be "Permitted Encumbrances" hereunder) or Purchaser may elect to terminate this Agreement, in which case the provisions of Section 11.2 above shall apply. All matters referenced in the Title Commitment which are not Defects shall be deemed to be “Permitted Encumbrances” hereunder. If Seller fails to provide the required notice to Purchaser within the applicable five-Business Day period, then Seller shall be deemed to have elected not to cure such Defects. Notwithstanding anything to the contrary contained in this Agreement, any title exceptions for parties in possession and liens or encumbrances securing loans or evidencing security interests created by Seller shall not constitute Permitted Encumbrances hereunder and Seller shall provide the Title Insurer with all necessary documentation for the removal or release of same at or prior to Closing. The Seller or its agents, employees or affiliates shall not record any additional liens, encumbrances or other matters against title to the Owned Land and Facility after the date of this Agreement.

12.12.3	Purchaser may, at or prior to the Closing, notify Seller in writing (“Amended Title Notice”) of any Defects first disclosed by the Title Insurer between the expiration of the Title Review Period and the Closing Date, as set forth in an amended Title Commitment; provided that Purchaser must notify Seller of such objection within five (5) Business Days of being given such amended Title Commitment and copies of any new title exception documents referenced therein, otherwise the right to object thereto shall be waived. If Purchaser delivers an Amended Title Notice to Seller, then Purchaser and Seller shall have the same rights and obligations with respect to such Amended Title Notice as are applicable to a Purchaser’s Title Notice, regarding title matters, pursuant to Section 12.12.2 above. The Closing Date shall be extended, as necessary, to permit Seller at least five (5) Business Days to respond to an Amended Title Notice, and Purchaser at least five (5) Business Days after receipt of Seller’s response (if Seller fails to respond, Seller shall be deemed to have elected not to cure the Defects identified in the Amended Title Notice or provide endorsement coverage with respect thereto) to elect to terminate this Agreement. Purchaser’s election to terminate this Agreement shall be made, if at all, on or before 5:00 p.m. (EDT) on the fifth (5th) Business Day after Seller’s response is given (or deemed given) to the Amended Title Notice. Subject to any Defects which Seller has agreed to cure or endorse prior to the Closing in response to the Amended Title Notice, if Purchaser does not terminate this Agreement strictly in the manner and within the time provided in this Section 12.12.3, Purchaser shall be deemed to have waived its previous objections to Defects specified in the Amended Title Notice that Seller has elected not to cure, which Defects shall thereafter be deemed to be “Permitted Encumbrances” hereunder.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective Authorized Persons on the day and year first above written.

SANOFI US SERVICES INC.

By:	/s/ Mark Staudenmeier
Name:	Mark Staudenmeier
Title:	Vice President, US R&D Finance

ICAGEN-T, INC.

By:	/s/ Richard Cunningham
Name:	Richard Cunningham
Title:	President and Chief Executive Officer

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Exhibit A

MASTER SERVICES AGREEMENT

This MASTER SERVICES AGREEMENT (this "Agreement") is entered into on this _____ day of ______, 2016 (the "Effective Date"), by and between SANOFI US SERVICES INC., with offices at 55 Corporate Drive, Bridgewater, NJ 08807 ("SANOFI") and ICAGEN-T, INC., with offices at 2090 E. Innovation Park Drive, Oro Valley, AZ 85755 ("VENDOR"). SANOFI and VENDOR are each referred to herein as a "Party" and collectively as the "Parties."

RECITALS:

WHEREAS, SANOFI and VENDOR entered into an Asset Purchase Agreement (“APA”) dated _________, 2016.

WHEREAS SANOFI would like VENDOR to provide certain services and VENDOR would like to provide such services using the capabilities available at VENDOR’s research and development site located in Tucson, Arizona, in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the Parties hereto agree as follows:

1.	SERVICES

A.        Purpose; Scope of Services. The purpose of this Agreement is to establish an on-going services arrangement between SANOFI and VENDOR for the provision of certain services as further described on Exhibit A, attached hereto and incorporated by reference (the "Services"), as may be amended from time to time to add or delete Services. SANOFI may request in writing minor modifications or changes (collectively “Minor Changes”) to each Service which approval shall be effective only upon approval in writing by VENDOR, such approval not to be unreasonably withheld. Examples of such minor modifications or changes include variations in Service component content (e.g. an increase or decrease in the number of components or the complexity of the Service component). Each specific project for which SANOFI wishes to engage VENDOR shall be covered either by (i) a separate Work Order provided to VENDOR by SANOFI and executed by the Parties (each, a "Work Order"), or (ii) upon mutual agreement of VENDOR and SANOFI, a purchase order issued by SANOFI (each, a “Purchase Order”). Each fully executed Work Order or Purchase Order shall be considered as annexed to this Agreement as a specially numbered Work Order (e.g., Work Order No. 1, Work Order No. 2, etc.), or Purchase Order (e.g., Purchase Order No. 1, Purchase Order No. 2, etc.) and shall become part of this Agreement. Each such Work Order or Purchase Order shall contain a reference to the Agreement, a description of the Services, the Service Fee (as defined in Section 3.C.), the anticipated period of performance, a payment schedule and any other items agreed to by the Parties. Any special or related service that the Parties agree are outside the scope of the Services (“Other Services”) to be provided under a particular Work Order or Purchase Order shall be (x) added via an amendment to Exhibit A as provided for in the first sentence of this Section 1.A., or (y) handled in accordance with Section 1.D. below. All such Other Services shall be considered a Service for purposes of obtaining credit against the applicable monthly Subsidy Payment as set forth in Section 3.F. As applicable, SANOFI will provide to VENDOR the format, file type, and other specifications that SANOFI requires for data associated with the Services and VENDOR shall supply the data in accordance with such requirements. Affiliates (as defined in Section 5.A.) of SANOFI can participate in this Agreement by entering into their own separately numbered Work Order, or Purchase Order, if applicable, and agreeing in such Work Order or Purchase Order to be bound by the terms and conditions of this Agreement. Each Affiliate that participates under this Agreement shall be severally and solely responsible for its own transactions, liabilities, acts, negligence, conduct and/or responsibilities of any nature arising by reason of such Affiliate's participation under this Agreement. Neither SANOFI nor any participating Affiliate shall be responsible for the transactions, liabilities, acts, negligence, conduct and/or responsibilities of any other participating Affiliate under this Agreement.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

B.         Performance by VENDOR. VENDOR shall provide necessary individuals to perform the Services (collectively, "Personnel"), facilities, equipment, technology and supplies, as required for fulfillment of its obligations under this Agreement. All Services throughout the Term (as defined in Section 4.A.) will be performed at the site located at 2090 E. Innovation Park Drive, Oro Valley, AZ 85755 (“Tucson Site”). Prior to performing Services under any Work Order or Purchase Order at another VENDOR site, VENDOR shall provide a good faith justification as to the need for such Services to be performed at a location other than the Tucson Site and obtain advance written approval from SANOFI. The Service Fee associated with all Services performed at a location other than the Tucson Site shall be credited against the applicable Subsidy Payment as set forth in Section 3.F. Furthermore, VENDOR shall perform such Services in a professional manner with care, skill and diligence, and shall use all commercially reasonable efforts to successfully complete such Services within the time frame set forth in each Work Order or Purchase Order. VENDOR will promptly notify the SANOFI Alliance Manager (as defined in Section 1.H.) as well as the SANOFI notice contact set forth in the applicable Work Order or Purchase Order, by telephone and subsequently in written form, of any events that occur that materially interrupt or affect the performance of the Services or the completion of the Services in accordance with the time frame set forth in the Work Order or Purchase Order.

C.         Personnel. If, at any time during the course of the Services, SANOFI reasonably determines that any performance of the Services by any Personnel is unsatisfactory, SANOFI may require VENDOR to immediately remove such Personnel and VENDOR will use reasonable efforts to replace such individual, at no cost or penalty to SANOFI for delays or inefficiencies such replacement may cause, but without prejudice to any damages that SANOFI may be entitled to as a result of any delays or inefficiencies in the performance of the Services. SANOFI acknowledges that all current personnel at such location are satisfactory.

D.         Modification of Services. Subject to the Binding Forecast (as defined in Section 1.F.), in the event SANOFI wishes to (i) modify any of the Services described in a particular Work Order or Purchase Order, or (ii) obtain additional Services not covered by such Work Order or Purchase Order, SANOFI shall submit to VENDOR a written document containing the specifications for the changed or additional Services (each, a "Change Order Request"). Within fourteen (14) days of its receipt of SANOFI's Change Order Request, VENDOR shall provide SANOFI with a cost and revised time estimate for performing the changed or additional Services. The Parties will then discuss in good faith the cost and project time schedule effects of any required modification of Services, and once agreed upon, the Parties shall execute a change order ("Change Order") to the Work Order. Each Change Order executed by the Parties shall be incorporated into the applicable Work Order. If changes to the Services described in a particular Purchase Order are required, such changes shall be made through issuance of an amended Purchase Order. VENDOR will not implement any changed or additional Services until either (i) both Parties have signed the applicable Change Order to the Work Order or, (ii) an amended Purchase Order has been issued by SANOFI to VENDOR. If an amended Purchase Order is not issued by SANOFI or a Change Order is not signed by SANOFI within ten (10) days, VENDOR shall continue the Services assuming the Change Order Request has been withdrawn until such time that an amended Purchase Order or Change Order is received by VENDOR.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

E.         SANOFI’s Library of Compounds. In addition to the requirements and obligations set forth in this Agreement pertaining to all Services, additional terms pertaining solely to SANOFI’s library of compounds (“SANOFI’s Library of Compounds”) located on the Tucson Site, are set forth on Exhibit B (“Library of Compounds Services”) attached hereto and incorporated by reference. For the avoidance of doubt it is recognized and understood by VENDOR that SANOFI’s Library of Compounds is the sole and exclusive property of SANOFI and that sufficient storage capacity at the Tucson Site related to SANOFI’s Library of Compounds shall be reserved for the storage and maintenance of SANOFI’s Library of Compounds throughout the Term. The storage capacity at the Tucson Site related to SANOFI’s Library of Compounds existing as of the Effective Date is considered sufficient for purposes of the foregoing sentence.

F.         Rolling Forecast. As soon as reasonably practicable after the Effective Date, SANOFI shall provide VENDOR with a rolling forecast estimating the Service needs of SANOFI for the succeeding nine (9) month period (“Rolling Forecast”). Such Rolling Forecast shall identify SANOFI’s estimated demand for Services, including the number of full-time equivalent employees (“FTEs”) anticipated to be required to complete such Services. SANOFI shall prepare Rolling Forecasts in good faith and provide an updated Rolling Forecast prior to the first day of the succeeding calendar quarter throughout the Term. Such estimates shall not be binding on either Party. Notwithstanding the foregoing, the first two (2) calendar quarters of each Rolling Forecast shall be binding (“Binding Forecast”) on (i) SANOFI solely with respect to the Service Fee and subject to the provisions of Section 1.G., associated with the Services set forth in such Binding Forecast, and (ii) VENDOR with respect to ensuring that FTEs have been reserved and available to perform such Services during such period. As an example of the foregoing, using July 1, 2016 as the Effective Date for purposes of this example, as soon as reasonably practicable after July 1, 2016, SANOFI shall provide VENDOR with a Rolling Forecast covering the time period July 1, 2016 through March 31, 2017. For such Rolling Forecast, the time period extending from July 1, 2016 through December 31, 2016 shall be considered the Binding Forecast. Subsequently, prior to October 1, 2016, SANOFI shall provide VENDOR with a Rolling Forecast covering the time period October 1, 2016 through June 30, 2017. For such Rolling Forecast, the time period extending from October 1, 2016 through March 31, 2017 shall be considered the Binding Forecast.

G.         Effect of Service Cancellation by SANOFI in a Binding Forecast. If SANOFI cancels any Service contained in the Binding Forecast prior to initiation of work by VENDOR or during performance of work by Vendor (except for reasons associated with performance issues by VENDOR not attributable to an act or failure to act by SANOFI), Sanofi shall remain responsible for the Service Fee and expenses incurred for materials for such cancelled Services. Notwithstanding the foregoing, (i) to the extent materials for such cancelled Services have been purchased by VENDOR and such materials can be used for other Services, VENDOR shall use best efforts to reallocate such materials for use on other Services and such reallocated materials will reduce the Materials Cost for the Services for which such materials are used, or (ii) to the extent materials for such cancelled Services have not been purchased, or if VENDOR is able to cancel its purchase order for such materials with the applicable third party, as of the date of notice of Services cancellation by SANOFI to VENDOR, SANOFI shall not be responsible for the associated Materials Cost. In addition, in the event of Service cancellation as set forth in the first sentence of this Section 1.G., VENDOR will use commercially reasonable efforts to reallocate FTEs associated with such cancelled Services to perform work for a Third Party. SANOFI shall not be responsible for the associated Direct Service Costs (as defined in Section 3.C.) for such reallocated FTEs.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

H.         Alliance Managers. Each Party shall appoint one (1) representative with knowledge of their respective Party’s operations to serve as an alliance manager (“Alliance Manager”) with responsibility for overseeing that the Parties’ activities are conducted in accordance with this Agreement, and for being the primary point of contact between the Parties with respect to all such activities. The Alliance Manager may also serve as the alliance manager for other agreements in place between the Parties (e.g. Hit Discovery Services Agreement). The Alliance Managers shall meet via teleconference at least once during every calendar quarter following SANOFI’s receipt of the KPI Scorecard (as defined in Section 1.I.4.). Examples of activities for which the Alliance Managers provide oversight include, but are not limited to, review of the KPI Scorecard, KPI Breaches (as defined in Section 1.I.5.), the Rolling Forecast and the Binding Forecast. Either Party may replace its Alliance Manager at any time upon written notice to the other Party. In the event of a KPI Breach, the Alliance Managers shall organize a meeting with the appropriate representatives from each side to review and discuss the cause of such breach and opportunities for change with the goal of minimizing the possibility of a subsequent KPI Breach in the future.

I.          Key Performance Indicators.

1.        Key Performance Indicators. Key performance indicators for each Service (each a “Service KPI”) are set forth on Exhibit A. Service KPIs may be modified and updated at any time upon mutual agreement of the Parties. In the event of a Change Order Request as described in Section 1.D., the cycle time for the applicable KPI for the Service(s) subject to the Change Order Request shall be extended by twenty-four (24) days.

2.        KPI Targets. For each Service KPI there is a KPI target (“KPI Target”) as set forth on Exhibit A. Beginning on the Effective Date, all Service KPIs must meet or exceed the corresponding KPI Target.

3.        KPI Performance Levels. For each KPI Target for each Service KPI there are two (2) performance levels: (i) a level at which the Service KPI has a value equal to or greater than the applicable KPI Target (“Meets or Exceeds”), and (ii) a level at which the Service KPI has a value less than the applicable KPI Target (“Below Expectations”). Beginning on the Effective Date and for the duration of the Term, all Service KPIs must have a Meets or Exceeds value against the applicable KPI Target.

4.        KPI Scorecard. Within fifteen (15) days after the end of each calendar quarter, VENDOR shall supply to SANOFI’s Alliance Manager a KPI scorecard (“KPI Scorecard”) in a form substantially similar to the one attached hereto as Exhibit C and incorporated by reference. The KPI Scorecard shall indicate for each Service KPI the performance level against the applicable target level.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

5.        KPI Breach. With respect to each Service KPI in any calendar quarter throughout the Term, in the event the performance value for a Service KPI has a value that is Below Expectations against the applicable KPI Target level due to the failure of VENDOR to perform in accordance with the terms and conditions contained in the applicable Work Order or Purchase Order, if such failure is other than attributable to an act or failure to act by SANOFI or a Force Majeure Event, such Service KPI shall be considered in breach (“KPI Breach”). The KPI Breach shall remain in effect until such time that the Service KPI has a performance value of Meets or Exceeds on a successive KPI Scorecard and the Alliance Managers are in agreement on such value.

6.        Effect of KPI Breach or Rejected Service. With the exception of Services associated with SANOFI’s Library of Compounds, in the event of a KPI Breach or a material deviation from the terms and conditions contained in the applicable Work Order or Purchase Order that affects a Service other than due to the act or failure to act by SANOFI or a Force Majeure Event (collectively, the “Rejected Service”), SANOFI shall have the following remedies: (1) require VENDOR to promptly repeat the Rejected Service at no cost to SANOFI, or (2) if such repetition of the Rejected Services is not successful or not feasible (e.g. VENDOR cannot repeat the Service in a reasonable timeframe required by SANOFI), SANOFI may perform the Rejected Service at either a SANOFI location or have such Rejected Service performed at a third-party site with VENDOR providing SANOFI with a deduction on the next Subsidy Payment in the amount of (i) one hundred and twenty percent (120%) of the Service Fee in the event SANOFI performs such service at a SANOFI location, and (ii) one hundred and twenty percent (120%) of the amount invoiced to SANOFI by a third party for the Service if the Service is performed by a third party. In the event of a KPI Breach for a Service associated with SANOFI’s Library of Compounds, VENDOR must promptly repeat such Service at no cost to SANOFI. For clarity, in the event SANOFI performs a portion of the Rejected Service in-house and has a portion of the Rejected Service performed at a third party, the total combined deduction taken in accordance with subsections (i) and (ii) herein may not exceed one hundred and twenty percent (120%) of the affected Service Fee. For purposes of this Section 1.I.6., a Rejected Service means a Service affected by an equipment malfunction or any negligent act or omission on the part of VENDOR, other than a KPI Breach, that results in SANOFI not being able to use the results of such Service.

J.          Executive Steering Committee. Within sixty (60) days after the Effective Date, the Parties shall establish an executive steering committee (the “ESC”), which shall consist of two (2) senior executive members, one (1) from each Party. Each Party may replace its representative on the ESC at any time upon prior written notice to the other Party. The ESC shall meet via teleconference as requested by the Alliance Managers to review and analyze the KPI Scorecard to determine whether a breach of KPIs has occurred, and provide other assistance with regards to the management of the Services performed pursuant to this Agreement, including acting as a first arbiter of disputes that may arise. All decisions of the ESC shall be made by unanimous vote or written consent, with SANOFI and VENDOR each having one (1) vote in all decisions. In the event the ESC is unable to reach resolution on an issue submitted to it for handling, the matter may be handled in accordance with the dispute resolution process set forth in Section 10.C.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

K.         SANOFI’S Right to Outsource and Subsidy Payment Credit. In the event that Services requested by SANOFI in a calendar quarter exceeds the quantity of Services set forth in the Binding Forecast for that calendar quarter by twenty percent (20%) or less (such Services that exceed the aforementioned Binding Forecast by twenty percent (20%) or less are referred to collectively as “Excess Services”), and VENDOR is unable to perform such Excess Services in a timely manner, SANOFI retains the ability to perform the Excess Services at a SANOFI location and/or contract with a third party, with VENDOR providing SANOFI with a deduction on the next Subsidy Payment in the amount of (i) one hundred percent (100%) of the Direct Service Costs associated with the Excess Services in the event SANOFI performs such Excess Services at a SANOFI location, and (ii) one hundred percent (100%) of the amount invoiced (excluding Materials Cost (as defined in Section 3.C.) to SANOFI by a third party(ies) for any Excess Services performed by such third party(ies). To the extent that Services requested by SANOFI in a calendar quarter exceeds the quantity of Services set forth in the Binding Forecast for that calendar quarter by greater than twenty percent (20%) (“Over-Excess Services”), SANOFI retains the ability to perform Over-Excess Services at a SANOFI location and/or contract with a third party, but VENDOR will not provide a deduction on the next Subsidy Payment for any Service Fees associated with the Over-Excess Services. For clarity, in the event of Over-Excess Services in a calendar quarter, SANOFI will obtain a deduction for the Excess Services but not for the Over-Excess Services as described herein. In addition, in the event (a) VENDOR in performing Services requested pursuant to a Purchase Order or duly executed Work Order is unable to comply with any reasonable specifications, standards or requirements (including, but not limited to, technical and functional contents as well as related cost and delivery requirements) consistent with reasonable industry practice provided by SANOFI to VENDOR for a particular Service and/or the Service KPIs (“SANOFI Specifications”), or (b) VENDOR refuses to perform a particular Service or is otherwise unable to perform requested Services set forth in a Purchase Order or in a duly executed Work Order in a timely manner, SANOFI shall be entitled to perform such Services at a SANOFI location or contract with a third party to provide such Services with VENDOR providing SANOFI with a deduction on the next Subsidy Payment in the amount of (i) one hundred and twenty percent (120%) of the Direct Service Costs in the event SANOFI performs such Services at a SANOFI location, and (ii) one hundred and twenty percent (120%) of the amount invoiced (excluding Materials Cost) to SANOFI by a third party for the Services if the Services are performed by a third party.

2.	VENDOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS

A.        Corporate Compliance. VENDOR represents, warrants and covenants to SANOFI as follows:

i.         the execution of this Agreement and full and timely performance of the covenants, duties and obligations described herein have been, and shall be, duly authorized by all necessary corporate action in accordance with all applicable laws;

ii.        this Agreement is a valid, legal and binding obligation upon VENDOR, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency and other laws affecting creditors' rights generally or by the availability of equitable remedies; and

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

iii.       it is not now a party to any agreement which would prevent it from fulfilling its obligations under this Agreement and it will not knowingly enter into any agreement with any other party that would in any way prevent it from performing its obligations under this Agreement.

B.         Miscellaneous. VENDOR further represents, warrants and covenants to SANOFI as follows:

i.         it has, and shall maintain, the resources and Personnel necessary to perform the Services in a timely manner;

ii.        neither it nor any individual employed or engaged by VENDOR, to the best of VENDOR’s knowledge after due inquiry, are currently (a) under investigation for debarment or debarred pursuant to the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335(a), as amended, or any similar state law or regulation; (b) excluded by the Office of Inspector General pursuant to 42 U.S.C. § 1320a-7, et seq. or any state agency from participation in any federal or state health care program; or (c) otherwise disqualified or restricted by the FDA pursuant to 21 C.F.R. 312.70 or any other regulatory authority, nor will VENDOR utilize any debarred, excluded or disqualified Personnel to perform Services hereunder;

iii.       it will notify SANOFI immediately in the event any investigation or proceeding for debarment, exclusion or disqualification is initiated against VENDOR or any Personnel;

iv.       its Personnel are qualified and will have sufficient technical expertise to perform VENDOR's obligations under this Agreement;

v.        it shall provide the Services in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations;

vi.       it shall use any materials and information supplied by SANOFI such as, but not limited to, compounds, samples, and protocols for the sole purpose of performing the Services in accordance with this Agreement and to the exclusive benefit of SANOFI or its Affiliates. Unless otherwise agreed by SANOFI in writing, VENDOR shall not and shall not permit any other person or entity to directly or indirectly reverse engineer, modify, derivatize, deconstruct or in any way analyze or determine the identity, structure or composition of any materials provided by SANOFI; and

vii.      it has not accepted nor been offered any payment of money or other assets for the purpose of influencing its decisions or actions to help SANOFI obtain or maintain business or obtain a business advantage where such payment would constitute violation of any applicable anti-bribery/anti-corruption law or a violation of the U.S. Foreign Corrupt Practices Act. VENDOR further represents and warrants that it has not made and agrees that it shall not make any payment or any offer or promise for payment, either directly or indirectly, of money or other assets, to government or political party officials, officials of international organizations, candidates for public office, or representatives of other businesses or persons acting on behalf of any of the foregoing for the purpose of influencing decisions or actions or where such payment would constitute violation of any applicable anti-bribery/anti-corruption law or a violation of the U.S. Foreign Corrupt Practices Act.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

C.         VENDOR Affirmative Covenants. VENDOR further represents, warrants and covenants to SANOFI as follows:

i.         it shall maintain an arm's length relationship with its Affiliates. For the purposes hereof arm’s length relationship shall mean the adherence to the following:

a.	its books and records shall be maintained separate from those of its Affiliates;

b.	it shall maintain a separate board of directors from its Affiliates;

c.	it shall conduct business in its own name;

d.	it shall open and maintain its own separate bank accounts, separate stationery, invoices and checks;

e.	it shall pay liabilities from its own bank accounts;

f.	it shall observe all corporate formalities;

ii.        its assets and liabilities shall be kept segregated and distinct from assets and liabilities of other entities/Affiliates; and

iii.       any shared overhead and expenses shall be allocated between VENDOR and its Affiliates pursuant to intercompany agreement(s) in a manner consistent with the way that similarly situated, uncontrolled parties would price comparable transactions at arm’s length; and

iv.       VENDOR shall promptly notify SANOFI in the event any person seeks to levy, execute, transfer or otherwise foreclose Icagen’s (or its successor’s) equity interest in VENDOR.

D.         VENDOR Negative Covenants. VENDOR further represents, warrants and covenants to SANOFI as follows:

i.         no dividends except Permissible Dividends shall be issued in the first two (2) years after the Effective Date;

ii.        it shall provide no loans to its Affiliates;

iii.       it shall provide no guaranty of debts of its Affiliates;

iv.       it shall not pledge any of its assets for the benefit of any Affiliate;

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

v.        no liens or borrowing shall be permitted unless done in furtherance of the Tucson Site business, and in such event, liens or borrowing shall be exclusively related to the operation of the Tucson Site business;

vi.       there shall be no acquisitions/sale of assets outside the ordinary course of business (e.g. equipment replacement); and

vii.      there shall be no amendment of its organizational documents.

E.         VENDOR Maintenance Covenants. VENDOR further represents, warrants and covenants to SANOFI as follows:

i.         it shall at all times maintain a sufficient Minimum Cash Balance. “Minimum Cash Balance” shall mean the average daily ending cash balance (unrestricted and unencumbered cash-on-hand and cash equivalent investments) held in all accounts at financial institutions by VENDOR for the prior five (5) business days in an amount not less than five hundred seventy-five thousand dollars ($575,000.00);

ii.        it shall maintain a Current Ratio of at least 1.05. “Current Ratio” shall mean the ratio of Current Assets to Current Liabilities. “Current Assets” shall mean, at any date, the sum of cash, accounts receivable due within twelve (12) months after that time (less any reserves for bad debts), inventory and prepaid expenses in accordance with GAAP. “Current Liabilities” shall mean, at any date, accounts payable, current portion of notes payable, accrued expenses such as wages and salaries, taxes payable, and any portion of long-term debts due within twelve (12) months in accordance with GAAP; and

iii.       it shall maintain a Minimum Net Worth of one million five hundred thousand dollars ($1,500,000.00). “Minimum Net Worth” shall mean the total assets of VENDOR as of such date less total liabilities as of such date determined in accordance with GAAP.  For purposes of this calculation, the Parties agree that the value of the Tucson Site as of the Effective Date is fifteen million dollars ($15,000,000.00) (Initial Tucson Site Value”) without consideration of the Sanofi lien or any other mortgages, liens or encumbrances. VENDOR may use the value of the Tucson Site obtained in a subsequent appraisal for purposes of this calculation (“Post Closing Date Appraisal”) provided that: (i) VENDOR notifies SANOFI in advance pursuant to Section 10.B that it intends to retain an appraiser to perform a Post Closing Date Appraisal; (ii) the appraiser is CBRE, Inc., or any other appraiser mutually agreed upon by the parties; (iii) both VENDOR and SANOFI are simultaneously provided with a copy of any Post Closing Date Appraisal and (iv) the Post Closing Date Appraisal shall be prepared on a “net” basis, inclusive of any costs to be incurred at the Tucson Site to obtain such appraised value which shall include the two million dollars ($2,000,000.00) cost to convert the Tucson Site to office space.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

3.	COMPENSATION

A.         Subsidy Payment. On the Effective Date, and thereafter monthly (subject to Section 3.D.), in consideration for VENDOR’s provision of expected Services at the Tucson Site throughout the Term, SANOFI shall make monthly payments (individually, each a “Subsidy Payment”) in advance to VENDOR in the amounts and on the dates as set forth below:

Subsidy Payment Due Date	Subsidy Payment Amount (USD)

Effective Date	$11,916,667.00*
Aug. 15th, Sept. 15th, Oct. 15th, Nov. 15th, Dec. 15th 2016	$416,667.00
Jan. 15th, Feb. 15th, Mar. 15th, Apr. 15th, May 15th, Jun. 15th 2017	$416,667.00
July 15th, 2017	$4,458,333.00**
Aug. 15th, Sept. 15th, Oct. 15th, Nov. 15th, Dec. 15th 2017	$458,333.00
Jan. 15th, Feb. 15th, Mar. 15th, Apr. 15th, May 15th, Jun. 15th 2018	$458,333.00
Jul. 15th, Aug. 15th, Sept. 15th, Oct. 15th, Nov. 15th, Dec. 15th 2018	$250,000.00
Jan. 15th, Feb. 15th, Mar. 15th, Apr. 15th, May 15th, Jun. 15th 2019	$250,000.00
Jul. 15th, Aug. 15th, Sept. 15th, Oct. 15th, Nov. 15th, Dec. 15th 2019	$166,667.00
Jan. 15th, Feb. 15th, Mar. 15th, Apr. 15th, May 15th, Jun.15th 2020	$166,667.00
Jul. 15th, Aug. 15th, Sept. 15th, Oct. 15th, Nov. 15th, Dec. 15th 2020	$83,333.00
Jan. 15th, Feb. 15th, Mar. 15th, Apr. 15th, May 15th, Jun. 15th 2021	$83,333.00

*Only $1,916,667.00 of this Subsidy Payment Amount is creditable against Direct Service Costs in accordance with Section 3.B.

**Only $458,333.00 of this Subsidy Payment Amount is creditable against Direct Service Costs in accordance with Section 3.B.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

B.         Service Fee. For the Term, pricing for each Service consists of two (2) components, with each component clearly identified in each Invoice: (i) a direct Service cost (“Direct Service Cost(s)”), which is calculated as follows for each Service: (number of full-time equivalents (“FTEs”) per Service as set forth in Exhibit A x the FTE Rate (as defined in this Section and expressed as a monthly value for purposes of the calculation) x the duration of each Service in months), and (ii) materials cost (“Materials Cost”) (collectively, the Direct Service Cost and Materials Cost comprise the “Service Fee”). The full-time equivalent rate (“FTE Rate”) used to calculate the Direct Service Cost for each Service is [*****] and shall remain fixed throughout the Term. As an example of the foregoing calculation using service package S1 in Exhibit A is as follows.

Service	FTE Rate	# FTEs	Duration of Service in months	Materials Cost	Service Fee
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

Unless agreed by SANOFI in advance, in no event shall the Materials Cost for a Service exceed fifteen percent (15%) of the Direct Service Cost for such Service. In addition, in no event shall Minor Changes cause the applicable Service Fee to vary by more than twenty percent (20%). As consideration for VENDOR's performance of the Services, subject to Sections 3.E. and F., SANOFI shall pay VENDOR the Service Fee set forth in the applicable Work Order or Purchase Order. SANOFI shall also pay VENDOR for reasonable and necessary travel and other expenses approved in advance by SANOFI that are incurred by VENDOR in the performance of the Services provided that the sum of such expenses together with the Service Fee shall not exceed the cap amount set forth in the Work Order or Purchase Order without advance written approval from SANOFI unless agreed otherwise between the Parties in writing. In the event SANOFI requests VENDOR to purchase any material, which should have been provided by SANOFI, such material will be purchased by VENDOR and the additional cost of the material invoiced to SANOFI at VENDOR’s cost. If a license(s) from a third party is (are) required to perform the Services and payment to such third party for such individual license(s) is (are) required, SANOFI shall be notified of, and shall make a decision as to whether to (i) obtain said license(s) that enable VENDOR to perform such Service(s) only to the extent specified in the respective Work Order or Purchase Order, (ii) exclude the portion infringing from such Service(s), or (iii) cease the entire Service(s). If SANOFI determines to obtain said license(s), then SANOFI shall bear the cost of said license(s).

C.         Reporting Obligations.

i.         For purposes of this Section 3.C. only, “Calendar Quarter” shall mean, each of the three month periods ending March 31, June 30, September 30 and December 31.

ii.        Reporting Certificate. Beginning on the Effective Date, and terminating on the earlier of: (a) receipt by SANOFI of an acceptable Valuation Report (as defined in Section 3.D.), or (b) termination or expiration of the Agreement, VENDOR will provide to SANOFI a certification of covenant compliance for the most recently completed Calendar Quarter (“Reporting Certificate”) in the form attached hereto as Exhibit D. Such Reporting Certificate will provide information supporting VENDOR’s declaration of compliance with all covenants contained in Sections 2.C., D., and E., including any supporting information reasonably requested by SANOFI from time-to-time. Payment by SANOFI for any Subsidy Payment due in each Calendar Quarter pursuant to the terms of this Agreement is conditioned upon VENDOR providing a Reporting Certificate for the most recently completed Calendar Quarter in advance of the next Subsidy Payment due date. As an example of the foregoing, VENDOR does not provide a Reporting Certificate prior to January 15, 2017 for the Calendar Quarter ending December 31, 2016. VENDOR ultimately provides a compliant Reporting Certificate on March 1, 2017. Upon SANOFI’s receipt of such report on March 1, 2017, SANOFI shall make the January 15, 2017 and February 15, 2017 Subsidy Payments. Notwithstanding anything to the contrary contained in this Agreement, VENDOR shall have a grace period of 45 days from the end of each quarter to provide SANOFI with the requisite Reporting Certificate and the provision of a Reporting Certificate within such 45 days period that certifies compliance with all covenants contained in Sections 2.C., D., and E., shall be deemed to satisfy the obligations contained in this paragraph ii.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

iii.       Unaudited Financial Statements. Beginning on the Effective Date, and terminating on the earlier of: (a) receipt by SANOFI of an acceptable Valuation Report (as defined in Section 3.D.), or (b) termination or expiration of the Agreement, VENDOR will provide to SANOFI unaudited financial statements for the most recently completed Calendar Quarter for VENDOR in a form and manner used in the preparation of financial statements for VENDOR’s ultimate parent entity.

D.         Valuation Report. At any time on or after the second anniversary of the Effective Date, VENDOR may inform SANOFI of VENDOR’s decision to engage, an independent third party professional of national reputation certified by the National Association of Certified Valuation Analysts (“NACVA”) or an independent third party professional mutually agreed to by both VENDOR and SANOFI, to prepare a valuation report of VENDOR (“Valuation Report”). Prior to engagement by VENDOR: (i) the identity of such independent third party shall be presented to SANOFI for its approval as to acceptability, such approval not to be unreasonably withheld, and (ii) the Parties will jointly agree on the scope and criteria for such Valuation Report. The cost of the preparation of the Valuation Report shall be borne 50% by VENDOR and 50% by SANOFI. To the extent that such Valuation Report concludes that (x) VENDOR’s assets are greater than VENDOR’s liabilities at fair value (or fair market value); (y) VENDOR has sufficient capital to operate its business; and (z) VENDOR has the ability to pay its debts as they mature, the following shall occur: (xx) all Affirmative Covenants (as defined in Section 2.C.) and Negative Covenants (as defined in Section 2.D.) shall terminate, (yy) all reporting obligations set forth in Section 3.C. shall terminate, and (zz) all future Subsidy Payments set forth in Section 3.A. and the associated Subsidy Payment credit mechanism set forth in Section 3.F. will be converted into a take or pay arrangement as further described in Section 3.E.

E.         Take or Pay Conversion Mechanism Upon Provision of Valuation Report Showing Solvency

Upon SANOFI’s receipt of a Valuation Report from VENDOR that meets the criteria set forth in Section 3.D. (“Valuation Report Effective Date”) all future Subsidy Payments set forth in Section 3.A. will convert to a take or pay mechanism with an end of year true-up as further described herein. SANOFI will not make any future Subsidy Payments after the Valuation Report Effective Date. For all Services completed after the Valuation Report Effective Date, VENDOR will submit an Invoice in accordance with Section 3.G. and SANOFI shall pay such Invoice in accordance with such Section, subject to the application of any Carry-Forward (as defined in Section 3.F.), if any. At the end of each subsequent timeframe set forth in the table below, the dollar total of all Invoices submitted during the applicable timeframe shall be subtracted from (i) the full year take or pay total, or in the event of a partial year (ii) the corresponding number of months remaining in the applicable timeframe multiplied by the monthly take or pay total. In the event the dollar total of all Invoices submitted during the applicable timeframe (after application of any Carry-Forward) is less than the applicable take or pay total, VENDOR shall submit an Invoice for such shortfall and SANOFI shall pay such Invoice in accordance with Section 3.G.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

The take or pay totals for each year or partial year after the second anniversary of the Effective Date is as follows:

Timeframe (each a 12 month period)	Full Year Take or Pay Total	Monthly Take or Pay Total
7/15/2018-7/14/2019	$3,000,000.00	$250,000.00
7/15/2019-7/14/2020	$2,000,000.00	$166,667.00
7/15/2020-7/14/2021	$1,000,000.00	$83,333.00

By way of example of the mechanism set forth in this Section:

A Valuation Report that meets the criteria set forth in Section 3.D. is supplied by VENDOR to SANOFI on 8/1/2020 (the Valuation Report Effective Date). The Subsidy Payment Mechanism set forth in Section 3.A. is immediately terminated and the take or pay mechanism set forth in this Section is instituted. As a result, SANOFI will not make a Subsidy Payment of $83,333.00 to VENDOR on 8/15/2020. Instead, as there are eleven (11) months remaining in the timeframe spanning 8/1/2020-7/14/2021, the monthly take or pay total ($83,333.00) will be multiplied by eleven (11) months ($83,333.00 x 11) to determine the take or pay total amount (in this case $916,663.00) for the timeframe at issue. The Invoice totals for all Services during this timeframe totaled $300,000.00. As the Invoice totals ($300,000.00) is less than the applicable take or pay total amount ($916,663,000.00), the shortfall amount ($616,663.00) will be Invoiced by VENDOR to SANOFI on or after 7/15/2021 and SANOFI shall pay such amount in accordance with Section 3.G.

F.         Subsidy Payment credit against the Monthly Direct Service Costs.

Unless and until the take or pay conversion mechanism in instituted in accordance with Section 3.E., in each month throughout the Term, the Subsidy Payment made by SANOFI for a particular month (as set forth in Section 3.A.) shall be credited against all Direct Service Costs for which VENDOR has issued an Invoice (in accordance with the requirements set forth in Section 3.G.) for the time period beginning on such Subsidy Payment due date and ending on the day prior to the next Subsidy Payment due date (collectively, all Direct Service Costs invoiced for a particular month are referred to as the “Monthly Direct Service Costs”) and solely for purposes of this Section 3.F. the Invoice for such time period is referred to as the “Applicable Invoice”. An example of the foregoing is as follows:

9/15/2016: SANOFI pays Subsidy Payment of $416,667.00

9/15/2016-10/14/2016: SANOFI obtains credit against the 9/15/2016 Subsidy Payment for Services completed by VENDOR during the 9/15/2016-10/14/2016 timeframe. The Invoice covering this time period is the Applicable Invoice for the 9/15/2016 Subsidy Payment.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Subsidy Payments made by SANOFI are subject to the following.

(i)       Excess Amount Carry-Forwards. In the event the Subsidy Payment is greater than the Monthly Direct Service Costs applied against the applicable Subsidy Payment, no Monthly Direct Service Costs payment will be due from SANOFI to VENDOR, and the difference between the Subsidy Payment and the Monthly Direct Service Costs on the Applicable Invoice (the “Carry-Forward”) will be carried forward into successive months throughout the Term and into the Term Extension (if applicable). For clarity, the Carry-Forward does not expire but instead continues to carry forward in successive months until the full amount of the credit has been applied. Notwithstanding the non-expiration of the Carry-Forward, the Carry-Forward is capped at all times at two million dollars ($2,000,000.00) during the Term. In the event the take or pay conversion mechanism in instituted in accordance with Section 3.E., the Carry-Forward, if any, will continue to carry forward in successive months until the full amount of the credit has been applied.

For example purposes only, a simulation of the implementation of the hereinabove provision is provided herein (all amounts included below are in USD):

Month	Subsidy Payment (made on the 15th of the Month)	MSA---Monthly Direct Service Costs (on the Applicable Invoice)	Subsidy Payment + Remaining Carry-Forward (if any) minus Monthly Direct Service Costs (on the Applicable Invoice). Positive amount values indicate a carry-forward. Negative amount values indicate a payment due from SANOFI.	Carry-Forward (if any) to be applied to successive Months
On Effective Date	1,916,667	NA	1,916,667	1,916,667
July 2016	0	200,000	0 + 1,916,667 – 200,000 = 1,716,667	1,716,667
August 2016	416,667	200,000	416,667 + 1,716,667 – 200,000 = 1,933,334	1,933,334
September 2016	416,667	350,000	416,667 + 1,933,334 - 350,000 = 2,000,001	2,000,000
October 2016	416,667	600,000	416,667 + 2,000,000 – 600,000 = 1,816,667	1,816,667
November 2016	416,667	2,300,000	416,667 + 1,816,667 – 2,300,000 = -66,666 (Sanofi would pay 66,666 as the Monthly Direct Service Costs on the Applicable Invoice exceeds the Subsidy Payment plus the Carry-Forward balance).	0
December 2016	416,667	300,000	416,667 + 0 – 300,000	116,667

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(ii)      Immediately following the Term,

(a)       In the event there is no Term Extension (as defined in Section 4.A.), the current Carry-Forward, if any, will be applied against the Monthly Direct Service Costs for the final month of the Term. To the extent that any Carry-Forward remains after such application for the final month of the Term, such remaining Carry-Forward will be extinguished.

(b)       In the event there is a Term Extension and after application of the current Carry-Forward against the Monthly Direct Service Costs for the final month of the Term a Carry-Forward amount remains, up to a maximum of one million dollars ($1,000,000.00) of such Carry-Forward will continue into each month of the first year of the Term Extension until it is fully exhausted. To the extent that any Carry-Forward remains after such application for the final month of the first year of the Term Extension, such remaining Carry-Forward will be extinguished.

G.         Invoicing and Payment of the Service Fee. VENDOR must submit an invoice to SANOFI on a monthly basis for (i) each Subsidy Payment, and (ii) for fully completed Services performed under this Agreement which shall reference all applicable Work Order or Purchase Order number(s) (each, an "Invoice"). Within ten (10) days after each Subsidy Payment is made, VENDOR shall submit an Invoice, for Services completed in the applicable timeframe as described in Section 3.F. In the event of a take or pay conversion in accordance with Section 3.C, VENDOR shall immediately discontinue submitting Invoices for Subsidy Payments and submit Invoices for Services completed within thirty (30) days after the end of each month for the remainder of the Term, subject to Section 3.E. For purposes of this Section, “Services completed” shall mean the provision of a final comprehensive report or the provision of all deliverables as described in the applicable Work Order or Purchase Order. Each Invoice shall be addressed to SANOFI to the address set forth in the Work Order or Purchase Order. Additionally, each Invoice shall be accompanied by receipts or other such supporting data as may be reasonably required by SANOFI. No payment by SANOFI may occur unless an appropriate Invoice has been issued in accordance with this Agreement. Any amount to be paid pursuant to an approved Invoice shall be paid by SANOFI within sixty (60) days after receipt by SANOFI by bank wire transfer in immediately available funds to an account designated by VENDOR. In the event there is a disputed charge, SANOFI will withhold payment for the disputed portion of the Invoice pending resolution of the dispute as described in Section 3.J below. All sums payable under this Agreement shall be paid in US dollars.

H.         Use of Subsidy Payments. Beginning on the Effective Date and ending on the second anniversary of the Effective Date, VENDOR shall use the Subsidy Payments exclusively for the operations of the Tucson Site subject to the distribution of Permissible Dividends. For purposes of this Section and subject to the additional requirements and restrictions set forth herein, a maximum of twenty percent (20%) of each Subsidy Payment (such amount a “Permissible Dividend”) may be used by VENDOR for purposes not related to the operation of the Tucson Site. Notwithstanding anything contained in this Section, two million dollars ($2,000,000.00) of the Subsidy Payment paid by SANOFI on the Effective Date shall be deemed a Permissible Dividend and shall not be subject to the above described twenty percent (20%) limitation. Subject to VENDOR’s compliance with the Covenants set forth in Sections 2.C., D., and E., and the reporting obligations set forth in Section 3.C., VENDOR may (i) dividend a maximum of five percent (5%) of each Subsidy Payment during the first two (2) years of the Term without restrictions as to how such amounts are used by VENDOR, and (ii) during the first two (2) years propose to SANOFI to dividend up to an additional fifteen percent (15%) of each Subsidy Payment to use in furtherance of the Tucson business, which SANOFI shall consider approving in good faith (each such approved amount an “Additional Dividend for Tucson Projects”).

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

I.          VENDOR's Responsibility. All terms and payments of compensation, benefits, and any other condition of engagement for any Personnel shall be solely a matter between VENDOR and such Personnel. VENDOR shall indemnify, defend, and hold harmless SANOFI from any third party claim that arises out of VENDOR's failure to comply with this Section 3.F.

J.          Invoice Disputes. If SANOFI identifies items in an Invoice which are disputed ("Disputed Charges"), SANOFI will notify VENDOR in writing within thirty (30) days after receiving the Invoice ("Disputed Charges Notice"). VENDOR must respond to each Disputed Charges Notice within fourteen (14) days following receipt of such Disputed Charges Notice. This written communication between the Parties concerning Disputed Charges will continue until the Disputed Charges are no longer disputed (i.e., upon SANOFI's written notice that it will pay the Disputed Charges in full; upon payment of the Disputed Charges in full; upon written agreement of the Parties that SANOFI will pay and VENDOR will accept a lesser amount in payment of the Disputed Charges than that originally invoiced; or upon VENDOR's written notice to SANOFI that the Disputed Charges have been deleted).

4.	TERM & TERMINATION

A.         Term. For all Services, the term of this Agreement shall commence as of the Effective Date and, if not earlier terminated in accordance with this Agreement, shall remain in full force and effect until: (i) five (5) years after the Effective Date; or (ii) upon termination or expiration without renewal of the last Work Order or Purchase Order still in effect at the end of five (5) years after the Effective Date, whichever is longer (the "Term"). In addition, (i) SANOFI in its sole discretion may extend the Term for up to an additional five (5) years with regards to Services related to SANOFI’s Library of Compounds by notifying VENDOR in accordance with Section 10.B, or (ii) the Parties may mutually agree to extend the Term for an additional five (5) years with regard to all Services under this Agreement, at any time prior to the expiration of the Term (either extension (i) or (ii), a “Term Extension”). In the event of a Term Extension, the Parties will negotiate in good faith the terms and conditions for such Term Extension, including pricing.

B.         Termination Date. Unless earlier terminated as set forth herein or otherwise agreed to by the Parties in writing, the termination date of this Agreement shall be either the last day of the Term as set forth in Section 4.A, or the date on which all Work Orders or Purchase Orders are earlier terminated in accordance with Section 4.C below (the "Termination Date"). The termination date of a Work Order or Purchase Order shall be either the last day of the term as set forth in a Work Order or Purchase Order, or the date on which such Work Order or Purchase Order is earlier terminated in accordance with Section 4.C below (the "Work Order or Purchase Order Termination Date").

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

C.         Termination.

i.         By VENDOR. In addition to any other remedies provided herein or available at law or equity, VENDOR may terminate:

a.         any Work Order or Purchase Order in the event of a material breach by SANOFI, which breach is not cured within thirty (30) days following SANOFI's receipt of written notice of breach from VENDOR.

b.         the Agreement at any time during the Term Extension for convenience by giving SANOFI one (1) year prior written notice of termination at any time during the Term Extension. In such event, VENDOR shall be responsible for all costs associated with the Property Transfer (as defined in Section 4.B. of Exhibit B), including reimbursing SANOFI for all reasonable documented out-of-pocket and personnel costs (including reasonable overhead) with no mark-up.

ii.        By SANOFI. In addition to any other remedies provided herein or available at law or equity, SANOFI may terminate:

a.         any Work Order or Purchase Order (x) in the event of material breach by VENDOR, which breach is not cured within thirty (30) days following VENDOR's receipt of written notice of breach from SANOFI, or (xx) immediately in the event SANOFI becomes aware of a threatened or actual debarment, exclusion or disqualification as further described in Section 2.B.ii above and the affected employee is not replaced within five (5) days of the VENDOR’s receipt of notice of such debarment, exclusion or disqualification

b.         in the case of Services relating to the SANOFI’s Library of Compounds, as set forth Exhibit B.

c.         any Work Order and/or Purchase Order for convenience by giving VENDOR thirty (30) days prior written notice of termination.

d.         To the extent that the Agreement has not been terminated pursuant to Section 4(C)(iii), this Agreement immediately in its entirety if, at any time, (i) VENDOR shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of VENDOR or of its assets, or (ii) VENDOR proposes a written agreement of composition or extension of its debts, or (iii) VENDOR shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or (iv) VENDOR shall propose or be a party to any dissolution or liquidation, or (v) VENDOR shall make an assignment for the benefit of creditors, or (vi) in accordance with Section 10. E.

iii.       By SANOFI. In addition to any other remedies provided herein or available at law or equity:

a.         in the event of non-compliance with reporting obligations set forth in Section 3.C., or if an audit of VENDOR reveals a ten percent (10%) or greater deviation from the prior Reporting Certificate, SANOFI shall have the option, in its sole discretion, to: (i) terminate this Agreement (including Exhibit B to this Agreement with respect to the Library of Compounds Services), the Hit Discovery Services Agreement Combichem, and the Hit Discovery Services Agreement Tucson Core Collection, Phenotypic (MOA) Collection, 10kFragment Collection and SASC1, and (ii) exercise all its rights under the Deed of Trust (as such term is used in the APA);

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

b.         in the event of non-compliance with the employee covenants set forth in Section 7.5 in the APA there shall be an automatic termination of the remaining unpaid Subsidy Payments and the remaining unpaid take or pay payments set forth in Section 3 of this Agreement;

c.         in the event of non-compliance with the covenants set forth in Section 2.C and 2.D (other than the covenant set forth in Section 2.D.i.) of this Agreement or the provisions of Section 10.J. of this Agreement SANOFI shall have the option to (i) terminate this Agreement, (including Exhibit B to this Agreement with respect to the Library of Compounds Services), the Hit Discovery Services Agreement Combichem, and the Hit Discovery Services Agreement Tucson Core Collection, Phenotypic (MOA) Collection, 10kFragment Collection and SASC1, and (ii) exercise all its rights under the Deed of Trust (as such term is used in the APA);

d.         in the event of non-compliance with the maintenance covenants set forth in Section 2.E: (i) this Agreement (including Exhibit B to this Agreement with respect to the Library of Compounds Services), the Hit Discovery Services Agreement Combichem, and the Hit Discovery Services Agreement Tucson Core Collection, Phenotypic (MOA) Collection, 10kFragment Collection and SASC1shall automatically terminate, and (ii) exercise all its rights under the Deed of Trust (as such term is used in the APA); and

e.         in the event of non-compliance with the provisions of Section 2.D.i. of this Agreement with respect to Permissible Dividends there shall be an automatic termination of the remaining unpaid Subsidy Payments and the remaining unpaid take or pay payments set forth in Section 3 of this Agreement.

iv.       Effect of Termination. In the event of early termination of any Work Order or Purchase Order or this Agreement, SANOFI's liability for payment to VENDOR under this Agreement shall be limited to payment for satisfactory completed Services or prorated portions thereof received by SANOFI and other pre-approved, non-cancelable expenses or obligations incurred by VENDOR prior to the Work Order or Purchase Order Termination Date. Notwithstanding any provision to the contrary, if the basis for termination of a Work Order or Purchase Order is due to the negligence of, or material breach by VENDOR or any Personnel, the amount due VENDOR under this Section 4.C.iii shall be subject to good faith negotiation taking into account the cause and effect of such negligence or breach on SANOFI. In the event of early termination of this Agreement, SANOFI’s shall have no liability for, and shall not make any Subsidy Payments that have not come due pursuant to the terms of the Agreement prior to the effective date of termination. Conversely, in such event of early termination, VENDOR shall have no claim to, and shall not receive Subsidy Payments that have not come due pursuant to the terms of the Agreement prior to the effective date of termination. For the Services relating to SANOFI”s Library of Compounds, additional consequences of termination are set forth in Exhibit B.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

5.	CONFIDENTIAL INFORMATION

A.         SANOFI Confidential Information. VENDOR acknowledges and agrees that any data, documents, materials or information of any type whatsoever, in whatever form or medium, whether or not marked as "confidential" and/or "proprietary," and which could reasonably be expected to be valuable to SANOFI, including but not limited to, any information concerning or relating to the property, products, research, technology, and business and affairs of SANOFI or its Affiliates (as defined herein), that is learned, created by, disclosed to or becomes known by VENDOR pursuant to this Agreement constitutes the confidential information of SANOFI (collectively, "SANOFI Confidential Information"). As used in this Agreement, "Affiliate(s)" shall mean any person or entity directly or indirectly controlling, controlled by, or under common control with a Party, and for this purpose, "control," "controlling" and "controlled by" shall mean the ownership and control of more than fifty percent (50%) of the outstanding voting securities or interest in capital or profits of any person or entity, or the right to direct or control the management or affairs of any person or entity by contract or similar arrangement.

B.         VENDOR Confidential Information. SANOFI acknowledges and agrees that any data, documents, materials or information of any type whatsoever, in whatever form or medium, whether or not marked as "confidential" and/or "proprietary," and which could reasonably be expected to be valuable to VENDOR, including but not limited to, any information concerning or relating to the property, products, research, technology, and business and affairs of VENDOR or its Affiliates, that is learned, created by, disclosed to or becomes known by SANOFI pursuant to this Agreement constitutes the confidential information of VENDOR (collectively, "VENDOR Confidential Information").

C.         Restrictions on Use of Confidential Information. Except as otherwise expressly provided herein, the Party receiving Confidential Information (“Receiving Party”) from the other Party (“Disclosing Party”) shall (i) hold such Confidential Information in strict confidence; (ii) not disclose such Confidential Information to any third party, except to Affiliates, agents and subcontractors who "need to know;" provided, however, that such agents and contractors agree in writing to abide by the confidentiality provisions set forth herein; (iii) use such Confidential Information only as necessary in furtherance of the Services and not for any other purpose; (iv) upon termination or expiration of this Agreement, destroy or return to the Disclosing Party, at the Disclosing Party's option, all tangible Confidential Information in its possession and in the possession of any Affiliates, agents and subcontractors; and (v) protect Confidential Information received from disclosure with at least that degree of care used by the Receiving Party in dealing with its own confidential information of a similar nature and shall take reasonable steps to minimize the risk of an unauthorized disclosure of Confidential Information.

D.         Exceptions to Confidential Information. Notwithstanding the foregoing, Confidential Information shall not include information which: (i) is or hereafter becomes generally available to the public other than by reason of any breach hereof; (ii) was already known to the Receiving Party prior to the date of disclosure; (iii) is disclosed to the Receiving Party by a third party who has the right to disclose such information without any obligations of confidentiality; (iv) is developed by or on behalf of the Receiving Party independently, without reliance on Confidential Information received hereunder, as demonstrated by written records; or (v) is otherwise required to be disclosed by the Receiving Party in order to comply with applicable legal requirements of a public authority, law, rule of court or regulation, provided that (a) the Receiving Party promptly notifies the Disclosing Party of the obligation to disclose in order to allow the Disclosing Party to object or seek a protective order; (b) the Receiving Party only discloses the minimum amount of Confidential Information that is necessary to comply with the required disclosure; and (c) such information remains Confidential Information for all other purposes.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

E.         Restricted Period. These restrictions upon disclosure and use of Confidential Information shall continue during the Term and shall extend beyond the Term for a period of ten (10) years, provided, however, with respect to any Confidential Information that constitutes a trade secret (as determined under applicable law), such restrictions on disclosure and/or use shall survive the Termination Date for as long as such Confidential Information remains a trade secret but, in no event, shall such restrictions on disclosure and/or use cease prior to the expiration of ten (10) years following the Termination Date.

6.	WORK PRODUCT

A.        Inventions. VENDOR agrees that except for VENDOR Property any inventions, works of authorship, other intellectual property and/or scientific information or documentation that are conceived, developed, originated, fixed or reduced to practice by VENDOR or any Personnel, including any subcontractor or third party providers hired by VENDOR, resulting from VENDOR's engagement by SANOFI (collectively, "Inventions"), shall be the sole and complete property of SANOFI or any of its Affiliates, and shall be treated as Confidential Information. VENDOR shall fully disclose to SANOFI all Inventions conceived or reduced to practice by VENDOR or any Personnel. VENDOR hereby assigns and conveys to SANOFI or any of its Affiliates, at no cost to SANOFI, VENDOR's entire right, title and interest to any and all resulting Inventions. VENDOR agrees to execute and cause any Personnel to execute, as applicable, all applications or registrations for patents and copyrights, and any other instruments deemed necessary or helpful for SANOFI or its Affiliates to secure and enforce its rights hereunder. VENDOR shall also obtain the agreement of each subcontractor, member of the Personnel or third party provider to the foregoing.

Notwithstanding the foregoing, SANOFI acknowledges that VENDOR may conceive, develop, originate, fix or reduce to practice certain inventions, processes, know-how, trade secrets, improvements, other intellectual property and assets which may include, but is not limited to, analytical methods, procedures and techniques, computer technical expertise, software, and technical and conceptual expertise in the area of drug development, all of which have been: (1) independently developed by VENDOR outside of this Agreement, or (2) developed by VENDOR in connection with the performance of the Services under this Agreement without the benefit or use of any SANOFI Confidential Information and which relate to VENDOR's business, or (3) developed by VENDOR in connection with the performance of the Services under this Agreement and relating to generally applicable technology, methodology, or processes (other than technology, methodology, or processes specifically developed for and funded by SANOFI) (collectively "VENDOR Property"). SANOFI agrees that VENDOR Property shall remain the sole and complete property of VENDOR. Except as otherwise set forth in this Agreement or in a Work Order, VENDOR does not convey nor does SANOFI obtain any rights in VENDOR Property; provided, however, that any improvements or modifications to VENDOR Property which are developed solely for, and paid for by SANOFI in connection with the performance of the Services, shall be the property of SANOFI, and further provided that to the extent that such VENDOR Property is incorporated into any deliverables under any Work Order or Purchase Order, SANOFI and its Affiliates are granted a fully paid nonexclusive license to use such VENDOR Property for its business purposes.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

B.         Use of SANOFI Materials. VENDOR will only use materials provided by or on behalf of SANOFI consistent with and as contemplated by this Agreement and will not undertake any actions which would jeopardize the copyright, trademark, tradename and other intellectual property rights of SANOFI or its Affiliates in any such materials. SANOFI represents that it has the right to use all materials it provides to VENDOR as contemplated by the Work Order and such use as contemplated will not infringe any third party rights.

7.	INSURANCE

VENDOR shall procure and maintain throughout the Term insurance coverage with respect to the conduct of its business and the performance of Services against loss from such risks and in such amounts as is customary for well-insured companies engaged in similar businesses. VENDOR shall, at SANOFI’s request, have VENDOR’s insurance carrier or carriers furnish to SANOFI certificates of insurance, or if self-insured, documentation stating that all insurance required under this Agreement is in force. Such certificates or documentation shall indicate the expiration dates for such coverages and any deductible and/or self-insured retention and shall stipulate that the insurance shall not be canceled while this Agreement is in effect without thirty (30) days prior written notice to SANOFI.

SANOFI will maintain during the Term, a program of insurance or self-insurance at levels sufficient to satisfy its obligations as set forth in this Agreement.

8.	INDEMNIFICATION

A.         By VENDOR. VENDOR shall indemnify, protect, defend and hold SANOFI and its Affiliates, and their respective employees, officers, directors, attorneys, agents, representatives, successors and assigns (each, a "SANOFI Indemnified Party") harmless from and against all causes of action, liabilities, damages, penalties, costs, expenses, fines, claims, losses, suits, demands, liens, and all expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees) (collectively, "Losses") that may be incurred by, made, charged, or instituted against a SANOFI Indemnified Party, and which arise out of, result from or are based on (i) the breach of this Agreement by VENDOR; (ii) the negligence or willful misconduct of a VENDOR Indemnified Party (as defined below); or (iii) the making or use of VENDOR Property or VENDOR's methods or materials, except to the extent that such Losses are attributable to the negligence, wrongful act or omission, or willful misconduct of any SANOFI Indemnified Party.

B.         By SANOFI. SANOFI shall indemnify, protect, defend and hold VENDOR and its Affiliates, employees, officers, directors, attorneys, agents, representatives, successors and assigns (each, a "VENDOR Indemnified Party") harmless from and against all Losses that may be incurred by, made, charged, or instituted against a VENDOR Indemnified Party, and which arise out of, result from or are based on (i) the breach of this Agreement by SANOFI; (ii) the negligence or willful misconduct of a SANOFI Indemnified Party; or (iii) VENDOR's use of SANOFI's materials as directed by SANOFI, except to the extent that such Losses are attributable to the negligence, wrongful act or omission, or willful misconduct of any VENDOR Indemnified Party.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

C.         Notification of Claims. The Party wishing to seek indemnification hereunder (the "Indemnified Party") shall notify the Party against whom indemnification is sought (the "Indemnifying Party") in writing of any asserted claim within fourteen (14) days of either discovery of the occurrence upon which the claim may be based or learning of the claim, whichever occurs first. Failure to provide such notice, which substantially prejudices the Indemnifying Party's ability to defend such claim or action, may invalidate any obligation of indemnification. The Indemnified Party must authorize and permit the Indemnifying Party to exercise sole control of the defense and disposition of any claim or action, including all decisions related to litigation, appeal or settlement, provided, however, that the Indemnifying Party shall not settle any claims or action that would be deemed to confess wrongdoing on the part of the Indemnified Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Indemnified Party shall nevertheless be entitled to retain separate counsel at its own cost to participate in such matter; however, the Indemnifying Party shall have sole case management authority. Each Party hereto shall cooperate with the other in every reasonable way to facilitate the defense of any such claim.

D.         Limitation of Liability. Neither Party shall be liable to the other Party for any consequential, special, incidental or indirect damages or lost profits arising out of the activities contemplated hereunder or resulting from breach by the other Party of its obligations under this Agreement, even if a Party has been advised of the possibility of such damages. VENDOR shall have no liability whatsoever to SANOFI or any designee whether in contract or tort, for any loss or damage arising out of any development, exploitation, use or other activity by SANOFI relating to the deliverables provided to SANOFI by VENDOR hereunder, unless due to the negligence or willful misconduct of VENDOR or VENDOR’s material breach of this Agreement or the applicable Work Order or Purchase Order. Except in the case of indemnification obligations or damages resulting from a breach of confidentiality or VENDOR’s willful misconduct or negligence, VENDOR’s total liability to SANOFI in respect of any matters arising out of or in connection with this Agreement and/or the applicable Work Order or Purchase Order, whether based upon warranty, contract, tort or otherwise, shall be limited to direct damages not to exceed three (3) times the total amount to be paid to VENDOR under the applicable Work Order or Purchase Order. This Section 8.D. shall not operate to include or limit any liability which VENDOR is prohibited by law from excluding or limiting, including liability for death or personal injury. Nothing contained herein, including the liability cap, is intended to limit or restrict a Party’s liability to a third party for claims made by such third party for infringement of intellectual property rights.

9.	INDEPENDENT CONTRACTOR

VENDOR's relationship with SANOFI under this Agreement shall be that of an independent contractor. VENDOR shall exercise its own discretion on the method and manner of performing the Services and SANOFI will not exercise control over VENDOR or its employees except insofar as may be reasonably necessary to ensure performance and compliance with this Agreement. The employees, methods, and equipment used by VENDOR shall at all times be under VENDOR's exclusive direction and control. Nothing in this Agreement shall be construed to designate VENDOR, or any of its employees or agents, as employees, agents, joint ventures or partners of SANOFI. VENDOR is wholly responsible for withholding and payment of all federal, state and local income and other payroll taxes with respect to its employees, including contributions from them as required by law.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

10.	MISCELLANEOUS

A.        Publicity/Use of Name. VENDOR shall not disclose the fact of, terms of, or subject matter of this Agreement to any third party without the prior written consent of SANOFI other than as required by law, rule or regulation. VENDOR will not use the name or logo of SANOFI or its Affiliates in advertising promotions or other commercial materials without SANOFI's prior written consent. To the extent SANOFI has approved a particular disclosure, VENDOR may reissue or reuse the contents of such disclosure without obtaining SANOFI’s prior written consent for such subsequent disclosure.

B.         Notice. Any notices, consents or other communications required or permitted under this Agreement must be in writing and shall be deemed to have been duly given as of the date it is (i) delivered by hand; (ii) sent by registered or certified mail, postage prepaid, return receipt requested; or (iii) delivered by overnight courier, to the other Party at the address as set forth below, or to such other address or addresses as may be designated in writing by notice given to the other Party pursuant to this Section:

If to VENDOR:	Icagen-T, Inc.
2090 E. Innovation Park Drive
Oro Valley, Arizona 8575
Attn.: Richie Cunningham

With a copy to:	Gracin & Marlow, LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174

Attention: Leslie Marlow, Esq.

If to SANOFI:	Sanofi US
640 Memorial Drive
Cambridge, MA 02139
Attn: Strategy & Innovation Group

With a copy to:	Sanofi US Services Inc.
55 Corporate Drive
Bridgewater, NJ 08807
Attn: Vice President & General Counsel,
US R&D Division

Facsimile: 908-981-7831

And:	As set forth in the Work Order or Purchase Order

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

C.         Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement which the Parties are unable to amicably settle themselves shall first be submitted to the ESC for resolution. The ESC shall have thirty (30) days to attempt to resolve the dispute and will set forth any resolution in writing. Should the ESC fail to resolve the dispute within that period of time, it shall be finally settled by arbitration by the American Arbitration Association, under the US Arbitration Rules then in effect by three (3) arbitrators appointed in accordance with the aforementioned rules. The arbitration shall take place in New York or in such other venue as the Parties may mutually agree.

D.         No Conflict. In the event there is a conflict between the terms and conditions of this Agreement and any Work Order or Purchase Order or other document attached hereto or thereto, the terms and conditions contained in this Agreement shall prevail, except in the case of Exhibit B, in which case Exhibit B shall control in the event of a conflict. No terms of any subsequent Invoice or Purchase Order will add to, modify or supercede the terms of this Agreement.

E.         Force Majeure. Neither Party will be responsible for any failure or delay in performance of this Agreement if the failure or delay is due to an event beyond the reasonable control and without the fault or negligence of the Party seeking to excuse performance, including without limitation, acts of God, acts of terrorism, war, labor disputes and strikes, fire, flood, riot, and unforeseen delays in third-party provided transportation or communications (a "Force Majeure Event"). Any Party seeking to excuse or delay performance due to a Force Majeure Event under this Section 10.E. will provide detailed written notice to the other Party of the nature and anticipated duration of the delay. A Party claiming the benefit of a Force Majeure Event shall use reasonable efforts to avoid or overcome the causes affecting performance and diligently fulfill all outstanding obligations within sixty (60) days. In the event that any such Force Majeure Event continues for in excess of sixty (60) days, either Party shall have the right to terminate this Agreement upon thirty (30) days’ advance notice to the other Party, provided that, if the Force Majeure Event ceases within such thirty (30) day notice period, this Agreement shall remain in full force and effect upon prior written notice to the other Party.

F.         Section Headings. The Section headings of this Agreement are for the convenience of the Parties only and in no way alter, modify, amend, limit, or restrict the contractual obligations of the Parties.

G.         Audit Rights. During the Term and for three (3) years thereafter, SANOFI or its designated representative and any governmental agent which regulates SANOFI may, during business hours and upon reasonable advance notice to VENDOR once every six (6) months at mutually agreed to times (i) inspect and audit all books, data, records and work products of VENDOR that relate solely to the Services; (ii) confer with Personnel for the purpose of determining VENDOR's compliance with the terms of this Agreement; and (iii) audit VENDOR's supporting documentation for expenses and charges for which VENDOR has received reimbursement from SANOFI. VENDOR will retain all applicable books and records for three (3) years following the Termination Date. In addition, with respect to the covenants set forth in Sections 2.C, D., and E of this Agreement, SANOFI or its designated representative shall have the right to audit VENDOR’s compliance with such covenants during normal business hours and upon reasonable notice to VENDOR.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

H.         Severability; Waiver. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement. Waiver by either Party or the failure by either Party to claim a breach of any provision of this Agreement shall not be deemed to constitute a waiver or estoppel with respect to any subsequent breach of any provision hereof.

I.         Entire Agreement; Amendment. This Agreement, the Work Orders or Purchase Orders and any schedules and exhibits attached hereto and thereto, constitute the entire understanding and agreement between the Parties with respect to the subject matter covered herein and supercedes any and all prior agreements, understandings, covenants, promises, warranties and representations, oral or written, express or implied, between the Parties that relates to the subject matter hereof. This Agreement and any Work Order may not be amended or supplemented in any way except in writing, dated and signed by authorized representatives of both Parties.

J.         Change of Control. VENDOR may not assign or transfer this Agreement, by operation of law or otherwise, or any part hereof without the express written consent of SANOFI, which may be withheld in its sole and absolute discretion. SANOFI may assign or transfer its rights and obligations under this Agreement to any of its Affiliates without the consent of VENDOR.   For purposes of clarification, this Agreement may not be assigned or transferred by VENDOR pursuant to a change of control transaction (“Change of Control”), including, without limitation the sale of all or substantially all of its assets or business to which this Agreement relates, sale or transfer of beneficial ownership or voting rights of any of the stock of VENDOR, or pledge or hypothecation of the shares of VENDOR, as well as a reorganization, merger, acquisition, or consolidation of VENDOR with another entity.  This Agreement, however, may be assigned or transferred by SANOFI in connection with a Change of Control transaction.  Any and all assignments not made in accordance with this Section will be void.

K.         Subcontractors. VENDOR shall obtain SANOFI's prior written consent before using any subcontractors to perform Services under a Work Order or Purchase Order other than to an Affiliate. If written consent to use subcontractors is given by SANOFI, VENDOR shall be responsible for ensuring that each subcontractor executes an agreement with VENDOR, which agreement shall contain terms and conditions that are consistent with and at least as restrictive as those contained in this Agreement. Notwithstanding the foregoing, VENDOR shall at all times be liable for the performance of any subcontractor(s).

L.         Compliance with SANOFI Policies. VENDOR agrees to use commercially reasonable efforts to comply with all SANOFI policies applicable to the Services which have been provided by SANOFI to VENDOR in writing.

M.        Governing Law. This Agreement and all claims relating to or arising out of this Agreement, or the breach thereof, whether based in contract, tort or otherwise, shall be governed and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws, rules or principles.

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

N.         Remedies Cumulative. No right or remedy in this Agreement conferred upon or reserved to a Party to this Agreement is intended to be exclusive of any other right or remedy. Remedies provided for in this Agreement shall be cumulative and in addition to, and not in lieu of, any other remedies available to either Party at law, in equity or otherwise.

O.        Binding Effect. This Agreement shall be binding upon and inure to the benefit of each Party and their respective Affiliates, successors, legal representatives and permitted assigns.

P.         Survival. All provisions of this Agreement which may reasonably be interpreted or construed as surviving termination shall survive, including without limitation Sections 3.F., 3.G., 3.J., 4.C (iv), 5, 6, 8 and 10 and any aspect of Exhibit B to the extent reasonably required to preserve SANOFI’s rights thereunder, including with respect to the return to SANOFI of SANOFI’s Library of Compounds and Related Data (each as defined therein).

[Signature page follows.]

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective duly authorized representatives as of the Effective Date.

SANOFI: By: ___________________________ Name: _________________________ Title: __________________________	VENDOR: By: ____________________________ Name: __________________________ Title: ___________________________

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.  A complete copy of this document has been filed separately with the Securities and Exchange Commission.

EXHIBIT A

SERVICES

[*****]

EXHIBIT B

LIBRARY OF COMPOUNDS SERVICES

Additional Terms Specific to Library of Compounds Services

DEFINED TERMS

A.	“Hit Discovery Services Agreements” means the (i) Hit Discovery Services Agreement – Combichem dated _________, 2016, and (ii) Hit Discovery Services Agreement – SASC1 dated _________, 2016 between the Parties.

B.	“Master Services Agreement” means the Master Services Agreement dated _________, 2016 between the Parties.

C.	“Related Data” means any information relating to: (i) SANOFI’s Library of Compounds provided by or on behalf of SANOFI or its Affiliates to VENDOR, including, but not limited to compound barcoding information and compound weights, (ii) any other associated information provided by SANOFI or its Affiliates to VENDOR (or available to VENDOR at the Tucson Site), and (iii) other information generated under the Master Services Agreement or applicable Work Order (including, but not limited to inventory tracking, ordering, and shipping tracking information). For clarity, SANOFI has no obligation to share any compound structures with VENDOR except as otherwise specified in the Hit Discovery Services Agreements, but if any such structures are disclosed, they shall constitute Related Data.

D.	“SANOFI’s Library of Compounds” means those compounds set forth on Annex 1 attached hereto and incorporated herein. SANOFI’s Library of Compounds is composed of the following five (5) libraries: (i) Combichem, (ii) Tucson Core Collection, (iii) Phenotypic (MOA) Collection, (iv)10kFragment Collection and (v) SASC1.

E.	“Transitional Services Agreement” means that agreement dated _________, 2016 between the Parties. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to such terms in the Master Services Agreement.

2.	CUSTODIAL RELATIONSHIP

A.	Property of SANOFI. VENDOR acknowledges and agrees that SANOFI retains all right, title and interest in and to (i) the physical quantities of compounds contained in SANOFI’s Library of Compounds; (ii) any and all Related Data and intellectual property rights in or with respect to SANOFI’s Library of Compounds and Related Data, and (iii) all SANOFI research and development equipment assets (“SANOFI R&D Equipment Assets”) set forth on Annex 2 attached hereto and incorporated herein. VENDOR further acknowledges and agrees that SANOFI’s ownership and all rights held by SANOFI as specified above shall not be affected by VENDOR’s performance of the Services or any other activities with respect to SANOFI’s Library of Compounds.

B.	New Compounds. VENDOR agrees that nothing generated under this Exhibit B with respect to any compound(s) in SANOFI’s Library of Compounds shall be considered VENDOR Property (as defined in Section 6.A of the Master Services Agreement) unless otherwise agreed between the Parties pursuant to the Hit Discovery Services Agreements.

C.	Custodial Relationship. VENDOR shall have full custodial responsibility for SANOFI’s Library of Compounds, Related Data, and SANOFI R&D Equipment Assets unless otherwise terminated under Section 5 of this Exhibit B.

D.	No Encumbrances/Cooperation By VENDOR. VENDOR shall not impose or permit to be imposed upon SANOFI’s Library of Compounds or SANOFI R&D Equipment Assets any security interests, mortgages, liens, restrictions or encumbrances. VENDOR agrees to cooperate with SANOFI in executing any such documents that SANOFI might require to place all third parties on notice that SANOFI’s Library of Compounds, Related Data, and SANOFI R&D Equipment Assets are the property of SANOFI.

3.	VENDOR’S RESPONSIBILITIES

A.	Services. VENDOR shall perform the Services related to SANOFI’s Library of Compounds described in Exhibit A to the Master Services Agreement using the SANOFI R&D Equipment Assets and VENDOR’s equipment, data management and IT infrastructure, including the applicable Transferred Assets as defined in the Asset Purchase Agreement. VENDOR shall be fully responsible for any and all costs, including equipment maintenance, repair and replacement, with respect to SANOFI’s Library of Compounds and Related Data which is entrusted to VENDOR at all times unless and until returned to SANOFI as set forth in Section 5. VENDOR’s responsibility for equipment maintenance and repair also includes responsibility for SANOFI R&D Equipment Assets. To the extent that any SANOFI R&D Equipment Assets are unable to be repaired and are subsequently replaced with new equipment purchased by VENDOR, such replacement equipment shall be the property of VENDOR. VENDOR shall promptly notify the Library Operations Committee in the event that any SANOFI R&D Equipment Assets cannot be repaired and are subsequently being removed from service.

B.	Transition of Services. Services or information technology (“IT”) systems necessary for the successful transition of SANOFI’s Library of Compounds from SANOFI to VENDOR are addressed in the Transitional Services Agreement. In addition, during such transition period the Parties shall cooperate in good faith to ensure that such IT tools (e.g. chem lab notebook) and infrastructure (e.g. server(s)) are made available or developed to support such transition of SANOFI’s Library of Compounds hereunder.

2

C.	Degree of Care. VENDOR shall be responsible for maintaining the custody of SANOFI’s Library of Compounds, all Related Data and SANOFI R&D Equipment Assets with the same degree of care that VENDOR would use to protect its own similar property and in no event less than a reasonable degree of care.

D.	Confidentiality. VENDOR is responsible for maintaining the confidentiality and trade secret status of, and enforcing the restricted use obligations with respect to, any and all Related Data as Confidential Information in accordance with Section 5 of the Master Services Agreement and shall appropriately mark as confidential all Related Data.

E.	Physical Access, Security, and Separation. VENDOR shall limit and restrict access to SANOFI’s Library of Compounds and Related Data to VENDOR’s employees, Affiliates and contractors who have a need for such access to perform the Services. SANOFI’s Library of Compounds and Related Data shall be contained within a physical area with limited and restricted access to only such VENDOR’s employees, Affiliates and contractors. Furthermore, VENDOR shall (i) keep Related Data separate (via a dedicated database and/or server) from any other data of VENDOR, its Affiliates, or any third party and maintain identification (unique barcode not used for any other third party and a valid link between the barcode ID and the SANOFI compound ID contained within the Mosaic Database (as defined in Section 3.J. below)) on SANOFI’s Library of Compounds and Related Data that designates it as the property of SANOFI; (ii) keep electronic records detailing the compound inventory contained in SANOFI’s Library of Compounds at any given time; (iii) keep SANOFI’s Library of Compounds and Related Data in a suitable place for storage, safe from loss or damage, including but not limited to damage from fire or temperature and humidity fluctuations; (iv) store SANOFI’s Library of Compounds and Related Data in compliance with current SOPs (as such term is defined in Section 3.L. below) and ensure continuous temperature monitoring of SANOFI’s Library of Compounds; and (v) allow SANOFI and its representatives access to inspect those areas of the Tucson Site where SANOFI’s Library of Compounds, Related Data and SANOFI R&D Equipment Assets are located and VENDOR’s books and records at any time during reasonable business hours with sufficient advance notice solely to ensure that VENDOR is complying with the terms of this Section 3.E. and cooperating and assisting with any such activity. VENDOR shall conduct its activities under this Section 3.E. using the same degree of care that VENDOR would use to protect its own compound libraries and compound libraries of third parties, and corresponding related data for such libraries, and in no event less than a reasonable degree of care. Obligations of VENDOR set forth in this Section will not be expected to exceed or otherwise be materially different from the conditions or procedures in place at the Tucson Site as of the Effective Date.

F.	Access/Reporting Requirements. The audit and other related rights set forth in Section 10.G. of the Master Services Agreement cover the Services described in this Exhibit B and include a right of access to all applicable (i) records generated by the quality management system, (ii) internal audit reports, (iii) equipment validation and maintenance logs, and (iv) any and all other books and records relating to SANOFI’s Library of Compounds and Related Data, in each case affecting or otherwise relating to the Services.

G.	New Compounds/Storage Forms. Upon advance agreement of VENDOR, such agreement not to be unreasonably withheld, SANOFI may add one (1) or more compounds to SANOFI’s Library of Compounds and associated Related Data at any time throughout the Term upon two (2) weeks’ prior written notice to VENDOR. If SANOFI desires to add such compounds and Related Data on less than two (2) weeks’ advance notice, VENDOR shall act in good faith to accommodate SANOFI’s request. As of the Effective Date, compounds contained within SANOFI’s Library of Compounds fall into three (3) storage forms as follows: (i) solid form, (ii) liquid form (2D barcoded storage tubes), and (iii) plates (e.g. custom plates, EC50 plates, and combination plates). Immediately upon such addition, the Parties hereby agree to replace Annex 1 with an updated version of such Annex containing the additional compounds.

3

H.	Restrictions and Exclusion of Warranties. For the avoidance of doubt, and without limiting in any way the generality of the provisions of this Exhibit B, no compound or any part of any compound contained in SANOFI’s Library of Compounds shall be administered to humans or animals. Compounds contained within or added to SANOFI’s Library of Compounds and any and all Related Data are provided to VENDOR “AS IS” with no warranties, express or implied, including any warranty of merchantability, noninfringement, and fitness for a particular purpose.

I.	Intellectual Property/Transfer Restrictions. VENDOR shall not attempt to access or determine the chemical structure(s) of any compound contained in SANOFI’s Library of Compounds or make any chemical or biological modifications or derivatives of any compound in SANOFI’s Library of Compounds, without SANOFI’s prior written permission or as agreed under the Hit Discovery Services Agreements. VENDOR shall not, and shall ensure that no other person or entity to which VENDOR provides access to any compound in SANOFI’s Library of Compounds or any Related Data does not sell, transfer or send any such compounds or any Related Data to any third party or to any facility other than the Tucson Site (i) without the prior written permission of SANOFI, (ii) unless agreed under the Hit Discovery Services Agreements, or (iii) unless specified in an applicable Work Order.

J.	IT Database/Security/Firewall/Audits. As of the Effective Date, SANOFI’s Library of Compounds is managed using Titian’s Mosaic database (“Mosaic Database”). VENDOR shall be responsible for entering into a service agreement with Titian (Mosaic Database vendor), for services including, but not limited to, online support, onsite maintenance and software updates/upgrades. In order to maintain the appropriate level of Services, VENDOR shall not switch to a different sample management database or implement a software upgrade without obtaining SANOFI’s advance written approval, such approval not to be unreasonably withheld. VENDOR is responsible for updating and creating data backups of Related Data in real-time and for maintaining the integrity and security of all Related Data. VENDOR shall maintain all Related Data on a server dedicated to SANOFI’s Library of Compounds. In addition, at all times, VENDOR shall ensure that sufficient electronic firewalls are in place to segregate Related Data from all other VENDOR data or other information owned by VENDOR or its Affiliates or any third party data or other information relating to any other compounds (not contained within SANOFI’s Library of Compounds) or any other matter. VENDOR shall also ensure that Related Data can only be accessed and used locally at the Tucson Site, by Tucson-based employees only, including by secure remote access. On a regular basis, but in no event less frequently than on an annual basis, VENDOR shall conduct backup testing to validate the integrity of database and data restoration processes.

K.	Library Operations Committee. Within ten (10) days after the Effective Date, the Parties shall assemble a cross-functional library operations committee (“Library Operations Committee”) consisting of two (2) employees from each Party. Such representatives may be changed from time to time in the sole discretion of the Party seeking to make such replacement upon advance written notice to the other Party. Each member of the Library Operations Committee shall have experience with all operational aspects of managing a compound library for pharmaceutical research purposes. The Library Operations Committee shall review and approve a complete set of standard operating procedures (“SOPs) and prepare a Transition and Removal Plan (as such term is defined in Section 4.C. below). In addition, the Library Operations Committee shall develop a charter to include the team’s scope of responsibility, frequency of meetings, governance, and dispute resolution.

4

L.	Standard Operating Procedures. VENDOR shall implement SOPs covering all aspects of storage, maintenance and management of SANOFI’s Library of Compounds and Related Data, including performing the obligations under this Exhibit B and any Work Order, including, but not limited to, inventory, compound acceptance and storage, plate replication, quality control processing, analytical methods and validation, maintenance and support operations, backup systems for Related Data, access control governance, audits, and control of records. VENDOR shall implement the SOPs within ninety (90) days after the Effective Date. VENDOR shall be responsible for drafting all SOPs and the Library Operations Committee shall review and unanimously approve all SOPs prior to implementation and use by VENDOR. The approval of such SOPs shall not be unreasonably withheld by SANOFI’s representatives on the Library Operations Committee.

Between the Effective Date and the date of approval by the Library Operations Committee of the new SOPs described immediately above, SANOFI’s Library of Compounds and Related Data shall be stored, maintained and managed by VENDOR in accordance with SANOFI’s SOPs, the list of which is attached hereto as Annex 3 (“SOPs Supplied by SANOFI Covering SANOFI’s Library of Compounds”) to this Exhibit B. VENDOR hereby acknowledges that it has received full copies of all SOPs Supplied by SANOFI Covering SANOFI’s Library of Compounds listed on Annex 3 which are currently in effect at the Tucson Site and used for the management of SANOFI’s Library of Compounds. Should for any reason whatsoever the Parties fail to agree on the terms and conditions of any new SOP within the above referenced ninety (90) day period following the Effective Date, the corresponding SOP Supplied by SANOFI Covering SANOFI’s Library of Compounds listed in Annex 3 shall continue to apply to the applicable subject matter, until such time that the new SOP is approved for use by the Library Operations Committee. Within sixty (60) days after the Effective Date, SANOFI shall provide protocols for each chemical sublibrary contained within the Combichem library.

Throughout the Term with respect to the Services relating to SANOFI’s Library of Compounds, each of the Parties will be entitled to request from time to time the modification of any of the then applicable SOPs. In such case, such Party will provide the other Party notice of such potential change and consider the other Party’s input, if any, in good faith. No change to any of the applicable SOPs shall be implemented by either Party without obtaining approval from the Library Operations Committee and the current SOP shall continue to control such activities until such time that the revised SOP is so approved.

M.	Personnel. Subject to Section 1.B. of the Master Services Agreement, at all times throughout the Term, VENDOR shall maintain a level of Personnel expertise for all Services relating to SANOFI’s Library of Compounds comparable to the level of such expertise existing as of the Effective Date.

N.	Compliance. VENDOR shall comply with all regulations, laws and quality standards (e.g. ISO-9001/2) applicable to the access, management, maintenance, and use of chemical compound libraries for pharmaceutical research purposes, and associated data at the Tucson Site.

5

4.	DEFAULT AND REMEDIES

A.	Event Of Default. In addition to the termination and remedies provisions set forth in Section 4 the Master Services Agreement regarding termination, Vendor shall be in default upon the occurrence of any of the following: (i) any material breach by VENDOR of any of the provisions of this Exhibit B; (ii) the commencement by VENDOR of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or of any other case or proceeding to be adjudicated a bankrupt or insolvent; (iii) the entry by a court of any decree or order for relief in respect of the VENDOR in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or a decree or order adjudging VENDOR a bankrupt or insolvent; (iv) the entry of an order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of the VENDOR or of any substantial part of its property, or ordering the winding up or liquidation of its affairs; (v) the entry of any judgment in an amount greater than fifty thousand dollars ($50,000) against VENDOR that remains unpaid after thirty (30) days; (vi) the making by the VENDOR of an assignment for the benefit of creditors; (vii) the failure of VENDOR to pay its debts as they become due in the ordinary course; and (viii) any other breach that could impair VENDOR’s obligations under Section 3.L of this Exhibit B (each an “Event of Default”).

B.	Remedies Upon Event of Default/Removal of SANOFI’s Library of Compounds and Related Data. Upon an Event of Default, without limiting any other rights or remedies that may be available to SANOFI (whether under the Master Services Agreement, this Exhibit B, as a matter of law or otherwise), SANOFI, shall have the option, in its sole discretion, to remove any or all of the compounds included in SANOFI’s Library of Compounds, Related Data, and SANOFI R&D Equipment Assets for which VENDOR acts as custodian and transfer any or all such material and equipment to a site and electronic system of its choice (the “Property Transfer”). If SANOFI elects the Property Transfer, VENDOR shall provide all necessary cooperation and assistance to SANOFI to effectuate such removal in accordance with the Transition and Removal Plan (as defined in Section 4.C) on a timely basis and SANOFI will reimburse VENDOR for all reasonable documented external, out-of-pocket and personnel costs (including reasonable overhead) with no mark-up.

C.	Transition and Removal Plan. To effectuate Section 4.B and 5.A., the Parties agree that as soon as practicable after the Effective Date (and in no event later than three (3) months after the Effective Date), the Library Operations Committee will jointly prepare in good faith a plan for the orderly transition of the compounds included in SANOFI’s Library of Compounds and Related Data, and SANOFI R&D Equipment Assets to SANOFI or its designee (the “Transition and Removal Plan”).

D.	Irreparable Harm/Attorneys’ Fees. The Parties acknowledge that SANOFI will suffer irreparable harm upon an Event of Default. As a result, VENDOR agrees that SANOFI shall be entitled, in addition to any other right and remedy it may have, at law or equity, upon an Event of Default, to a temporary restraining order and/or injunction, without the posting of a bond or other security, or with the posting of a minimal bond or security where required by applicable law, enjoining or restraining VENDOR from any violation of Section 4.C and VENDOR hereby consents to the issuance of such injunction. If SANOFI institutes any such action against VENDOR, to enforce any terms or provisions of Section 4.C, then the party that prevails in such action shall be entitled to receive from the opposing party (or parties) in the action the prevailing party’s reasonable attorneys’ fees incurred in such action and all costs and expenses incurred in connection therewith in accordance with this Section 4.D.

6

5.	MISCELLANEOUS

A.	Tucson Site Closure/Change of Control/Termination of the Master Services Agreement/Breach.

Without prejudice to any other provision of the Master Services Agreement, and to any right of SANOFI’s under any such provision, in the event (i) VENDOR has initiated a process for the closing down of the Tucson Site, (ii) VENDOR attempts to transfer its interest in the Tucson site to a non-Affiliate third party, (iii) VENDOR or any of its Affiliates, enters into any agreement or series of agreements the effect of which (at the closing of the transaction) would result in the party to the Master Services Agreement becoming an entity that is not an Affiliate of VENDOR, (iv) early termination of the Master Services Agreement with respect to the Services relating to SANOFI’s Library of Compounds, (v) any material breach by VENDOR of any provisions of this Exhibit B, (vi) VENDOR terminates the Master Services Agreement during the Term Extension for convenience, (vii) SANOFI’s decision to not extend the Term in accordance with Section 4.A. of the Master Services Agreement, or (viii) Term expiration, SANOFI may initiate the Property Transfer immediately upon written notice to VENDOR. In such event, VENDOR shall provide all necessary cooperation and assistance to SANOFI to effectuate such removal in accordance with the Transition and Removal Plan on a timely basis and to transfer such compounds and Related Data to a site and electronic system selected by SANOFI. Responsibility for costs associated with Property Transfer will be apportioned as follows:

Events (i) through (vi): VENDOR shall be solely responsible for all costs associated with the Property Transfer, including reimbursing SANOFI for all reasonable documented out-of-pocket and personnel costs (including reasonable overhead) with no mark-up. Notwithstanding the foregoing, all costs associated with such Property Transfer is capped at three million dollars ($3,000,000).

Events (vii) and (viii): SANOFI shall be solely responsible for all costs associated costs associated with the Property Transfer, including reimbursing VENDOR for all reasonable documented out-of-pocket and personnel costs (including reasonable overhead) with no mark-up.

B.	Transfer of Title to SANOFI R&D Equipment Assets by SANOFI to VENDOR. Solely in the event of (i) Term expiration, or (ii) Term Extension, SANOFI shall transfer all right, title and interest in SANOFI R&D Equipment Assets to VENDOR. For purposes of clarity, in the event that the Master Services Agreement remains effective for the entire five (5) year initial Term, or SANOFI invokes its right to a Term Extension pursuant to Section 4.A. of the Master Services Agreement, SANOFI shall transfer all right, title and interest in SANOFI R&D Equipment Assets from SANOFI to VENDOR at no cost to VENDOR.

7

Annex 1

[*****]

Annex 2

SANOFI R&D Equipment Assets

[*****]

Annex 3

[*****]

EXHIBIT C

KPI SCORECARD

Service KPI Scorecard

Service Package #	KPI	KPI Target	Q1 2017	Q2 2017
S4: Assay Transfer Type A: standard (e.g. homogenous cell-free assay)	Max time for assay development	3 months	100%	100%

_____________________________________________________________________________________________

Meets or Exceeds                                                              Below Expectations

EXHIBIT D

FORM OF

COMPLIANCE CERTIFICATE

Date: _________, 20__

This certificate is given by ICAGEN-T, INC., a Delaware corporation (the “Company”), pursuant to Section 3.C of that certain Master Services Agreement dated as of June [__], 2016 between the Company and Sanofi US Services Inc., as such agreement may have been amended, restated, supplemented or otherwise modified from time to time (the “Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.

The undersigned is executing this certificate as the Chief Financial Officer of the Company and, as such, is duly authorized to execute and deliver this certificate on behalf of the Company. By executing this certificate, the undersigned hereby certifies that:

(a)	the financial statements delivered with this certificate in accordance with Section 3.C of the Agreement fairly present in all material respects the results of operations and financial condition of the Company as of the dates of such financial statements;

(b)	he has reviewed the terms of the Agreement and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and conditions of the Company during the accounting period covered by such financial statements;

(c)	such review has not disclosed the existence during or at the end of such accounting period, and he has no knowledge of the existence as of the date hereof, of any condition or event that constitutes an event of default under the Agreement or any exhibit thereto, except as set forth in Exhibit A hereto which includes a description of the nature and period of existence of such default and what action the Company has taken, is undertaking and proposes to take with respect thereto;

(d)	the Company is in compliance with the covenants contained in Section 2.B, 2.C, and 2.D of the Agreement;

(e)	the Company is in compliance with the maintenance covenants in Section 2.E of the Agreement, as indicated below and as demonstrated on the attached worksheets, except as set forth or described in Exhibit A;

(i) Minimum Cash Balance is $ _____.

(ii) Current Ratio is _____:1.00.

(iii) Minimum Net Worth is $_________.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its Chief Financial Officer this [__] day of [___________], 20[___].

ICAGEN-T, INC.

By:
Name:
Its:	Chief Financial Officer

Exhibit A

Events of Default

[Insert]

Maintenance Covenant Calculation Worksheet

to

Compliance Certificate

dated ______________, 20__

[Insert]

Exhibit B

When recorded, return to:

Icagen, Inc.

4222 Emperor Boulevard, Suite 350

Durham, North Carolina 27703

Attn: Richie Cunningham, President

SPECIAL WARRANTY DEED
WITH REVERTER

For Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sanofi US Services Inc., a Delaware corporation formerly known as and who took title as sanofi-aventis U.S. Inc. ("Grantor"), hereby grants, sells and conveys to Icagen-T, Inc., a Delaware corporation ("Grantee"), that real property located in Pima County, Arizona, and legally described in Exhibit "A" attached hereto and incorporated herein by this reference, together with all rights, interests, privileges and easements appurtenant thereto and any and all buildings and improvements located thereon ("Property").

SUBJECT TO: current real estate taxes, assessments and any other liens arising therefrom, all reservations in patents, deed restrictions, if any, all easements, rights-of-way, covenants, conditions, restrictions, encroachments, liens, encumbrances, obligations and liabilities as may appear of record, and any and all other matters that can be determined by a visual inspection or a complete and accurate survey of the Property.

Grantor hereby warrants title to the Property and binds itself and its successors to warrant and defend the title, as against all acts of the Grantor herein and no other. No other warranties, express or implied, are given by Grantor by reason of this conveyance.

FURTHER SUBJECT TO the following conditions and restrictions:

1.            Reverter. Subject to the provisions of Section 2 below, title to all the Property shall revert to Grantor or the then assignee of Grantor's rights hereunder upon the first to occur of the following (each, a "Reversion Triggering Event"):

(a)           any effort by Grantee to sell the Property to a third party during the five (5) year period after this Special Warranty Deed with Reverter is recorded (for purposes of this Section 1(a), "effort by Grantee to sell the Property" shall mean Grantee entering into a legally binding listing agreement, purchase agreement or option agreement with a third party with respect to the Property); or

(b)           any lease by Grantee of any portion of the improvements on the Property in excess of the necessary space required by Grantee to perform certain services under that certain Master Services Agreement dated __________ ___, 2016 by and between Grantor and Grantee (the "MSA"). A Reversion Triggering Event will not be deemed to have occurred under this Section 1(b) unless (i) a default has occurred under the MSA for failure by Grantee to provide services required under the MSA on account of a failure of Grantee to have adequate space in the unleased portions of the improvements on the Property and such default is continuing beyond any applicable notice and/or cure period, or (ii) a default has occurred under Section 4.2(c) of that certain Asset Purchase Agreement dated June 27, 2016 by and between Grantor and Grantee (the "APA") such that leased space in the improvements are not separately demised and secured from the space in which Grantee performs the services under the MSA.

2.           Procedure Upon Reversion Triggering Event. At Grantor's sole election, which shall be waived if not made in writing within 180 days following the occurrence of a Reversion Triggering Event, upon the occurrence of a Reversion Triggering Event, Grantor may send a written notice of violation (the "Violation Notice") to Grantee. If Grantee disagrees with the Violation Notice, then, within thirty (30) days after receipt of the Violation Notice, Grantee shall submit to Grantor or the then assignee of Grantor's rights hereunder a written notice of disagreement, in which event the governing law and dispute resolution provisions in Section 12.11 of the APA shall apply. If Grantee does not submit a written objection within the time set forth above, or upon resolution of the dispute in favor of Grantor or the then assignee of Grantor's rights hereunder, then Grantor or the then assignee of Grantor's rights hereunder may record a notice of exercise of reverter or other document as may be deemed necessary by Grantor or the then assignee of Grantor's rights hereunder. Upon the recording of such instrument, title to the Property shall vest in Grantor or the then assignee of Grantor's rights hereunder subject to all matters then of record and any and all other matters that can be determined by a visual inspection or a complete and accurate survey of the Property, except that within thirty (30) days after Grantee has received written notice of such recordation, Grantee shall satisfy and take commercially reasonably efforts to cause the release and reconveyance of any encumbrances securing loans or evidencing liens or security interests created by Grantee (but excluding the Deed of Trust and Assignment of Rents executed by Grantee for the benefit of Grantor and recorded simultaneously herewith). All notices required hereunder shall be delivered in the manner set forth in Section 12.3 of the APA. Grantee shall execute any document reasonably required to give effect to this provision.

3.           Covenants Running with Land. The foregoing conditions and restrictions shall be deemed covenants running with the land and binding upon Grantee and its successors and assigns.

4.           Reverter Period. The reversion right herein shall automatically expire and be of no further force and effect without the need of any further documentation upon the date that is five (5) years after the date this Special Warranty Deed With Reverter is recorded with the County Recorder of Pima County, Arizona. In addition, Grantee shall have the right to pay Grantor the sum of Five Million and no/xx Dollars ($5,000,000) and, upon delivery of such payment in immediately available funds, all reversion rights under this Special Warranty Deed with Reverter shall expire and the Property shall become wholly clear of the reversion right and Grantor agrees to execute, acknowledge and deliver a recordable instrument confirming the expiration of the reversion right in due form, at Grantee's cost, within fifteen (15) days after such payment is made to Grantor. For the avoidance of doubt, the payment by Grantee to Grantor of the sum of Five Million and no/xx Dollars ($5,000,000) to terminate all reversion rights under this Special Warranty Deed with Reverter shall be deemed to have been made if and when Grantee shall make the payment to terminate that certain Deed of Trust of even date herewith.

2

5.           Successors and Assigns. Any assignee of Grantee's rights hereunder is hereby given notice of the terms hereof. By accepting any transfer of Grantee's rights hereunder, such assignee agrees to be bound by the terms of this Special Warranty Deed With Reverter as if executed and delivered by such assignee.

6.           Miscellaneous. Any provision or provisions of this Special Warranty Deed With Reverter which shall be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all of the remaining provisions hereof shall nevertheless remain in full force and effect, and such invalid, void or illegal provision shall be deemed to be severed from the terms of this Special Warranty Deed With Reverter.

[signature page follows]

3

DATED as of this _____ day of __________, 2016.

"GRANTOR"

Sanofi US Services Inc., a Delaware corporation formerly known as and who took title as sanofi-aventis U.S. Inc.

By:
Name:
Its:

STATE OF NEW JERSEY	)
) ss.
COUNTY OF SOMERSET	)

On this _____ day of __________, 2016, before me, the undersigned officer, personally appeared _____________________________________________________ who acknowledged him/herself to be the ________________________________________ of Sanofi US Services Inc., a Delaware corporation formerly known as and who took title as sanofi-aventis U.S. Inc., and s/he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of that entity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

NOTARY SEAL:	Notary Public of New Jersey

4

EXHIBIT A

LEGAL DESCRIPTION

LOTS 9 AND 10 OF RANCHO VISTOSO NEIGHBORHOOD 3, ACCORDING TO THE PLAT OF RECORD IN THE OFFICE OF THE COUNTY RECORDER OF PIMA COUNTY, ARIZONA, RECORDED IN BOOK 56 OF MAPS, PAGE 65 AND MINOR PLAT CHANGE RECORDED AS DOCKET 13222, PAGE 196.

5

Exhibit C

When recorded, return to:

GAMMAGE & BURNHAM, PLC

Two North Central Avenue

15th Floor

Phoenix, Arizona 85004

DEED OF TRUST AND ASSIGNMENT OF RENTS

TRUSTOR:	Icagen-T, Inc.

TRUSTOR'S MAILING	2090 E. Innovation Park Drive
ADDRESS:	Oro Valley, Arizona 85755

BENEFICIARY:	Sanofi US Services Inc.

BENEFICIARY'S MAILING	55 Corporate Drive
ADDRESS:	Bridgewater, New Jersey 08807
Attn: Vice President & General Counsel,
US R&D Division

TRUSTEE:	Patricia E. Nolan
Two North Central Avenue
15th Floor
Phoenix, Arizona 85004

PROPERTY in Pima County, State of Arizona, described as:

See attached Exhibit A

THIS DEED OF TRUST is made between the Trustor, Trustee and Beneficiary named above. Trustor irrevocably grants and conveys to Trustee in trust, with power of sale, the above-described Property and all buildings, improvements and fixtures located thereon or hereinafter erected thereon, together with the leases, rents, issues, profits, or income thereof (collectively, the "Property Income"); subject, however, to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such Property Income; and subject to all covenants, conditions, restrictions, rights-of-way and easements of record.

THIS DEED OF TRUST IS MADE FOR THE PURPOSE OF SECURING: (a) performance of each agreement of Trustor herein contained; (b) performance of Trustor's obligations under that certain Asset Purchase Agreement dated June 27, 2016 by and between Trustor and Beneficiary (the "APA"), as such might be amended or modified after the date hereof; and (c) performance of Trustor's obligations under that certain Master Services Agreement dated __________ ___, 2016 by and between Trustor and Beneficiary (the "Master Services Agreement"), as such might be amended or modified after the date hereof including, without limitation, Section 4.C.iii of the Master Services Agreement. Other than as set forth herein, the aggregate of all obligations secured by this Deed of Trust shall not exceed Five Million and no/xx Dollars ($5,000,000). Notwithstanding anything to the contrary contained in this Deed of Trust, the APA or the Master Services Agreement, this Deed of Trust shall automatically terminate and be of no further force and effect upon the date that is five (5) years after the date this Deed of Trust is recorded with the County Recorder of Pima County, Arizona. In addition, Trustor shall have the right to pay to Beneficiary the sum of Five Million and no/xx Dollars ($5,000,000) and, upon delivery of such payment in immediately available funds (or the expiration of the five (5) year period referred to, above), all rights under this Deed of Trust shall terminate and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be reconveyed of record by Beneficiary in due form, at Trustor's cost, and within fifteen (15) days after such payment is made to Beneficiary (or the expiration of the five (5) year period referred to, above). For the avoidance of doubt, the payment by Trustor to Beneficiary of the sum of Five Million and no/xx Dollars ($5,000,000) to terminate this Deed of Trust shall be deemed to have been made if and when the Trustor shall make the payment to terminate the reversion rights under that certain Special Warranty Deed with Reverter of even date herewith.

TO PROTECT THE SECURITY OF THIS DEED OF TRUST, TRUSTOR AGREES:

1.        To keep the Property in good condition and repair; not to remove or demolish any building thereon; to complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon and to pay when due all claims for labor performed and materials furnished therefor; to comply with all laws affecting the Property or requiring any alterations or improvements to be made thereon; not to commit or permit waste thereof; not to commit, suffer or permit any act upon the Property in violation of law; and do all other acts which from the character or use of the Property may be reasonably necessary.

2.        To provide, maintain and deliver to Beneficiary fire and casualty insurance policies satisfactory to and with loss payable to Beneficiary. The amount collected under any fire or other casualty insurance policy may be applied by Beneficiary toward payment of the obligations secured hereby; provided, however, that all such insurance proceeds shall not be applied toward such obligations but instead will be made available to Trustor for the repair and restoration of the Property if all of the following conditions are met:

(i)         Trustor shall have delivered written notice to Beneficiary of Trustor's intention to commence repairs and restoration within fifteen (15) days following the adjustment or settlement of any claim or claims under any insurance policies;

2

(ii)        No default by Trustor hereunder, under the APA or under the Master Services Agreement shall have occurred and be continuing;

(iii)       All insurance proceeds shall have been deposited with a third party escrow agent ("Escrow Agent") that is acceptable to Trustor and Beneficiary, in their reasonable discretion, and Escrow Agent will be instructed to disburse such insurance proceeds in accordance with the provisions of this Section 2;

(iv)       Within fifteen (15) days after the deposit of such insurance proceeds with Escrow Agent, Trustor shall have remitted to Escrow Agent an amount necessary (as reasonably determined by a third party architect or general contractor engaged by Trustor), if any, to pay the difference between (A) the estimated cost of restoration and repair of the damaged improvements, and (B) the amount of insurance proceeds deposited with Escrow Agent in respect of such damage and destruction;

(v)       Trustor shall have delivered to Beneficiary (A) a budget of all costs of repair and restoration of the damaged improvements, and (B) a construction contract for such repair and restoration work in form and content and with a third party contractor reasonably acceptable to Beneficiary; and

(vi)      All applicable governmental authorities shall have approved the final plans and specifications for repair and restoration of the damaged improvements.

In the event all of the foregoing conditions have been fulfilled, all proceeds so applied to the reconstruction of the damaged improvements shall be disbursed only as repairs or replacements are effected and as continuing expenses become due and payable. After completion of the repair and restoration of the damaged improvements to a condition substantially equivalent to that in effect immediately prior to the casualty event and payment in full of all of the costs of repair and restoration as evidenced by a certificate to such effect signed by Trustor and verified by Trustor's architect or general contractor, as applicable, any remaining proceeds shall be paid over by Escrow Agent to Trustor. Not in limitation of the foregoing, the lien of this Deed of Trust shall continue to encumber the repaired or replaced improvements in all respects without any new or additional title exceptions or change in lien priority.

3.        To appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee and to pay all costs and expenses of Beneficiary and Trustee, including cost of evidence of title and attorneys' fees in a reasonable sum, in any such action or proceeding in which Beneficiary or Trustee may appear or be named and in any suit brought by Beneficiary to foreclose this Deed of Trust.

4.        To pay, before delinquent, all taxes and assessments affecting the Property, and to pay, when due, all encumbrances, charges and liens, with interest, on said Property or any part thereof which appear to be prior or superior hereto; all costs, fees and expenses of this Deed of Trust including, without limiting the generality of the foregoing, the fees of Trustee for issuance of any Deed of Partial Release and Partial Reconveyance or Deed of Release and Full Reconveyance and all lawful charges, costs and expenses in the event of reinstatement of, following default in, this Deed of Trust or the obligations secured hereby.

3

If Trustor defaults under this Deed of Trust, the APA or the Master Services Agreement and such default remains uncured beyond any applicable notice and/or cure period, then Beneficiary or Trustee, without obligation to do so and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Property for such purposes: appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or superior hereto; and, in exercising any such powers, pay necessary expenses, employ counsel, and pay counsel's reasonable fees and costs.

5.        To pay promptly upon written demand from Beneficiary or Trustee all sums expended by Beneficiary or Trustee pursuant to the provisions hereof, together with interest from the date of expenditure at the highest rate as allowed under Arizona law. Any amounts so paid by Beneficiary or Trustee shall become part of the obligations secured by this Deed of Trust and a lien on the Property or shall become immediately due and payable at option of Beneficiary or Trustee. In either event, such amounts shall be in addition to the $5,000,000 aggregate of obligations secured hereby.

6.        To maintain, during the term of this Deed of Trust, in full force, at its own expense, a policy or policies of comprehensive liability insurance, including property damage, written by one or more insurance companies licensed to do business in Arizona, which shall insure both Trustor and Beneficiary against liability for injury to persons or property and for the death of any person occurring in or about the Property.

7.        To not enter into any lease for any portion of the Property (except as may be permitted pursuant to Section 4.2(c) of the APA), to not grant any mining rights with regard to any portion of the Property, to not establish any wells on the Property, and to not construct any improvements on the Property (except as expressly permitted or required in this Deed of Trust) without, in each such instance, the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, conditioned or delayed.

IT IS MUTUALLY AGREED:

8.        That any award of damages in connection with any condemnation, or any such taking, or for injury to the Property by reason of public use or for damages for private trespass or injury thereto shall be deposited with Escrow Agent and released to Trustor to repair or restore any damage caused to the Property by such condemnation or taking, subject to the same terms and conditions applicable to casualty insurance proceeds in Section 2, above. After completion of restoration of any such damage to the Property and payment in full of all of the costs of restoration, as evidenced by a certificate to such effect signed by Trustor and verified by Trustor's architect or general contractor, as applicable, any remaining condemnation award shall be paid over by Escrow Agent to Trustor.

4

9.        That time is of the essence of this Deed of Trust and that, by accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right either to require prompt payment when due of all other sums so secured or to declare default for failure so to pay.

10.      That, at any time or from time to time, and without notice, upon written request of Beneficiary, without liability therefor, without affecting the personal liability of any person for performance of the obligations secured hereby, without affecting the security hereof for the full amount secured hereby on all property remaining subject hereto and without the necessity that any sum representing the value or any portion thereof of the property affected by the Trustee's action be credited on the indebtedness, the Trustee may: (a) release and reconvey all or any part of the Property; (b) consent to the making and recording, or either, of any map or plat of the Property or any part thereof; (c) join in granting any easement thereon; and (d) join in or consent to any extension agreement or any agreement subordinating the lien, encumbrance or charge hereof.

11.      If all obligations secured by this Deed of Trust have been satisfied and performed, then and only in that event, all rights under this Deed of Trust shall terminate and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be promptly reconveyed of record by Beneficiary in due form at Trustor's cost. The Property and all right, title and interest conveyed to Trustee shall be released and conveyed, without covenant or warranty, express or implied. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto".

12.      That, as additional security, Trustor hereby gives to and confers upon Beneficiary the right, power and authority, during the continuance of this Deed of Trust, to collect the Property Income, reserving to Trustor the right, so long as no default by Trustor in the performance of any obligations secured hereby, under the APA or under the Master Services Agreement has occurred and is continuing, to collect and retain such Property Income as it becomes due and payable. Upon and during the continuance of any such default, Beneficiary may at any time, without notice, either in person, by agent or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Property or any part thereof, sue for or otherwise collect the Property Income in its own name, including that past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, upon any indebtedness secured hereby and in such order as Beneficiary may determine. The entering upon and taking possession of the Property, the collection of the Property Income and the application thereof as aforesaid, shall not cure or waive any default or notice of Trustee's sale hereunder or invalidate any act done pursuant to such notice.

13.      That, upon default by Trustor in the performance of any obligations secured hereby, under the APA or under the Master Services Agreement, Beneficiary shall deposit with Trustee this Deed of Trust and all documents evidencing expenditures secured hereby.

5

Trustee shall record and give notice of Trustee's sale and shall sell the Property at public auction, all in the manner required by applicable law. Any persons, including Trustee or Beneficiary, may purchase at such sale. Trustee shall deliver to such purchaser its deed conveying the Property so sold, but without any covenant or warranty, express or implied. Trustor requests that a copy of any notice of Trustee's sale hereunder be mailed to Trustor at its address set forth above.

After deducting all costs, fees and expenses of Trustee of exercising the power of sale conferred hereby, including cost of evidence of title in connection with the Trustee's sale and reasonable attorneys' fees (it being agreed that all such amounts shall be in addition to the $5,000,000 aggregate of obligations secured hereby), Trustee shall apply the proceeds of the Trustee's sale in the manner provided by applicable law. To the extent permitted by applicable law, an action may be maintained by Beneficiary to recover a deficiency judgment for any balance due hereunder.

In lieu of sale, pursuant to the power of sale conferred hereby, this Deed of Trust may be foreclosed in the same manner provided by law for the foreclosure of mortgages on real property. Beneficiary shall also have all other rights and remedies available to it hereunder and at law or in equity. All rights and remedies shall be cumulative.

14.      That Trustee may resign by mailing or delivering notice thereof to Beneficiary and Trustor. Beneficiary may appoint a successor Trustee in the manner prescribed by applicable law. A successor Trustee herein shall, without conveyance from the predecessor Trustee, succeed to all the predecessor's title, estate, rights, powers and duties.

15.      The term Beneficiary shall mean the owner and holder of the obligations secured hereby, whether or not named as Beneficiary herein. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and neuter, and the singular number includes the plural.

16.      That Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of a pending sale under any other deed of trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.

17.      That the trust relationship created by this Deed of Trust is limited solely to the creation and enforcement of a security interest in real property. All of Trustee's duties, whether fiduciary or otherwise, are strictly limited to those duties imposed by this instrument and A.R.S.§ 33-801 et seq. and no additional duties, burdens or responsibilities are or shall be placed on Trustee.

[balance of page intentionally left blank]

6

18.      That this Deed of Trust applies to, inures to the benefit of and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns.

Icagen-T, Inc.,
a Delaware corporation

DATED: __________ ___, 2016	By:
Name:
Its:

STATE OF ____________________	)
) ss.
COUNTY OF __________________	)

The foregoing instrument was acknowledged before me, the undersigned Notary Public, this ____ day of ______________, 2016 by _______________________, the ________________ of Icagen-T, Inc., a Delaware corporation, being authorized to do so.

Notary Public

Notary

  Seal

7

EXHIBIT A

LEGAL DESCRIPTION

LOTS 9 AND 10 OF RANCHO VISTOSO NEIGHBORHOOD 3, ACCORDING TO THE PLAT OF RECORD IN THE OFFICE OF THE COUNTY RECORDER OF PIMA COUNTY, ARIZONA, RECORDED IN BOOK 56 OF MAPS, PAGE 65 AND MINOR PLAT CHANGE RECORDED AS DOCKET 13222, PAGE 196.

8